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                                                                    EXHIBIT 10.1

                                                                  Execution Copy

                           PURCHASE AND SALE AGREEMENT

         THIS PURCHASE AND SALE AGREEMENT ("Agreement") is made as of the 21st day of August, 2000, by and between CIIF Associates II Limited Partnership, a Delaware limited partnership ("Seller"), and Royal BodyCare, Inc., a Nevada corporation, the current tenant of the Property ("Buyer"), and is joined in for the limited purposes set forth herein by Stewart Title Guaranty Company, as escrow agent ("Escrow Agent").

                                   BACKGROUND

         A. This Agreement is made with reference to the following real and personal property (collectively, the "Property"):

                  (1) All that certain real property consisting of 6.953 acres, more or less, located in Irving, Texas, as more particularly described in EXHIBIT A hereto, together with all easements, rights and privileges appurtenant thereto, and together with all right, title and interest of Seller, if any, in and to all strips or gores, if any, between the aforesaid real property and abutting properties (collectively, the "Land");

                  (2) The buildings (the "Buildings") containing approximately 119,192 square feet, together with all improvements appurtenant thereto (the Buildings and such improvements being hereinafter collectively referred to as the "Improvements," and the Land and the Improvements being hereinafter collectively referred to as the "Real Property");

                  (3) All fixtures, equipment, furniture, furnishings, appliances, supplies and other personal property of every nature and description attached or pertaining to, or otherwise used in connection with, the Real Property, if any, owned by Seller and located within the Real Property (collectively, the "Personalty"); and

                  (4) All intangible property used or useful in connection with the foregoing, including, without limitation, all contract rights, guarantees, licenses, permits and warranties.

         B. Seller is prepared to sell, transfer and convey the Property to Buyer, and Buyer is prepared to purchase and accept the same from Seller, all for the purchase price and on the other terms and conditions hereinafter set forth.



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                              TERMS AND CONDITIONS

         In consideration of Fifty Dollars ($50.00) paid by Buyer to Seller and the mutual covenants and agreements herein contained, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree:

         1. Sale and Purchase. Seller hereby agrees to sell, transfer and convey the Property to Buyer, and Buyer hereby agrees to purchase and accept the Property from Seller, in each case for the Purchase Price and on and subject to the other terms and conditions set forth in this Agreement.

         2. Purchase Price. The purchase price for the Property (the "Purchase Price") shall be Three Million Five Hundred Thousand Dollars ($3,500,000), which, subject to the terms and conditions hereinafter set forth, shall be paid to Seller by Buyer as follows:

                  2.05. Deposit. Concurrent with the execution and delivery of this Agreement by Buyer, Buyer shall deliver to Escrow Agent, in immediately available funds, to be held in escrow and delivered in accordance with this Agreement, a cash deposit in the amount of One Hundred Five Thousand Dollars ($105,000.00) (together with interest earned thereon, the "Deposit").

                  2.1. Loan Amount and Cash Amount. The Purchase Price shall be comprised of two components, the Loan Amount and the Cash Amount. The "Loan Amount" shall be Two Hundred Fifty Thousand Dollars ($250,000) and the "Cash Amount" shall be Three Million Two Hundred Fifty Thousand Dollars ($3,250,000).

                  2.2. Payment of Loan Amount. At the consummation of the transaction contemplated hereby ("the Closing"), Buyer shall pay the Loan Amount to Seller by delivering to Seller, through the Title Company acting as escrow agent, the Note and the other Loan Documents, the Stock Certificates and the Attorney Opinion Letter (as such terms are hereinafter defined). Upon Seller's receipt of such documents, Seller shall be deemed to have made a loan (the "Loan") to Buyer in the amount of the Loan Amount, Buyer shall be deemed to have received the Loan Amount, and Buyer shall be deemed to have delivered the Loan Amount to Seller as payment of the Loan Amount portion of the Purchase Price. The Loan shall have an interest rate equal to 250 basis points above the two year U.S. Treasury Bill rate in effect on the day prior to the date of Closing (as published in the Wall Street Journal). The term of the Loan shall be two years, and the Loan shall provide for equal monthly payments in an amount sufficient to pay all interest due and payable on the outstanding principal balance of the Loan plus a sufficient portion of principal to fully amortize the loan over a period of ten years.

         The Loan Documents shall be comprised of (a) the Non-Negotiable Promissory Note (the "Note") by Buyer in favor of Seller, in the amount of the Loan Amount, in the exact form attached hereto at Exhibit B; (b) the Personal Guaranty (the "Guaranty") by Clinton H. Howard, President and CEO of Buyer ("Howard"), in favor of Seller, guarantying the obligations of Buyer under the Loan, in the exact form attached hereto at Exhibit B; (c) the Pledge Agreement (the "Pledge Agreement") by Howard in favor of Seller with respect to the Collateral (as hereinafter defined), in the exact form attached hereto at Exhibit B; and (d) the Irrevocable Stock Power (the "Stock Power") by Howard, in blank, in the exact form attached hereto at Exhibit B. The




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"Collateral" shall be a sufficient number of shares of the common stock in the
Buyer held by the Howard such that on the date of Closing, the value of such Collateral, as determined using the share price published in the Wall Street Journal on the last business day immediately preceding the date of Closing, is two times the Loan Amount. The "Stock Certificates" shall be the original stock certificates constituting the Collateral, which shall be delivered to Seller at Closing. The "Attorney Opinion Letter" shall have the meaning given to it in
Section 6.3.

                  2.3. Payment of Cash Amount. At the Closing, Buyer shall deliver to Seller, through the Title Company acting as escrow agent, the Cash Amount less the Deposit (which Deposit shall be delivered to Seller by Escrow Agent at Closing), subject to adjustments and apportionments as set forth herein. The Cash Amount shall be paid at Closing by wire transfer of immediately available federal funds, transferred to the order or account of Seller or such other person as Seller may designate in writing.

         3. Representations and Warranties of Seller. Subject to all matters disclosed in any document delivered to Buyer by Seller or on any exhibit attached hereto, and subject to any information discovered by Buyer or other information disclosed to Buyer by Seller or any other person before or after the date hereof and prior to the Closing (all such matters being referred to herein as "Exception Matters"), Seller represents and warrants to Buyer as follows (which representations and warranties shall survive Closing to the extent expressly set forth in Section 16.8):

                  3.1. Authority. Seller is a limited partnership duly organized and validly existing under the laws of the State of Delaware and has all requisite power and authority to enter into this Agreement and perform its obligations hereunder. Subject to the provisions of Section 16.10, the execution and delivery of this Agreement have been duly authorized.

                  3.2. No Conflict. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereunder on the part of Seller do not and will not conflict with or result in the breach of any material terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge, or encumbrance upon any of the Property or assets of the Seller by reason of the terms of any contract, mortgage, lien, lease, agreement, indenture, instrument or judgment to which Seller is a party or which is or purports to be binding upon Seller or which otherwise affects Seller, which will not be discharged, assumed or released at Closing. No action by any federal, state or municipal or other governmental department, commission, board, bureau or instrumentality is necessary to make this Agreement a valid instrument binding upon Seller in accordance with its terms.

                  3.3. Leases. To the best of Seller's actual knowledge, there are no leases or occupancy agreements currently in effect which affect the Property other than the lease listed on EXHIBIT C hereto.

                  3.4. No Condemnation. To the best of Seller's actual knowledge, Seller has not received any written notice of any pending or contemplated condemnation, eminent domain or similar proceeding with respect to all or any portion of the Real Property.




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                  3.5. Contracts. To the best of Seller's actual knowledge,
there are no construction, management, leasing, service, equipment, supply, maintenance or concession agreements or other agreements of any type or nature to which Seller is a party in effect with respect to the Real Property except as set forth in EXHIBIT D hereto (collectively, the "Contracts"). Not later than ten (10) days after the full execution and delivery of this Agreement, Seller shall deliver a copy of each Contract to Buyer. Except as to Contracts that Buyer notifies Seller to continue, all Contracts shall be terminated by Seller as of Closing. Buyer shall give notice to Seller, not later than 25 days prior to Closing, of the Contracts which shall continue after Closing, and such Contracts, if assignable by Seller (collectively, the "Assigned Contracts"), shall be assigned to and assumed by Buyer at Closing.

                  3.6. Warranties and Permits. Not later than ten (10) days after the full execution and delivery of this Agreement, Seller shall deliver to Buyer a copy of each guaranty or warranty and each license or permit (collectively, "Warranties and Permits") in effect as of the date of Seller's execution of this Agreement which relates to the design or construction of the Improvements or the use or operation thereof or the installation, use or repair of any Personalty, and which are in Seller's actual possession.

                  3.7. Compliance. To the best of Seller's actual knowledge, Seller has not received written notice of any existing violations of any federal, state, county or municipal laws, ordinances, orders, codes, regulations or requirements affecting the Property which have not been cured.

                  3.8. Litigation. To the best of Seller's actual knowledge, there is no material action, suit or proceeding pending or threatened against or affecting the Property, or arising out of the ownership, management or operation of the Property, this Agreement or the transactions contemplated hereby.

                  3.9. FIRPTA. Seller is not a "foreign person" as defined in
Section 1445(f)(3) of the Internal Revenue Code.

         3A. Limitations Regarding Representations and Warranties. As used in this Agreement, or in any other agreement, document, certificate or instrument delivered by Seller to Buyer, the phrase "to the best of Seller's actual knowledge", "to the best of Seller's knowledge", "to Seller's knowledge" or any similar phrase shall mean the actual, not constructive or imputed, knowledge of Alfred DellaPorta and Richard Greer of AEW Capital Management, L.P., without any obligation on his part to make any independent investigation of the matters being represented and warranted, or to make any inquiry of any other persons, or to search or examine any files, records, books, correspondence and the like. Seller represents and warrants that Alfred DellaPorta and Richard Greer are the individuals at AEW Capital Management, L.P. with primary asset management responsibilities for the Property.

         Seller shall have no liability whatsoever to Buyer with respect to any Exception Matters. If Buyer obtains knowledge of any Exception Matters before the Closing, Buyer may consummate the acquisition of the Property subject thereto if Buyer determines to proceed with the purchase of the Property pursuant to Article 6; provided, however, if Buyer obtains knowledge of any Exception Matters between the date hereof and the Closing, which Exception




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Matters materially and adversely affect the value to Buyer of the transactions contemplated by this Agreement, Buyer may terminate this Agreement and receive a refund of the Deposit upon written notice within five (5) business days after Buyer learns of such Exception Matters. Upon any such termination of this Agreement, neither party shall have any further rights or obligations hereunder except as expressly provided for herein.

         Buyer agrees to inform Seller promptly in writing if it discovers that any representation or warranty of Seller is inaccurate in any material respect, or if it believes that Seller has failed to deliver to Buyer any document or material which it is obligated to deliver hereunder.

         3B. Seller's Pre-Closing Covenants.

                  3B.1 Between the date hereof and Closing, Seller shall not enter into any new maintenance, management or other contracts with respect to the Property which survive the Closing without the prior written approval of Buyer.

                  3B.2 Between the date hereof and Closing, Seller shall continue to maintain and operate the Property in a manner consistent with its general business practice and past operation and maintenance of the Property.

         4. Conditions Precedent to Buyer's Obligations. All of Buyer's obligations hereunder are expressly conditioned on the satisfaction at or before the time of Closing hereunder, or at or before such earlier time as may be expressly stated below, of each of the following conditions (any one or more of which may be waived in writing in whole or in part by Buyer, at Buyer's option):

                  4.1. Accuracy of Representations. All of the representations and warranties of Seller contained in this Agreement shall have been true and correct in all material respects when made, and shall be true and correct in all material respects on the date of Closing with the same effect as if made on and as of such date.

                  4.1.(a) Material Adverse Change. Between the date hereof and Closing, except as set forth in Article 8, there shall have been no material adverse change in the financial or physical condition of the Property, except to the extent the same is caused by Buyer.

                  4.2. Performance. Seller shall have performed, observed and complied with all material covenants, agreements and conditions required by this Agreement to be performed, observed and complied with on its part prior to or as of Closing hereunder.

                  4.3. Documents and Deliveries. All instruments and documents required on Seller's part to effectuate this Agreement and the transactions contemplated hereby shall be delivered to Buyer and shall be in form and substance consistent with the requirements herein.

                  4.4. Purchase "As Is".

                  4.4.1. BUYER ACKNOWLEDGES THAT IT HAS BEEN THE TENANT OF THE PROPERTY SINCE AUGUST 1, 1998, HAS HAD AMPLE OPPORTUNITY TO INVESTIGATE, INSPECT AND TEST THE PROPERTY IN ALL RESPECTS, HAS


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CONDUCTED ALL INVESTIGATIONS, INSPECTIONS AND TESTS OF THE PROPERTY AS IT DEEMS
ADVISABLE, IS FAMILIAR WITH THE PROPERTY IN ALL RESPECTS, AND IS SATISFIED WITH THE PROPERTY AND THE CONDITION THEREOF IN ALL RESPECTS.

         EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, IT IS UNDERSTOOD AND AGREED THAT SELLER IS NOT MAKING AND HAS NOT AT ANY TIME MADE ANY WARRANTIES OR REPRESENTATIONS OF ANY KIND OR CHARACTER, EXPRESS OR IMPLIED, WITH RESPECT TO THE PROPERTY, INCLUDING, BUT NOT LIMITED TO, ANY WARRANTIES OR REPRESENTATIONS AS TO HABITABILITY, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

         BUYER ACKNOWLEDGES AND AGREES THAT UPON CLOSING SELLER SHALL SELL AND CONVEY TO BUYER AND BUYER SHALL ACCEPT THE PROPERTY "AS IS, WHERE IS, WITH ALL FAULTS", EXCEPT TO THE EXTENT EXPRESSLY PROVIDED OTHERWISE IN THIS AGREEMENT. BUYER HAS NOT RELIED AND WILL NOT RELY ON, AND SELLER IS NOT LIABLE FOR OR BOUND BY, ANY EXPRESS OR IMPLIED WARRANTIES, GUARANTIES, STATEMENTS, REPRESENTATIONS OR INFORMATION PERTAINING TO THE PROPERTY OR RELATING THERETO (INCLUDING SPECIFICALLY, WITHOUT LIMITATION, ANY PROSPECTUS DISTRIBUTED WITH RESPECT TO THE PROPERTY) MADE OR FURNISHED BY SELLER, THE MANAGERS OF THE PROPERTY, OR ANY REAL ESTATE BROKER OR AGENT REPRESENTING OR PURPORTING TO REPRESENT SELLER, TO WHOMEVER MADE OR GIVEN, DIRECTLY OR INDIRECTLY, ORALLY OR IN WRITING, UNLESS SPECIFICALLY SET FORTH IN THIS AGREEMENT. BUYER ALSO ACKNOWLEDGES THAT THE PURCHASE PRICE REFLECTS AND TAKES INTO ACCOUNT THAT THE PROPERTY IS BEING SOLD "AS-IS."

         BUYER ACKNOWLEDGES RECEIPT OF THE ENVIRONMENTAL REPORTS LISTED ON EXHIBIT E (AND ACKNOWLEDGES THAT THE REPORTS REFERRED TO THEREIN WERE MADE AVAILABLE TO BUYER), AND REPRESENTS TO SELLER THAT BUYER, AS THE CURRENT TENANT AT THE PROPERTY, HAS CONDUCTED PRIOR TO THE DATE HEREOF SUCH INVESTIGATIONS OF THE PROPERTY, INCLUDING BUT NOT LIMITED TO, THE PHYSICAL AND ENVIRONMENTAL CONDITIONS THEREOF, AS BUYER DEEMS NECESSARY OR DESIRABLE TO SATISFY ITSELF AS TO THE CONDITION OF THE PROPERTY AND THE EXISTENCE OR NONEXISTENCE OR CURATIVE ACTION TO BE TAKEN WITH RESPECT TO ANY HAZARDOUS OR TOXIC SUBSTANCES ON OR DISCHARGED FROM THE PROPERTY, AND WILL RELY SOLELY UPON SAME AND NOT UPON ANY INFORMATION PROVIDED BY OR ON BEHALF OF SELLER OR ITS AGENTS OR EMPLOYEES WITH RESPECT THERETO, OTHER THAN SUCH REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLER AS ARE EXPRESSLY SET FORTH IN THIS AGREEMENT. UPON CLOSING, BUYER SHALL ASSUME THE RISK THAT ADVERSE MATTERS, INCLUDING BUT NOT LIMITED TO, CONSTRUCTION DEFECTS AND ADVERSE PHYSICAL AND ENVIRONMENTAL CONDITIONS, MAY NOT HAVE BEEN REVEALED BY BUYER'S INVESTIGATIONS, AND BUYER, UPON CLOSING, SHALL


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BE DEEMED TO HAVE WAIVED, RELINQUISHED AND RELEASED SELLER (AND SELLER'S
OFFICERS, DIRECTORS, SHAREHOLDERS, EMPLOYEES AND AGENTS) FROM AND AGAINST ANY AND ALL CLAIMS, DEMANDS, CAUSES OF ACTION (INCLUDING CAUSES OF ACTION IN TORT), LOSSES, DAMAGES, LIABILITIES, COSTS AND EXPENSES (INCLUDING REASONABLE ATTORNEYS' FEES) OF ANY AND EVERY KIND OR CHARACTER, KNOWN OR UNKNOWN, WHICH BUYER MIGHT HAVE ASSERTED OR ALLEGED AGAINST SELLER (AND SELLER'S OFFICERS, DIRECTORS, SHAREHOLDERS, EMPLOYEES AND AGENTS) AT ANY TIME BY REASON OF OR ARISING OUT OF ANY LATENT OR PATENT CONSTRUCTION DEFECTS OR PHYSICAL CONDITIONS, VIOLATIONS OF ANY APPLICABLE LAWS AND ANY AND ALL OTHER ACTS, OMISSIONS, EVENTS, CIRCUMSTANCES OR MATTERS REGARDING THE PROPERTY.

         THE PROVISIONS OF THIS SECTION SHALL SURVIVE CLOSING OR ANY TERMINATION OF THIS AGREEMENT. NOTWITHSTANDING ANY PROVISION TO THE CONTRARY, NOTHING CONTAINED IN THIS AGREEMENT SHALL WAIVE OR BAR ANY CLAIM TO THE EXTENT BASED ON FRAUD.

                  4.4.2. Buyer hereby agrees that, if at any time after the Closing, any third party or any governmental agency seeks to hold Buyer responsible for the presence of, or any loss, cost or damage associated with, Hazardous Materials (as hereinafter defined) in, on, above or beneath the Real Property or emanating therefrom, then the Buyer waives any rights it may have against Seller in connection therewith including, without limitation, under CERCLA (defined below), and Buyer agrees that it shall not (i) implead the Seller, (ii) bring a contribution action or similar action against the Seller or
(iii) attempt in any way to hold the Seller responsible with respect to any such matter. The provisions of this Section 4.4.2 shall survive the Closing. As used herein, "Hazardous Materials" shall mean and include, but shall not be limited to any petroleum product and all hazardous or toxic substances or wastes, any substances which because of their quantitated concentration, chemical, active, flammable, explosive, infectious or other characteristics, constitute or may reasonably be expected to constitute or contribute to a danger or hazard to public health, safety or welfare or to the environment, including, without limitation, any hazardous or toxic waste or substances which are included under or regulated by any law, code, regulation or ordinance (whether now existing or hereafter enacted or promulgated, as they may be amended from time to time) including, without limitation, the Comprehensive and Liability Act of 1980, 42 U.S.C. Section 9601 et seq. ("CERCLA"), the Federal Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq., similar state laws and regulations adopted thereunder.

                  4.5. Survey. Within thirty (30) days after the full execution and delivery of this Agreement, Buyer may, at Buyer's cost and expense, obtain an "as-built" survey of the Property (the "Survey"). Within 10 business days following the date hereof, Seller shall deliver to Buyer a copy of the most recent survey of the Real Property or Land in Seller's possession or under its control. Buyer shall have a period of ten (10) days from the date of Buyer's receipt of the Survey within which to approve or disapprove matters disclosed by the Survey and to give written notice to Seller of any disapproval thereof, indicating in reasonable detail the nature and reasons for Buyer's objection. Any survey matters not timely disapproved pursuant to the preceding sentence shall be deemed approved by Buyer. In the event Buyer timely notifies


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Seller of Buyer's disapproval of the Survey, Seller shall attempt to cure any disapproved matter within thirty (30) days from receipt of such notice (the "Survey Cure Period"), provided Seller shall not be required to spend any money or suffer any expense in connection therewith, and, the Closing, if it otherwise is scheduled to occur earlier, shall be extended until the earlier of three (3) business days following the expiration of the Survey Cure Period or three (3) business days after such matter is cured. In the event Seller fails to actually effectuate a cure of the matters objected to within the Survey Cure Period, Buyer's sole rights with respect thereto shall be to terminate this Agreement and receive a refund of the Deposit within three (3) business days after the expiration of the Survey Cure Period, provided if Buyer does not so terminate this Agreement within three (3) business days after the expiration of the Survey Cure Period, Buyer shall be deemed to have waived objection to any such survey matter and agreed to accept title subject thereto, without reduction in the Purchase Price.

                  4.6. Title. Within ten (10) days after the full execution and delivery of this Agreement, Seller shall order from Stewart Title Guaranty Company (the "Title Company") a complete title report or commitment with respect to the Property (with copies of all instruments listed as exceptions to title). Seller shall promptly deliver the same to Buyer upon Seller's receipt of the same. Buyer shall have a period of ten (10) business days after receipt of the title report within which to examine said title report. If Buyer objects to any matters disclosed in the title report or commitment, or Buyer is otherwise not satisfied with the title report or commitment, Buyer shall, within said period, notify Seller in writing, specifying the objectionable matters. Without limiting the generality of the foregoing, the title matters to which Buyer may object pursuant to the preceding sentence shall include any manner in which the title report or commitment does not comply with the title policy requirements set forth on EXHIBIT L. Any title matters not timely objected to pursuant to the preceding sentence shall be deemed approved by Buyer. In the event Buyer timely notifies Seller of Buyer's disapproval of any matters disclosed in the title report, Seller shall attempt to cure any disapproved matter within thirty (30) days from receipt of such notice (the "Title Cure Period"), provided Seller shall not be required to spend any money or suffer any expense in connection therewith, and, the Closing, if it otherwise is scheduled to occur earlier, shall be extended until the earlier of three (3) business days following the expiration of the Title Cure Period or three (3) business days after such matter is cured. In the event Seller fails to actually effectuate a cure of the matters objected to within the Title Cure Period, Buyer's sole rights with respect thereto shall be to terminate this Agreement and receive a refund of the Deposit within three (3) business days after the expiration of the Title Cure Period, provided that if Buyer does not so terminate this Agreement within three (3) business days after the expiration of the Title Cure Period, Buyer shall be deemed to have waived objection to any such title matter and agreed to accept title subject thereto, without reduction in the Purchase Price. Obtaining a commitment from the Title Company to issue an endorsement insuring over a matter objected to shall be deemed a cure of such matter.

                  4.7. Financing Contingency. It shall be a condition to Buyer's obligation to close the transaction contemplated hereby that Buyer shall have been able to obtain an unconditional and irrevocable commitment for acquisition financing in the amount of $3,000,000.00 upon commercially reasonable terms and conditions, as determined by Buyer in Buyer's reasonable discretion, on or before October 20, 2000. If Buyer is unable to obtain such a commitment on or before October 20, 2000, it may terminate this Agreement by written notice to Seller on or before October 20, 2000. In the event this Agreement is so terminated, the Deposit


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shall be returned to Buyer and all obligations, liabilities and rights of the parties under this Agreement shall terminate except as expressly set forth herein. In the event Buyer does not give timely notice to Seller terminating this Agreement as aforesaid, this Agreement shall continue in full force and effect and the contingency provided for in this Section 4.7 shall be deemed waived and of no force and effect.

                  4.8. Title Policy. It shall be a condition to Buyer's obligation to close the transaction contemplated hereunder, that the Title Company shall be unconditionally and irrevocably prepared, upon the payment of the premium therefor, to issue the Buyer a Standard Texas Owner's Title Insurance Policy covering the Real Property in the full amount of the Purchase Price, subject only to such matters as are approved by Buyer pursuant to Sections 4.5 and 4.6; and it shall be a further condition to Buyer's obligation to close the transaction contemplated hereunder, that such title insurance policy shall be on the standard form in use in the State of Texas, shall insure good and indefeasible title to the Real Property in Buyer and shall meet the following additional requirements:

                  (a) The exception relating to restrictions against the Real Property shall be deleted unless restrictive covenants are included in the matters approved by Buyer pursuant to Sections 4.5 and 4.6;

                  (b) The exception relating to discrepancies, conflicts or shortages in area or boundary lines, or any encroachments or protrusions or any overlapping of improvements shall be modified to delete such exception, except as to "shortages in area" (provided the Buyer pays any additional premium therefor and obtains an appropriate survey);

                  (c) The exception relating to ad valorem taxes shall except only standby fees, taxes and assessments by any taxing authority for the current and subsequent years and subsequent taxes and assessments by any taxing authority for prior years due to change in land usage or ownership;

                  (d) There shall be no exception for "easements or rights which a survey might show" or "lack of a right of access to and from the land" or similar matters (provided Buyer obtains an appropriate survey);

                  (e) There shall be no exception for "rights of parties in possession", but rather only an exception for "rights of tenants, as tenants only, under written but unrecorded leases"; and

                  (f) All exceptions, conditions and/or requirements described in Schedule C of the Title Commitment shall have been released and or satisfied prior to or at Closing and such items and requirements shall not be exceptions to such title policy.

         4A. Failure of Conditions. In the event Seller shall not be able to convey title to the Property on the date of Closing in accordance with the provisions of this Agreement or any other condition to Buyer's obligation hereunder has not been satisfied or deemed satisfied or waived or deemed waived, then Buyer shall have the sole option, exercisable by written notice to Seller at or prior to Closing or such earlier time as specified herein, of (1) accepting at Closing such title as Seller is able to convey and/or waiving any unsatisfied condition precedent, with no deduction from or adjustment of the Purchase Price, or (2) declining to proceed to Closing and terminating this Agreement. In the latter event, except as expressly set forth herein, the Deposit shall be refunded to Purchaser and all obligations, liabilities and rights of the parties under this Agreement shall terminate.

         5. Conditions Precedent to Seller's Obligations. All of Seller's obligations hereunder are expressly conditioned on the satisfaction at or before the time of Closing hereunder, or at or before such earlier time as may be expressly stated below, of each of the following conditions (any one or more of which may be waived in writing in whole or in part by Seller, at Seller's option):

                  5.1. Accuracy of Representations. All of the representations and warranties of Buyer contained in this Agreement shall have been true and correct in all material respects when made and shall be true and correct in all material respects on the date of Closing with the same effect as if made on and as of such date. All of the representations and warranties of Buyer and Howard contained in the Loan Documents shall be true and correct in all material respects as of the date of Closing.

                  5.2. Performance. Buyer shall have performed and observed and complied with all material covenants, agreements and conditions required by this Agreement to be performed, observed and complied with on its part prior to or as of the Closing hereunder. Buyer and Howard shall have performed and observed and complied with all material covenants, agreements and conditions required by the Loan Documents to be performed, observed and complied with on the part of the Buyer and/or Howard as of the date of Closing thereunder.

                  5.3. Documents and Deliveries. All instruments and documents required on Buyer's part to effectuate this Agreement and the transactions contemplated hereby shall be delivered to Seller and shall be in form and substance consistent with the requirements herein. Without limiting the generality of the foregoing, all instruments and documents required on Buyer's and Howard's part to effectuate the Loan and the transactions contemplated in the Loan Documents shall be delivered to Seller and shall be in form and substance consistent with the requirements herein and therein.

         5A. Failure of Conditions. In the event any of the foregoing conditions to Seller's obligations hereunder are not timely satisfied, in addition to the other remedies of Seller, Seller shall have the option, exercisable by written notice to Buyer, of terminating this Agreement, whereupon all obligations, liabilities and rights of the parties under this Agreement shall terminate, except as expressly set forth herein and except for Seller's remedies hereunder.

         6. Closing; Deliveries.

                  6.1. Time of Closing. The Closing shall take place on November 20, 2000 (subject, however, to extension pursuant to Sections 4.5 or 4.6) at the offices of the Title Company in Dallas, Texas, which shall act as Escrow Agent. Closing shall be consummated through an escrow administered by Escrow Agent and all documents required for Closing shall be deposited with Escrow Agent. If any date on which the Closing would occur by operation of this Agreement is not a business day in Irving, Texas, or Boston, Massachusetts, the Closing shall occur on the next succeeding business day.

                  6.2. Seller Deliveries. At Closing, Seller shall deliver to Escrow Agent (for delivery to Buyer at close of escrow) the following, and it shall be a condition to Buyer's obligation to close that Seller shall have delivered the same to Escrow Agent:

                  6.2.1. A special warranty deed to the Real Property from Seller, duly executed and acknowledged by Seller and substantially in the form of EXHIBIT F, subject to such title matters as are approved by Buyer pursuant to Sections 4.5 and 4.6.

                  6.2.2. A Bill of Sale for the Personalty from Seller, substantially in the form of EXHIBIT G, duly executed in counterpart by Seller.

                  6.2.3. A Lease Termination Agreement, terminating the Lease, substantially in the form of EXHIBIT H, duly executed in counterpart by Seller.

                  6.2.4. An Assignment of Warranties and Permits from Seller, substantially in the form of EXHIBIT I, duly executed in counterpart by Seller.

                  6.2.5. An Assignment and Assumption of Contracts, relating solely to the Assigned Contracts from Seller, substantially in the form of EXHIBIT J, duly executed in counterpart by Seller.

                  6.2.6. The Pledge Agreement, duly executed in counterpart by Seller.

                  6.2.7. Such affidavits or letters of indemnity, duly executed by Seller, as the title insurer shall require in order to issue, without extra charge, an owner's policy of title insurance free of any exceptions for unfiled mechanics' or materialmen's liens for work performed by Seller (but not any tenants) prior to Closing, or for rights of parties in possession other than pursuant to the Lease.

                  6.2.8. A Non-Foreign Affidavit as required by the Foreign Investors in Real Property Tax Act ("FIRPTA"), as amended, in the form of EXHIBIT K, duly executed by Seller.

                  6.2.9. A certification by Seller that all representations and warranties made by Seller in Article 3 of this Agreement are true and correct in all material respects on the date of Closing, except as may be set forth in such certificate.

                  6.2.10. All architectural and engineering drawings and specifications, utilities layout plans, topographical plans and the like in Seller's possession or control and owned by Seller and used in the construction, improvement, alteration or repair of the Land or the Improvements.

                  6.2.11. Originals or copies of all Contracts and other materials identified in the Exhibits hereto, and all other books, records and files maintained by Seller's property manager relating to the construction, operation and maintenance of the Property.

                  6.2.12. All other instruments and documents reasonably required to effectuate this Agreement and the transactions contemplated thereby.

                  6.2.13. All keys to the Property in Seller's possession or control.

                  6.2.14. Possession of the Property shall be surrendered to Buyer at Closing.

                  6.3. Buyer Deliveries. At Closing, Buyer shall deliver or cause to be delivered to Escrow Agent (for delivery to Seller at close of escrow) the following, and it shall be a condition to Seller's obligation to close that Buyer shall have delivered the same or caused the same to be delivered to Escrow Agent:

                  6.3.1. In accordance with Seller's instructions, a wire transfer in the amount required under Section 2.3 hereof (subject to the adjustments provided for in this Agreement), transferred to the order or account of Escrow Agent (for delivery to Seller at close of escrow).

                  6.3.2. A certification by Buyer that all representations and warranties made by Buyer in Article 15 of this Agreement are true and correct in all material respects on the date of Closing, except as may be set forth in such certificate.

                  6.3.3. The Bill of Sale referred to in Section 6.2.2, duly executed in counterpart by Buyer.

                  6.3.4. The Lease Termination Agreement referred to in Section 6.2.3, duly executed in counterpart by Buyer.

                  6.3.5. The Assignment of Warranties and Permits referred to in
Section 6.2.4, duly executed in counterpart by Buyer.

                  6.3.6. The Assignment and Assumption of Contracts referred to in Section 6.2.5, duly executed in counterpart by Buyer.

                  6.3.7. The Note, duly executed by Buyer.

                  6.3.8. The Pledge Agreement, duly executed in counterpart by Howard.

                  6.3.9. The Stock Certificates.

                  6.3.10. The Stock Power, duly executed by Howard.

                  6.3.11. The Guaranty, duly executed by Howard.

                  6.3.12. An Opinion of counsel to Buyer and Howard (the "Attorney Opinion Letter"), subject to customary qualifications, exceptions and assumptions, reasonably acceptable to Seller, (a) that the Loan Documents executed by Buyer have been duly executed and delivered and constitute the valid, legal and binding obligation of Buyer, enforceable in accordance with their terms, subject only to bankruptcy laws and matters of equitable jurisdiction, (b) that the Guaranty, the Pledge Agreement and any other Loan Documents executed by Howard have been duly executed and delivered and constitute the valid, legal and binding obligation of Howard, enforceable in accordance with their terms, subject only to bankruptcy laws and matters of equitable jurisdiction, (c) that Seller has a valid, enforceable and perfected, security interest in the Collateral, (d) that, to the best of such counsel's knowledge, the execution, delivery and performance by Buyer and Howard of the Loan Documents to which each is a party do not conflict with, violate or breach any provision of the organizational documents of Buyer or any agreement or indenture by which either Buyer or Howard may be bound, or any judgments or awards specifically naming Buyer or Howard or specifically applicable to their respective property, (e) that, to the best of such counsel's knowledge, there is no action, suit or proceeding pending or threatened against Buyer or Howard, which, if adversely determined, would impair the validity or enforceability of the Loan Documents, and (f) that no approval, consent, order or authorization of or filing with any governmental authorities is required in connection with the valid execution and delivery of the Loan Documents by Buyer and Howard.

                  6.3.13. All other instruments and documents reasonably required to effectuate this Agreement and the transactions contemplated thereby.

         7. Apportionments; Taxes; Expenses.

                  7.1. Apportionments.

                  7.1.1. Taxes and Operating Expenses. All real estate taxes, charges and assessments affecting the Property ("Taxes"), all charges for water, electricity, sewer rental, gas, telephone and all other utilities ("Operating Expenses"), to the extent not paid directly by Buyer as the Tenant under the Lease, and all common area maintenance and other charges billed to Buyer as the tenant under the Lease on an estimated basis or otherwise ("Charges") shall be prorated on a per diem basis as of the date of Closing. If any Taxes have not been finally assessed as of the date of Closing for the current fiscal year of the taxing authority, then the same shall be adjusted at Closing based upon the most recently issued bills therefor, and shall be re-adjusted when and if final bills are issued. If any Operating Expenses or Charges cannot conclusively be determined as of the date of Closing, then the same shall be adjusted at Closing based upon the most recently issued bills thus far. Buyer hereby agrees to assume all non-delinquent assessments affecting the Property, whether special or general.

                  7.1.2. Rent. All rental under the Lease shall be prorated on a per diem bases as of the date of Closing and paid to Seller at Closing.

                  7.1.3. Charges under Assigned Contracts. The unpaid monetary obligations of Seller with respect to any of the Assigned Contracts shall be prorated on a per diem basis as of the date of Closing.

                  7.2. Expenses. Each party will pay all its own expenses incurred in connection with this Agreement and the transactions contemplated hereby, including, without limitation, (1) all costs and expenses stated herein to be borne by a party, and (2) all of their respective accounting, legal and appraisal fees. Buyer, in addition to its other expenses, shall pay at Closing
(1) all recording charges incident to the recording of the deed for the Real Property, (2) premiums for any extended coverage and endorsements under the policy of owner's title insurance issued to Buyer at Closing, to the extent in excess of the premiums which would be due for a standard coverage policy of owner's title insurance,
(3) the cost of the survey and (4) one-half of the fees, costs and expenses of Escrow Agent and the costs of any taxes assessed thereon. Seller, in addition to its other expenses, shall pay at Closing (1) premiums for a standard coverage policy of owner's title insurance, and (2) one-half of the fees, costs and expenses of Escrow Agent and the costs of any taxes assessed thereon.

                  7.3. Contractual Expenses. Seller shall pay all sums due from it pursuant to contracts related to the Property to which Seller is a party, to the extent such payments accrued or are attributable to the period prior to Closing. The provisions of this Section 7.3 shall not be subject to the cap on Buyer's recovery set forth in Section 9.2.

         8. Damage or Destruction; Condemnation; Insurance.

                  If at any time prior to the date of Closing there is damage or destruction to the Property, or if all or any portion of the Property is condemned or taken by eminent domain proceedings by any public authority and, in any such case, as a result of such damage, destruction or taking, the Lease is terminated pursuant to its terms, then this Agreement shall terminate, the Deposit shall be returned to Buyer and except as expressly set forth herein, neither party shall have any further liability or obligation to the other hereunder.

                  If at any time prior to the date of Closing there is any damage or destruction or taking, and the Lease is not terminated pursuant to its terms, then this Agreement shall continue in full force and effect and (1) in the case of a taking, all condemnation proceeds paid or payable to Seller shall belong to Buyer and shall be paid over and assigned to Buyer at Closing; and (2) in the case of a casualty, Seller shall assign to Buyer all rights to any insurance proceeds paid or payable under the applicable insurance policies, less any costs of collection and any sums expended in restoration.

         9. Remedies.

                  9.1. Buyer Default. In the event Buyer breaches or fails, without legal excuse to complete the purchase of the Property or to perform its obligations under this Agreement, then Seller shall, as its sole remedy therefor, be entitled to receive the Deposit, plus all interest earned and accrued thereon, as liquidated damages (and not as a penalty) in lieu of, and as full compensation for, all other rights or claims of Seller against Buyer by reason of such default. Thereupon this Agreement shall terminate and the parties shall be relieved of all further obligations and liabilities hereunder, except as expressly set forth herein. Buyer and Seller acknowledge that the damages to Seller resulting from Buyer's breach would be difficult, if not impossible, to ascertain with any accuracy, and that the liquidated damage amount set forth in this Section represents both parties' best efforts to approximate such potential damages.

                  9.2. Seller Default. In the event Seller breaches or fails, without legal excuse, to complete the sale of the Property or to perform its obligations under this Agreement, Buyer may, as its sole remedy therefor, subject to the next paragraph of this Section 9.2, either (i) enforce specific performance of this Agreement against Seller (unless specific performance is unavailable to Buyer because Seller conveyed the Property to a third party, in which event Buyer shall be entitled to recover its out of pocket expenses in connection with this transaction, or (ii) terminate this Agreement and receive a return of the Deposit, except that in the case of any breach of a representation, warranty or covenant of Seller which survives the closing, if Buyer closes, Buyer shall be entitled, as its sole remedy, to recover its actual damages therefor.

         Notwithstanding anything to the contrary contained in this Agreement, Buyer agrees that its recourse against Seller under this Agreement or under any other agreement, document, certificate or instrument delivered by Seller to Buyer, or under any law applicable to the Property or this transaction, shall be strictly limited to Seller's interest in the Property (or upon consummation of the transaction contemplated hereunder, to the net proceeds of the sale thereof actually received by Seller), and that in no event shall Buyer seek or obtain any recovery or judgment against any of Seller's other assets (if any) or against any of Seller's partners (or their constituent partners) or any director, officer, employee or shareholder of any of the foregoing. Buyer agrees that Seller shall have no liability to Buyer for any breach of Seller's covenants, representations or warranties hereunder or under any other agreement, document, certificate or instrument delivered by Seller to Buyer, or under any law applicable to the Property or this transaction unless the valid claims for all such breaches collectively aggregate more than Twenty Thousand Dollars ($20,000), in which event the full amount of such valid claims shall be actionable, up to the cap set forth in the following sentence. Further, Buyer agrees that any recovery against Seller for any breach of Seller's covenants, representations or warranties hereunder or under any other agreement, document, certificate or instrument delivered by Seller to Buyer, or under any law applicable to the Property or this transaction, shall be limited to Buyer's actual damages not in excess of $175,000 in the aggregate, and that in no event shall Buyer be entitled to seek or obtain any other damages of any kind, including, without limitation, consequential, indirect or punitive damages. Notwithstanding the foregoing, no claim shall be subject to any cap on damages to the extent it is based upon fraud.

         10. Confidentiality. Buyer agrees to keep confidential and not to use, other than in connection with its determination whether to proceed with the purchase of the Property in accordance with Sections 4.5 and 4.6 hereof, any of the documents, material or information regarding the Property supplied to Buyer by Seller or by any third party at Seller's request (except that Buyer shall be entitled to disclose the same to Buyer's consultants, employees representatives and lenders on a "need to know" basis provided such consultants agree to keep the same confidential), unless Buyer is compelled to disclose such documents, material or information by law or by subpoena. Buyer agrees to indemnify and hold harmless Seller from and against any and all losses, damages, claims and liabilities of any kind (including, without limitation, reasonable attorneys' fees) arising out of Buyer's breach of this Section 10. In the event that the Closing does not occur in accordance with the terms of this Agreement, Buyer shall return to Seller all of the documents, material or information regarding the Property supplied to Buyer by Seller or at the request of Seller. The provisions of this Section 10 shall survive the termination of this Agreement but shall no longer be applicable following Closing in accordance with the terms of this Agreement.

         11. Possession. Possession of the Property shall be surrendered to Buyer at Closing.

         12. Notices. All notices and other communications provided for herein shall be in writing and shall be sent to the address set forth below (or such other address as a party may hereafter designate for itself by notice to the other parties as required hereby) of the party for whom such notice or communication is intended:

                  12.1.    If to Seller:

                           CIIF Associates II Limited Partnership
                           c/o AEW Capital Management, L.P.
                           225 Franklin Street
                           Boston, Massachusetts 02110
                           Fax No.: (617) 261-9555
                           Attention: General Counsel

With a copy to:            CIIF Associates II Limited Partnership
                           c/o AEW Capital Management, L.P.
                           225 Franklin Street
                           Boston, Massachusetts 02110
                           Fax No.: (617) 261-9555
                           Attention: Mr. Alfred DellaPorta

and:                       Hale and Dorr LLP
                           60 State Street
                           Boston, Massachusetts 02109
                           Fax No.: (617) 526-5000
                           Attention: Joseph J. Christian, Esq.
                                      Douglas L. Burton, Esq.

                  12.2.    If to Buyer:

                           Royal BodyCare, Inc.
                           2301 Crown Court
                           Irving, Texas 75038
                           Fax No.: (972) 893-4111
                           Attention: Mr. Clinton H. Howard, President and CEO

With a copy to:            Winstead Sechrest & Minick P.C.
                           5400 Renaissance Tower
                           1201 Elm Street
                           Dallas, Texas 75270
                           Fax No.: (214) 745-5390
                           Attention: J. Kenneth Kopf, Esq.

Any such notice or communication shall be sufficient if sent by registered or certified mail, return receipt requested, postage prepaid; by hand delivery; by overnight courier service; or by telecopy, with an original by regular mail. Any such notice or communication shall be effective when delivered to the applicable address or fax number or when delivery is refused.

         13. Brokers. Buyer and Seller each represents to the other that it has not dealt with any broker or agent in connection with this transaction other than Cushman and Wakefield ("Broker"). Seller shall pay Broker a commission pursuant to a separate agreement, if, as and when the Closing occurs, but not otherwise. Each party hereby indemnifies and holds harmless the other party from all loss, cost and expense (including reasonable attorneys' fees) arising out of a breach of its representation or undertaking set forth in this Section 13. The provisions of this Section 13 shall survive Closing or the termination of this Agreement.

         14. Escrow Agent. Escrow Agent shall hold the Deposit in accordance with the terms and provisions of this Agreement, subject to the following:

                  14.1. Obligations. Escrow Agent undertakes to perform only such duties as are expressly set forth in this Agreement and no implied duties or obligations shall be read into this Agreement against Escrow Agent.

                  14.2. Reliance. Escrow Agent may act in reliance upon any writing or instrument or signature which it, in good faith, believes, and any statement or assertion contained in such writing or instrument, and may assume that any person purporting to give any writing, notice, advice or instrument in connection with the provisions of this Agreement has been duly authorized to do so. Escrow Agent shall not be liable in any manner for the sufficiency or correctness as to form, manner and execution, or validity of any instrument deposited in escrow, nor as to the identity, authority, or right of any person executing the same, and Escrow Agent's duties under this Agreement shall be limited to those provided in this Agreement.

                  14.3. Indemnification. Unless Escrow Agent discharges any of its duties under this Agreement in a negligent manner or is guilty of willful misconduct with regard to its duties under this Agreement, Seller and Buyer shall indemnify Escrow Agent and hold it harmless from any and all claims, liabilities, losses, actions, suits or proceedings at law or in equity, or other expenses, fees, or charges of any character or nature, which it may incur or with which it may be threatened by reason of its acting as Escrow Agent under this Agreement; and in such connection Seller and Buyer shall indemnify Escrow Agent against any and all expenses including reasonable attorneys' fees and the cost of defending any action, suit or proceeding or resisting any claim in such capacity.

                  14.4. Disputes. If the parties (including Escrow Agent) shall be in disagreement about the interpretation of this Agreement, or about their respective rights and obligations, or the propriety of any action contemplated by Escrow Agent, or the application of the Deposit, Escrow Agent shall hold the Deposit until the receipt of written instructions from both Buyer and Seller or a final order of a court of competent jurisdiction. In addition, in any such event, Escrow Agent may, but shall not be required to, file an action in interpleader to resolve the disagreement. Escrow Agent shall be indemnified for all costs and reasonable attorneys' fees in its capacity as Escrow Agent in connection with any such interpleader action and shall be fully protected in suspending all or part of its activities under this Agreement until a final judgment in the interpleader action is received.

                  14.5. Counsel. Escrow Agent may consult with counsel of its own choice and have full and complete authorization and protection in accordance with the opinion of such counsel. Escrow Agent shall otherwise not be liable for any mistakes of fact or errors of judgment, or for any acts or omissions of any kind, unless caused by its negligence or willful misconduct.

                  14.6. Interest. All deposits into the escrow shall be held by the Escrow Agent in an interest bearing account. All interest earned on the Deposit shall be deemed to be part of the Deposit and shall accrue to the benefit of Buyer except to the extent the Deposit becomes payable to Seller pursuant to Section 9.1. In such event the interest earned on the Deposit shall accrue to the benefit of the Seller.

         15. Representations of Buyer. Buyer represents and warrants that:

                  15.1. Authority. Buyer is a corporation, duly organized, validly existing and in good standing under the laws of the state of Nevada and has all requisite power and authority to enter into this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement by Buyer has been duly authorized.

                  15.2. No Conflict. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereunder on the part of Buyer does not and will not violate any applicable law, ordinance, statute, rule, regulation, order, decree or judgment, conflict with or result in the breach of any material terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge, or encumbrance upon any of the property or assets of the Buyer by reason of the terms of any contract, mortgage, lien, lease, agreement, indenture, instrument or judgment to which Buyer is a party or which is or purports to be binding upon Buyer or which otherwise affects Buyer, which will not be discharged, assumed or released at Closing. No action by any federal, state or municipal or other governmental department, commission, board, bureau or instrumentality is necessary to make this Agreement a valid instrument binding upon Buyer in accordance with its terms.

                  15.3. ERISA Matters. Buyer is not: (i) a plan which is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), as defined in Section 3(3) of ERISA, nor a plan as defined in Section 4975(e)(1) of the Internal Revenue Code of 1986, as amended (each of the foregoing hereinafter referred to collectively as a "Plan"); (ii) a "governmental plan" as defined in Section 3(32) of ERISA; or (iii) a "party in interest," as defined in Section 3(14) of ERISA, to a Plan, except with respect to plans, if any, maintained by Buyer, nor do the assets of Buyer constitute "plan assets" of one or more of such Plans within the meaning of Department of Labor Regulations Section 2510.3-101. Buyer is acting on its own behalf and not on account of or for the benefit of any Plan. Buyer has no present intent to transfer the Property to any entity, person or Plan which will cause a violation of ERISA. Buyer shall not assign its interest under this Agreement to any entity, person or Plan which will cause a violation of ERISA.

                  15.4. Intentionally Omitted.

                  15.5. No Right to Purchase or Acquire the Collateral is Authorized or Outstanding. Howard owns and holds the Collateral beneficially and of record, free and clear of any liens, pledges and encumbrances of any kind whatsoever and free of any rights of assignment of any third party. Upon Closing, a good, valid and indefeasible first priority security interest to the Collateral shall be vested in Seller, free and clear of any lien, claim, charge, pledge, encumbrance, limitation, agreement or instrument whatsoever. This representation and warranty shall survive Closing until the Note has been paid and satisfied in full.

         16. Miscellaneous.

                  16.1. Assignability. Subject to the provisions of this Section 16.1, the terms and provisions of this Agreement are to apply and bind to the permitted successors and assigns of the parties hereto. Buyer may not assign or transfer all or any portion of its rights or obligations under this Agreement to any other individual, entity or other person without first obtaining Seller's written approval, which approval may be given or withheld in Seller's sole discretion; provided, however, that Buyer shall be permitted to assign its rights under this Agreement to an entity controlled by Buyer without Seller's consent, but with notice given to Seller pursuant to this Section. In the event Buyer desires to assign its rights hereunder, (a) Buyer shall send Seller written notice of its intent or request, as applicable, at least 10 business days prior to Closing, which notice shall include the legal name and structure of the proposed Assignee, as well as any other information that Seller may reasonably request, and (b) Buyer and the proposed assignee shall execute an assignment agreement in a form reasonably acceptable to Seller, and (c) in no event shall any assignment of this Agreement release or discharge the Buyer named herein from any liability or obligation hereunder.

                  16.2. Governing Law; Bind and Inure. This Agreement shall be governed by the law of the State of Texas and shall bind and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors, assigns and personal representatives.

                  16.3. Recording. This Agreement or any notice or memorandum hereof shall not be recorded in any public record. A violation of this prohibition shall constitute a material breach of the violating party, entitling the other party to terminate this Agreement and exercise its other remedies hereunder.

                  16.4. Time of the Essence. Time is of the essence of this Agreement.

                  16.5. Headings. The headings preceding the text of the paragraphs and subparagraphs hereof are inserted solely for convenience of reference and shall not constitute a part of this Agreement, nor shall they affect its meaning, construction or effect.

                  16.6. Counterparts. This Agreement may be executed simultaneously in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  16.7. Exhibits. All Exhibits which are referred to herein and which are attached hereto or bound separately and initialed by the parties are expressly made and constitute a part of this Agreement.

                  16.8. Survival. Unless otherwise expressly stated in this Agreement, each of the warranties and representations of Seller and Buyer set forth herein shall survive the Closing and delivery of the deed and other closing documents by Seller to Buyer, and shall not be deemed to have merged therewith; provided, however, that any suit or action for breach of any of the representations or warranties set forth herein (other than any representation or warranty of Buyer in any way related to or made in connection with the Loan Documents, the Loan or the security therefor) must be commenced within two hundred fifteen (215) days after the Closing or any claim based thereon shall be deemed irrevocably waived. Unless expressly made to survive, all obligations and covenants of Seller contained herein shall be deemed to have been merged into the deed and shall not survive the Closing.

                  16.9. Use of Proceeds to Clear Title. To enable Seller to make conveyance as herein provided, Seller may, at the time of Closing, use the Purchase Price or any portion thereof to clear the title of any or all encumbrances or interests, provided that provision reasonably satisfactory to Buyer's attorney is made for prompt recording of all instruments so procured in accordance with conveyancing practice in the jurisdiction in which the Property is located.

                  16.10. Seller's Condition Precedent. Seller's obligations under the Agreement shall be conditioned upon the approval of the Investment Committee of AEW Capital Management, L.P., within 5 business days following the date hereof, in its sole and absolute discretion. Seller shall promptly notify Buyer upon obtaining such approval. If approval has not been obtained within 5 business days following the date hereof, this Agreement shall be automatically terminated, in which event (a) the Deposit shall be refunded to Buyer, and (b) Seller shall reimburse Buyer for its out-of-pocket expenses incurred in connection with this transaction.

                  16.11. Submission not an Offer or Option. The submission of this Agreement or a summary of some or all of its provisions for examination or negotiation by Buyer or Seller does not constitute an offer by Seller or Buyer to enter into an agreement to sell or purchase the Property, and neither party shall be bound to the other with respect to any such purchase and sale until a definitive agreement satisfactory to the Buyer and Seller in their sole discretion is executed and delivered by both Seller and Buyer.

                  16.12. Entire Agreement; Amendments. This Agreement and the Exhibits hereto set forth all of the promises, covenants, agreements, conditions and undertakings between the parties hereto with respect to the subject matter hereof, and supersede all prior and contemporaneous agreements and understandings, inducements or conditions, express or implied, oral or written, except as contained herein. This Agreement may not be changed orally but only by an agreement in writing, duly executed by or on behalf of the party or parties against whom enforcement of any waiver, change, modification, consent or discharge is sought.

                  16.13. Deferred Maintenance; Price Adjustment. Buyer has asserted that certain deferred maintenance should be performed to the foundation and structural elements of the exterior walls of the Building. Within ten (10) days after full execution and delivery of this Agreement, Seller shall deliver to Buyer certain engineering and other reports in connection therewith. Seller will not be required to perform any such deferred maintenance prior to Closing, whether in its capacity as Seller or landlord under the Lease (but if the Closing fails to occur for any reason, Buyer does not waive any of its rights or claims, if any, to which Buyer may be entitled as tenant under the Lease in respect to any such deferred maintenance, nor does it release the Landlord under the Lease from any such rights or claims, if any). Instead, Buyer and Seller will mutually endeavor to agree upon a reasonable and appropriate reduction in the Purchase Price equal to the cost of any deferred maintenance to the foundation and structural elements of the exterior walls of the Building which is necessary or would be commercially customary to have performed at this time, if any. In the event the parties do not (a) agree upon the amount of such a reduction to the Purchase Price, if any, and (b) execute an instrument memorializing such amount, if any, on or prior to September 19, 2000, then Buyer may, at Buyer's sole option, elect to terminate this Agreement by delivering notice of such election to terminate to Seller on or before the date which is September 20, 2000 (provided that if Buyer fails to deliver such notice on or before such date, then Buyer shall be deemed to have waived such option to terminate and shall be required to close in accordance herewith without reduction in the Purchase Price and without further claim as to such deferred maintenance, subject to any right of Buyer to terminate pursuant to any other provisions of this Agreement). In the event this Agreement is so terminated, the Deposit shall be refunded to Buyer and, except as expressly set forth otherwise, all obligations, liabilities and rights of the parties under this Agreement shall terminate. Notwithstanding the foregoing, no reduction in the Purchase Price, or any portion thereof, shall be based upon or attributable to any maintenance or repairs required to be performed by the tenant under the Lease.

         IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first above written.

SELLER:                             CIIF ASSOCIATES II LIMITED PARTNERSHIP,
                                    a Delaware limited partnership

                                    By: AEW Advisors, Inc. (formerly known as
                                        Copley Advisors, Inc.), a Massachusetts
                                        corporation, its general partner


                                    By: /s/ J. Christopher Meyer
                                        ----------------------------
                                        Name:
                                              ----------------------
                                        Title:
                                               ---------------------

BUYER:                              ROYAL BODYCARE, INC., a Nevada corporation


                                    By: /s/ Clinton H. Howard
                                        ----------------------------
                                        Name:    Clinton H. Howard
                                              ----------------------
                                        Title:   President
                                               ---------------------



ESCROW AGENT:                       STEWART TITLE GUARANTY COMPANY

                                    By: /s/ Terrance P. Miklas
                                        ----------------------------
                                        Name:    Terrance P. Miklas
                                              ----------------------
                                        Title:   Vice President
                                               ---------------------

                                   EXHIBIT A

                            Description Of The Land

                              (Follows this page)

Legal description of land:

     Lot 1 in Block 4, LAS COLINAS, WALNUT HILL DISTRIBUTION CENTER, FOURTH INSTALLMENT, an addition to the city of Irving, Dallas County, Texas, according to the plat recorded in Volume 77097, Page 406, of the Deed Records of Dallas County, Texas, and being more particularly described by metes and bounds, as follows:


     BEGINNING at a 1/2" iron rod set, at the most Easterly Southeast corner of said Lot 1, being the intersection of the West right-of-way line of Hurd Drive (a 60 foot wide public right-of-way), with the North right-of-way line of Crown Court (a 60 foot wide public right-of-way);

     THENCE along the South boundary line of said Lot 1, and the North right-of-way line of said Crown Court as follows:

     1. S 89(degree)43'20" W 300.00 feet. to 1/2" iron rod set, at the beginning of a curve to the left;

     2. SOUTHWESTERLY 188.91 feet, along said curve to the left having a radius of 70.00 feet, a central angle of 154(degree)37'20", and a chord bearing S 77(degree)02'22" W 136.58 feet to an "X" cut in concrete set, at the most Southerly Southeast corner of said Lot 1, lying in the North boundary line of Lot 1, Block B-R, LAS COLINAS WALNUT HILL DISTRIBUTION CENTER, an addition to the City of Irving, Dallas County, Texas, according to the plat recorded in Volume 93150, Page 3935 of the Deed records of Dallas County, Texas;


     THENCE S 89(degree)43'20" W 255.98 feet, along a chain link fence and the common boundary line between said Lot 1, Block 4, and said Lot 1, Block B-R, to a 1/2" iron rod found, at the Southwest corner of Lot 1, Block 4;

     THENCE N 00(degree)17'33" E 465.01 feet, along the West boundary line of said Lot 1, Block 4, and the East boundary line of aforesaid Lot 1, Block B-R, to a 1/2" iron rod found, at the Northwest corner of said Lot 1, Block 4, being the Southwest corner of Lot 3, LAS COLINAS WALNUT HILL DISTRIBUTION CENTER, an addition to the City of Irving, Dallas County, Texas, according to the plat recorded in Volume 80188, Page 1906 of the Deed Records of Dallas County, Texas;

     THENCE N 89(degree)43'20" E 684.60 feet, along the North boundary line of said Lot 1, Block 4, and the south boundary line of said Lot 3, lying in the West right-of-way line of aforesaid Hurd Drive;

     THENCE S 00(degree)16'40" E 435.00 feet, along the East boundary line of said Lot 1, Block 4, and the West right-of-way line of said Hurd Drive, to THE PLACE OF BEGINNING, containing 6.953 acres (302,850 square feet) of land, more or less

                                   EXHIBIT B

                                 Loan Documents

                              (Follows this page)

                                 PROMISSORY NOTE
$250,000.00                                                                Texas
                                                             _____________, 2000


         FOR VALUE RECEIVED, the undersigned, ROYALBODYCARE, INC., a Nevada corporation, having a mailing address at 2301 Crown Court, Irving, Texas 75038. with, for the purpose of any notice hereunder, a copy to Clinton H. Howard, 3917 Fox Glen Drive, Irving, Texas 75062 (the "maker"), promises to pay to the order of CIIF ASSOCIATES II LIMITED PARTNERSHIP, a Delaware limited partnership, at its office at c/o AEW Capital Management, L.P., 225 Franklin Street, Boston, Massachusetts 02110 (the payee and each successor holder of this Note being herein called the "holder"), or to such other person or at such other place as the holder may from time to time designate in writing, the principal sum of TWO HUNDRED FIFTY THOUSAND DOLLARS ($250,000.00) or so much thereof as shall have been advanced to the maker with interest from the date hereof payable in arrears on so much thereof as shall from time to time be outstanding at an annual rate of _____________ (___%) per cent, calculated on the basis of a 360 day year but accruing on the unpaid principal balance for the actual number of days elapsed.

          Principal and interest evidenced by this Note shall be paid as follows:

          a. If the date hereof is not the first day of a month, on the first day of the month next following the date hereof, interest only at the rate set forth above shall be paid upon the principal balance outstanding hereon from the date hereof through such date of payment.

          b. Commencing on the first day of the second month after the date hereof, or if the date hereof is the first day of a month then commencing on the first day of the first month after the date hereof, and continuing on the first day of each of the next successive twenty-three (23) months, there shall be paid the sum of $____________, which shall be first applied to interest at the rate set forth above and any remainder to principal.

         c. The entire remaining principal balance and interest thereon shall be due and payable ____________________, 2000.

         If any installment of principal or interest or both is not paid when due, there shall also be immediately due and payable, without notice or cure period, a late charge at the rate of (i) four cents ($.04) for each dollar of such delinquent payment or (ii) one percent (1%) of such delinquent payment for each whole or partial month of delinquency, whichever is greater.

         At the option of the holder the entire indebtedness evidenced by this Note shall become immediately due and payable without notice or demand upon the occurrence at any time of any of the following events of default: (1) failure to pay in full any installment of principal or interest when due, and the continuance thereof for ten (10) days following written notice from holder to maker (provided that if such notice is given twice in any 12 month period, no such notice or cure period shall be provided for any subsequent monetary default), or default of maker or any endorser or guarantor hereof under any liability, obligation or undertaking, hereunder or otherwise, to the holder beyond any applicable grace or cure periods; (2) any default or breach in the covenants, conditions or agreements of the Guaranty from Clinton H. Howard dated as of the date hereof (the "Guaranty") or the Pledge Agreement from Clinton H. Howard dated as of the date hereof (the "Pledge Agreement") or any other instrument given to secure this Note or the Guaranty shall occur and continue after the applicable notice required therein and the expiration of any applicable grace and/or cure period provided for therein, (3) the liquidation, termination or dissolution of the organization of the maker or any endorser or guarantor hereof, or any of such ceasing to carry on actively its present business, or the appointment of a receiver for the property of any of such, if the maker or any endorser or guarantor hereof is a corporation, trust or partnership; (4) the death of any endorser or guarantor hereof, and if any endorser or guarantor hereof is a partnership, the death of any general partner;
(5) the institution by or against the maker or any endorser or guarantor hereof of any proceedings under the Bankruptcy Code, or any other law in which the maker or any endorser or guarantor hereof is alleged to be insolvent or generally not paying his respective debts as they become due, or the making by the maker or any endorser or guarantor hereof of any assignment or trust mortgage for the benefit of creditors (provided that in the event of any involuntary proceedings filed against maker, the same shall not have been dismissed within 60 days of the filing thereof).

          At the option of the holder, upon the occurrence of any event of default hereunder, the rate of interest stated above shall be increased by an additional five (5%) percent per year. Said increased rate of interest shall remain in effect for such time as the default continues.

          The maker agrees to pay all costs of collection, including reasonable fees and expenses of holder's attorneys, upon any default in the payment of principal or interest when due, and all costs including reasonable fees and expenses of holder's attorneys in case it becomes necessary to protect the security hereof, whether or not suit is commenced.

          This Note may be prepaid in whole or in part (provided that no partial prepayment shall be less than $50,000.00) without premium or penalty.

          In the event the payments required to be made hereunder, whether such payments are characterized as interest or otherwise, shall at any time exceed the limits permitted by any law governing usury or any other law applicable to the loan evidenced hereby, all such excess sums paid by the maker for the period in question shall, without further agreement or notice between or by any party hereto, be applied to the principal balance as a prepayment thereof without premium.

          The maker hereof and all endorsers and guarantors of this Note hereby severally waive presentment for payment, protest and demand, notice of protest, demand and dishonor and nonpayment of this Note and the maker's (and any endorser's or guarantor's) liability hereunder shall remain unimpaired, notwithstanding any extension of the time of payment or other indulgence granted by the holder hereof, or the release of all or any part of the security for the payment hereof or the liability of any party which may assume the obligation to make payment of the indebtedness evidenced hereby or the performance of the obligations of the maker. The obligations of each of the makers, endorsers and guarantors hereof shall be joint and several.

          Whenever notice, demand or a request under this Note may properly be given to the maker or the holder, the same shall be in writing and delivered to the party intended to receive the same at the address given in this Note, or such other address as either party shall furnish to the other by notice pursuant to this paragraph, sent by registered or certified mail, postage prepaid, return receipt requested, addressed to the maker or the holder (with a copy to Clinton H. Howard) at the address given in this Note, or to such other address as either party shall furnish to the other by notice pursuant to this paragraph; and any such notice, demand or request shall be treated as having been given three (3) business days after the same is deposited with the U.S. Postal Service.

          This note has been negotiated and is being delivered in and shall be governed by and construed in accordance with the laws of the State of Texas, without regard to conflict of law principles, to the maximum extent the parties may so lawfully agree.

          EXECUTED AS A SEALED INSTRUMENT, as of the day and year first above written.

                                      MAKER

ATTEST:                               ROYAL BODYCARE, INC., a Nevada corporation

                                      By:
----------------------------------        --------------------------------------
                                          Name:
                                          Title:


[Corporate Seal]

                                    GUARANTY

         THIS GUARANTY is made as of ___________, 2000 by Clinton H. Howard, with an address at 3917 Fox Glen Drive, Irving, Texas 75062 ("Guarantor"), to CIIF Associates II Limited Partnership, a Delaware limited partnership, with an address c/o AEW Capital Management, L.P., 225 Franklin Street, Boston, Massachusetts 02110 ("Creditor"), with respect to obligations of Globenet International I, Inc., a Delaware corporation, with an address at 2301 Crown Court, Irving, Texas 75038 ("Debtor").

                                  Introduction

         A. Creditor is, on or about the date of this Guaranty, making a loan to Debtor (the "Loan") evidenced by a promissory note from Debtor to Creditor dated _____________, 2000 in the principal amount of $250,000.00 (the "Note").

         B. Guarantor desires to induce Creditor to make the Loan in order to enhance and protect Guarantor's financial interest in Debtor.

         IN CONSIDERATION of the foregoing matters, and for other valuable consideration, the receipt and sufficiency of which is acknowledged, Guarantor covenants and agrees as follows:

         1. Guaranty. Guarantor hereby absolutely and unconditionally guarantees the full and punctual payment, performance and observance of all debts, obligations and liabilities of Debtor to Creditor under, in connection with or related to the Note, whether now existing or subsequently arising, liquidated or unliquidated, absolute or contingent, primary or secondary, now due or hereafter falling due, falling due at maturity or upon acceleration, arising directly or by assignment, purchase or other transfer, whether or not recourse thereon is limited to specific property, together with all costs of collection, compromise or enforcement, including without limitation reasonable attorneys' fees, incurred with respect to any such debts, obligations or liabilities, or with respect to this or any other guaranty of any of them, or with respect to any proceeding under the federal bankruptcy laws or any moratorium, insolvency, receivership, arrangement or reorganization law or an assignment for the benefit of creditors concerning Debtor or Guarantor, together with interest on all such costs of collection, compromise or enforcement from the date arising (all the foregoing, collectively, are called the "Obligations"). The obligation of Guarantor under this Agreement shall be deemed a liquidated obligation in the amount of the maximum possible liability of Guarantor hereunder, and shall not be deemed contingent or disputed, regardless of the credit of Debtor or any other Guarantor or the value of any security.

         2. Continuing Guaranty: Termination. This is a continuing guaranty, which shall apply to all Obligations which now exist or subsequently arise, whether or not notice of such Obligations is given to Guarantor, whether or not any or all prior Obligations had been fully paid, performed and observed before any such Obligation arose, and notwithstanding Guarantor's death, incapacity or dissolution, or the death, incapacity or dissolution of any Other Guarantor (as defined in Section 3 below).

         This Guaranty shall remain in full force and effect until all Obligations have been indefeasibly repaid in full in cash, notwithstanding any intermediate or temporary payment or settlement of the whole or any part of the Obligations. This Guaranty shall continue to be effective or be reinstated if at any time any payment made or value received with respect to any Obligation is rescinded or must otherwise be returned by Creditor upon the insolvency, bankruptcy or reorganization of Debtor or Guarantor or otherwise, all as though such payment had not been made or value had not been received.

         3. Other Rights. Remedies, Security and Obligations. Guarantor's liability is direct, primary and unconditional, and may be enforced by Creditor without first resorting to any other right, remedy or security, including without limitation any right or remedy against Debtor or against any other person, partnership or entity which now is or may at any time become liable with respect to any of the Obligations, whether as a co-maker, indorser, guarantor, surety, indemnitor or otherwise or which now has or may hereafter have any interest in property which is security for any of the Obligations ("Other Guarantor"), or against any security given by Debtor, by Guarantor or by any Other Guarantor. Guarantor's liability under this Guaranty shall not be discharged or diminished by the release, discharge, modification or failure to obtain (a) any security for any of the Obligations or (b) the primary or secondary liability of any Other Guarantor ("Other Guaranty"). Guarantor's liability shall not be discharged or diminished (w) by any waiver by Creditor of any of the terms, covenants or conditions of any of the Obligations or of any Other Guaranty thereof, (x) by the granting of any indulgence or extension of time to Debtor or to any Other Guarantor, (y) by any modification, supplement or extension of any of the Obligations, or (z) by any agreement or arrangement with Debtor, any Other Guarantor or anyone else. Creditor shall be entitled, in its sole discretion, without discharging or diminishing Guarantor's liability under this Guaranty, (i) to apply any payment or transfer received from Debtor, from Guarantor or from any Other Guarantor, to any of the Obligations, or to any other debts, obligations or liabilities of Debtor or of the payor or transferor, whether or not then due, or (ii) to apply any recovery from security to any of the Obligations or to any other debts, obligations or liabilities secured thereby, whether or not then due, or (iii) to hold any such payment, transfer or recovery from security as additional security for any or all of the Obligations, or for other debts, obligations or liabilities of the payor or transferor, or which were secured by such security, whether or not then due.

         4. Liability. Guarantor's liability hereunder is limited in amount to the Obligations and the indemnities contained herein. Guarantor's liability shall be joint and several with the liability of Debtor and with the liability of any Other Guarantor.

         5. Waiver of Notices. Etc. Creditor agrees to use reasonable efforts to provide Guarantor (at the address and by the method set forth for notices herein) with courtesy copies of all notices (including default notices) given to Debtor, concurrently with the giving of such notice to Debtor; provided, however, Guarantor agrees, to the greatest extent permitted by law, that Creditor shall not be required to give Guarantor any notice pursuant to this Guaranty, and that no failure to give any such notice (whether due to Creditor's gross negligence, willful omission or otherwise) shall discharge or diminish the liability which Guarantor would have had under this Guaranty if such notice had been given. Guarantor waives, without limitation, to the extent permitted by law: notice of acceptance of this Guaranty; notice of the incurring of additional or increased Obligations; notice of the application of any payment, transfer or recovery from security; presentment, demand and protest of any instrument, and notice thereof; notice of nonpayment or other default under this Guaranty, under any Obligation or under any

Other Guaranty; any right to demand public foreclosure sale of any security; notice of foreclosure; notice of any release, discharge, modification or failure to obtain (a) any security for any of the Obligations or (b) the liability of any Other Guarantor; notice of any waiver by Creditor of any of the terms, covenants or conditions of any of the Obligations or of any Other Guaranty; notice of the granting of any indulgence or extension of time to Debtor or to any Other Guarantor; notice of any modification, supplement or extension of any of the Obligations or of any Other Guaranty; notice of any agreement or arrangement with Debtor, any Other Guarantor or anyone else; any right to exoneration or to require election of remedies; and all suretyship defenses.

         6. Acceleration. Guarantor shall, at Creditor's option, without notice, immediately become liable for the outstanding balance of all Obligations, whether or not then due, (a) in the event of any failure by Guarantor fully and punctually to pay, perform or observe any debt, obligation or liability of Guarantor under this Guaranty, or (b) in the event that Debtor or Guarantor becomes insolvent, or attempts to make a composition, moratorium or similar agreement with its creditors, or makes a general assignment for the benefit of creditors or has a custodian or receiver appointed for a substantial portion of its assets, or (c) if a petition under the federal bankruptcy laws or any moratorium, insolvency, receivership, arrangement, or reorganization proceeding is filed or commenced by Debtor or Guarantor, or (d) if a petition under the federal bankruptcy laws or any moratorium, insolvency, receivership, arrangement or reorganization proceeding is filed or commenced against or in respect of Debtor or Guarantor and such petition or proceeding is not dismissed within 45 days thereafter, or (e) if Creditor would be entitled to accelerate any of the Obligations but for the fact that acceleration has been stayed or enjoined, or
(f) in the event of a default by Debtor beyond applicable grace and cure periods under any one or more of the Obligations, whether or not such default permits acceleration of the maturity of the other Obligations according to their terms or (g) if Guarantor dies.

         7. Unenforceability. In the event that any Obligation is for any reason not legal, valid or enforceable against Debtor, or if any Obligation is limited, modified, voided, released or discharged in any proceeding under the federal bankruptcy laws or in any moratorium, insolvency, receivership, arrangement or reorganization proceeding, or if any Obligation is subject to any setoff, direct or indirect counterclaim or defense by Debtor against Creditor, Guarantor's liability hereunder shall be the same as if such Obligation were legal, valid and enforceable, and had not been so limited, modified, voided, released or discharged, and were not subject to such setoff, counterclaim or defense. If any payment or transfer to Creditor or recovery from security by Creditor, which has been credited against any Obligation, is voided or rescinded or required to be returned by Creditor, whether or not in connection with any such proceeding, this Guaranty and any security given by Guarantor for the Obligations or for this Guaranty shall continue in effect or be reinstated as though such payment, transfer or recovery had not been made.

         8. Waiver of Subrogation; Subordination; Indemnity. Guarantor shall have no right of subrogation, reimbursement or indemnity whatsoever, nor any right of recourse to security for the Obligations, except when and so long as all of the Obligations have been fully paid, performed and observed, and have not been reinstated by reason of the avoidance of any transfer, the return of any payment, or otherwise. All present and future debts, obligations and liabilities of Debtor to Guarantor are hereby waived and postponed in favor of and subordinated to the full payment, performance and observance of the Obligations, and Guarantor agrees to assign and deliver to Creditor on request, as security for this guaranty, (a) any such debts, obligations or liabilities, (b) any instruments or documents evidencing the same, (c) any security therefor, and (d) any payments or transfers with respect thereto, or recoveries on security therefor, received by Guarantor after default under any of the Obligations. Notwithstanding the foregoing or any other provision contained herein, payment of the employment salary and employment benefits to be received by Guarantor from Debtor shall not be waived, postponed or subordinated to the full payment, performance and observance of the Obligations, to the extent such salary and benefits are consistent in type and amount to the salary and benefits received by Guarantor at the time of the execution hereof. Guarantor indemnifies and holds harmless Creditor and its partners, stockholders, directors, officers, trustees, beneficiaries, agents, employees and persons acting by, through, under or in concert with any of them, and any of their successors, personal representatives or assigns (collectively, the "Indemnitees") from and against any liability, damage, loss, cost or expense, including reasonable attorneys' fees, incurred in connection with any claim, suit or proceeding by Debtor or anyone claiming through or under Debtor against any of the Indemnitees, arising out of or relating to the Obligations, the loan pursuant to which the Obligations were incurred, or any actions by any of the Indemnitees to enforce the Obligations or to recover on security for the Obligations. Guarantor's liability under this Guaranty shall constitute "Senior Indebtedness" or "Superior Indebtedness" as those terms (or similar terms) are used in any subordinated indebtedness of Guarantor now or subsequently outstanding, and Guarantor shall take any and all action necessary to evidence and effect the subordination of such subordinated indebtedness to Guarantor's liability under this Guaranty.

         9. Financial Statements. Guarantor agrees to furnish to Creditor from time to time on reasonable demand, and annually without demand a true and complete balance sheet and annual income statement of Guarantor in form reasonably satisfactory to Creditor.

         10. Legal Action. Any legal action to enforce this Guaranty may be maintained alone, without first proceeding against Debtor, any Other Guarantor or any security, or may be consolidated, at Creditor's election, with any action or other proceeding against Debtor or any Other Guarantor. Creditor's books and records showing the account between Creditor and Debtor shall be admissible in any action or proceeding and shall constitute prima facie proof of the items stated in such books and records. Creditor's rights are cumulative and shall not be exhausted by the exercise of its rights against Guarantor in any number of actions, except when and so long as all Obligations have been fully paid, performed and observed, and have not been reinstated by reason of the avoidance of any transfer, the return of any payment, or otherwise, in which event Guarantor's liability under this Guaranty shall be likewise reinstated. Guarantor waives any right to a jury trial in any action to enforce this Guaranty, and Guarantor shall pay all costs and expenses, including attorney fees, incurred by Creditor in connection with the enforcement of this Guaranty, whether or not legal action is commenced.

         11. Successors and Assigns. The benefit of this Guaranty shall run to Creditor and its heirs, personal representatives, beneficiaries, successors and assigns. In the event that any Obligation is assigned or otherwise transferred by Creditor, all of Creditor's rights under this Guaranty may, at Creditor's option, be assigned to the immediate and any subsequent assignees or transferees of such Obligation and shall continue to run to Creditor with respect to any

Obligations not so assigned or transferred. The burden of this Guaranty shall bind Guarantor and its heirs, personal representatives, successors and assigns. This Guaranty shall apply to the Obligations of Debtor and of Debtor's heirs, personal representatives, successors and assigns, including without limitation the successor to Debtor upon any merger, consolidation, liquidation or dissolution of Debtor and, including without limitation any transferee of all or substantially all of the assets of the Debtor and any partnership, person or entity which carries on the business of Debtor.

         12. Notices. Any notice under this Guaranty shall be in writing and shall be deemed to have been duly given, (a) if to Guarantor, three business days after being mailed by registered or certified mail, return receipt requested, to Guarantor's address set forth above, or to such other one address as Guarantor may designate from time to time by notice hereunder to Creditor,
(b) if to Creditor, three business days after being mailed by registered or certified mail, return receipt requested, to Creditor at the address set forth above, or at such other one or more addresses as Creditor may designate from time to time by notice hereunder to Guarantor, and also by each heir, personal representative, successor, assign or transferee of any Obligation of which notice has been given hereunder to Guarantor, at the address or addresses specified in such notice.

         13. Governing Law. This Guaranty, all acts and transactions hereunder, and the rights and duties of the parties hereto shall be governed by, and construed and enforced according to the laws of the State of Texas, without regard to conflict of law principles.

         14. Integration, Amendment and Waiver. This Guaranty sets forth the entire agreement between Guarantor and Creditor, and supersedes any prior or contemporaneous agreements, understandings or representations, oral or written, with respect to the subject matter hereof, but is supplementary to and does not supercede any prior guaranty, subordination agreement or grant of security unless expressly so stated herein. No amendment or waiver of any provision of this Guaranty shall be effective unless evidenced in a writing signed by the Creditor and Guarantor.

         15. Titles: Gender and Number. Section titles are inserted for convenience only and are not to be construed as part of this Guaranty. Whenever the neuter, masculine or feminine gender or the plural or singular number is used in this Guaranty, it shall be deemed to represent whatever gender or number the context or circumstances require.

         16. Severability. If any provision of this Guaranty shall be held by any court to be illegal or unenforceable, all other provisions of this Guaranty shall remain in full force and effect.

         17. Intentionally Omitted.

         18. Security Interest. Simultaneously herewith, Guarantor has granted to Creditor, as security for the full and punctual payment, performance and observance of this Guaranty, a security interest in the following property, including proceeds and products thereof and after acquired property of similar types: ___ shares of common stock in Debtor. The grant of such security interest shall be governed by a Pledge Agreement by Guarantor of even date herewith.

         19. Representations and Warranties. Guarantor represents and warrants that:

                  (a) Guarantor is an individual citizen and resident of the State of Texas;

                  (b) Guarantor has a substantial financial interest in Debtor;

                  (c) As of the date hereof, Guarantor owns ________ shares of ________ stock in Debtor, with a value of $________;

                  (d) Guarantor has full legal competence to execute and deliver this Guaranty and to perform its obligations hereunder;

                  (e) the execution and delivery of this Guaranty by Guarantor does not, and the performance of this Guaranty by it will not, violate any law, regulation or ordinance, or any judicial order or decree, or any agreement, indenture, note or other instrument to which it is a party or by which it or any of its property may be bound;

                  (f) there is no pending or threatened litigation, arbitration or administrative proceeding which would have a material adverse effect on the financial condition of Guarantor or on the rights and remedies of Creditor under this Guaranty; and

                  (g) this Guaranty is legal, valid and binding, and is enforceable in accordance with its terms.

         EXECUTED in any number of counterparts as a sealed instrument, effective as of the date first above written.

Signed, sealed and delivered
in the presence of:                      GUARANTOR:

Attest:

---------------------------------        -----------------------------------
Typed Name:                              Clinton H. Howard
Title:

                                 STATE OF TEXAS

_______________ County, Section:

The above-named Clinton H. Howard personally appeared before me this ____ day of ______________, 2000, and acknowledged the foregoing Guaranty to be his free act and deed.

                                             --------------------------------
                                             Notary Public
                                             My Commission Expires:
                                                                   ----------

                                PLEDGE AGREEMENT

This is a pledge agreement made as of the ____ day of ___________, 2000 between Clinton H. Howard, an individual residing at 3917 Fox Glen Drive, Irving, Texas 75062 ("Pledgor"), and CIIF Associates II Limited Partnership, a Delaware limited partnership ("Pledgee").

                                   WITNESSETH:

         WHEREAS, Pledgor has issued that certain Guaranty (the "Guaranty") to Pledgee of even date herewith guarantying certain obligations with respect to that certain Promissory Note (the "Note") of even date from Royal BodyCare, Inc., a Nevada corporation having its principal place of business at 2301 Crown Court, Irving, Texas 75038 (the "Company"), to Pledgee in the original principal amount of $250,000, as more particularly set forth therein; and

         WHEREAS, as collateral security for the obligations of Pledgor under the Guaranty, Pledgor has agreed to pledge and grant to Pledgee a first priority security interest in ____ shares of common stock which Pledgor owns in the Company, as more fully set forth herein;

         NOW THEREFORE, the parties hereto agree and acknowledge that the foregoing recitals are true and correct and to the following:

         1. Pledge of Collateral. As collateral security for the performance of the obligations of Pledgor under the Guaranty (the "Obligations"), Pledgor hereby pledges and grants to Pledgee a security interest in and to ___ shares of the common stock of the Company held by Pledgor, as identified in Exhibit A annexed hereto, and any and all stock rights, powers and other distributions, dividends or proceeds thereof (the "Shares"). In addition, any stock rights, dividends, powers or other distributions or proceeds received by Pledgor on account of the Shares shall be held in trust for and delivered to Pledgee to be held in accordance with the terms of this Pledge Agreement, and shall be included in the Shares described above.

         2. Delivery of the Shares. The stock certificates evidencing the Shares have been delivered to Pledgee on the date hereof, together with undated stock powers executed in blank. Upon payment in full of the Note and satisfaction of all of Pledgor's obligations under the Guaranty, Pledgee shall return to Pledgor such certificates and undated stock powers as well as such other instruments, documents, stock certificates, money and goods as may come into Pledgee's possession from time to time pursuant to this Pledge and remain in Pledgee's possession at the time of such payment in full and satisfaction, except to the extent Pledgee is entitled to retain or dispose of the same pursuant to the terms hereof.

         3. Pledgee's Rights and Duties with Respect to the Collateral. Pledgee's only duty with respect to the Shares shall be to exercise reasonable care to secure the safe custody thereof, all other duties being hereby expressly disclaimed. Pledgee shall have the right, but not the obligation, to (a) demand, sue for, receive and collect all money or money damages payable on account of any Shares, (b) protect, preserve or assert any other rights of Pledgor or take any other action with respect to the Shares, and (c) pay any taxes, liens, assessments, insurance premiums or other charges pertaining to the Shares. Any expenses incurred by Pledgee under the preceding sentence shall be paid by Pledgor within five business days after Pledgor's receipt or deemed receipt of a demand therefor, become part of the Obligations secured by the Shares and bear interest until paid at a per annum rate equal to the greater of
(a) 15% or (b) 5% over the prime rate as then announced by the Wall Street Journal. Pledgee shall be relieved of all responsibility for the Shares upon surrendering them to Pledgor. Notwithstanding the provisions of this Paragraph 3, so long as Pledgor is not in default hereunder, it shall have the rights granted to it in Paragraphs 5 and 6 hereof.

         4. Pledgor's Warranties and Indemnity.

                  4.1 Pledgor represents, warrants and covenants (a) that Pledgor is the lawful record and beneficial owner of the Shares, (b) that the Shares are fully paid and nonassessable, (c) that as of the date hereof, the Shares are free and clear of all liens, encumbrances and security interests, other than the security interest granted by Pledgor hereunder, and this pledge constitutes a valid and perfected first priority security interest in the Shares enforceable against Pledgor, (d) that the Shares are not subject to any outstanding rights of redemption or options to purchase or sell, (e) that Pledgor has the sole right and lawful authority to pledge the Shares and otherwise to comply with the provisions hereof, (f) that no litigation is pending or, to the best of Pledgor's actual knowledge, threatened against Pledgor, which if adversely determined, would have a material adverse effect against Pledgor or Pledgee's rights in respect of the Shares, (g) that the execution, delivery and performance of this Pledge will not violate any provision of any requirement of law or contractual obligation of Pledgor and will not result in the creation or imposition of any lien on any of the properties or revenues of Pledgor pursuant to any requirement of law or contractual obligation of Pledgor, (h) that Pledgor agrees to defend Pledgee's interest in the Shares and the security interest therein against any and all claims and demands, and (i) that this Pledge Agreement constitutes the legal, valid and binding obligation of Pledgor, enforceable against Pledgor in accordance with its terms.

                  4.2 If any adverse claim is asserted in respect of the Shares or any portion thereof, except as such may arise from the wanton, reckless or unauthorized acts of Pledgee, Pledgor agrees to indemnify Pledgee and hold Pledgee harmless from and against any liabilities or damages, including reasonable attorney's fees, incurred by Pledgee in exercising any right, power or remedy of Pledgee hereunder. Any such loss, liability or expense so incurred shall be paid by Pledgor within five business days after the giving of a demand therefor, become part of the Obligations secured by the Shares and bear interest at a per annum rate equal to the greater of (a) 15% or (b) 5% over the prime rate as then announced by the Wall Street Journal.

         5. Voting of Collateral. While Pledgor is not in default hereunder, Pledgor may vote the Shares, provided that said voting shall be in conformity with Pledgor's performance under this Pledge Agreement and the Guaranty.

         6. Dividends and Other Distributions. While Pledgor is not in default hereunder, Pledgor may receive all cash dividends, payments of principal and interest, and other cash distributions payable with respect to Shares, provided, however, that Pledgor shall immediately inform Pledgee of the receipt of any such dividend, payment or other distribution and shall hold the amount thereof in trust for Pledgee unless and until Pledgee shall in writing release Pledgor from such trust. Pledgor shall cause all non-cash dividends and distributions with respect to Shares to be distributed directly to Pledgee, to be held by Pledgee as part of the Shares, and if any such distribution is made to Pledgor he shall receive such distribution in trust for Pledgee and shall immediately transfer it to Pledgee.

         7. Pledgor's Default. Pledgor shall be in default hereunder upon the occurrence of any of the following events:

                  (a) Any event of default shall occur under the Note or Pledgor shall default in any of its obligations under the Guaranty;

                  (b) If Pledgor is not paying his debts as they become due, becomes insolvent, files or has filed against him a petition under any chapter of the United States Bankruptcy Code, 11 U.S.C. SECTION 101 et seq. (or any similar petition under any insolvency law of any jurisdiction) (provided that any involuntary proceedings against Pledgor have not been dismissed within 60 days of the filing thereof), proposes any liquidation, composition or financial reorganization with his creditors, makes an assignment or trust mortgage for the benefit of creditors, or if a receiver, trustee, custodian or similar agent is appointed or takes possession with respect to any property or business of Pledgor;

                  (c) If any lien, encumbrance or adverse claim of any nature whatsoever is asserted with respect to any Shares and is not immediately discharged, dismissed or stayed;

                  (d) If any warranty of Pledgor hereunder is or shall become false;

                  (e) If Pledgor fails to fulfill any obligation hereunder; or

                  (f) If Pledgor fails to pay or perform any of the Obligations when such payment or performance is due.

         8. Pledgee's Rights upon Default. Upon the occurrence of any default as defined in Section 7 hereof, Pledgee may, if Pledgee so elects in its sole discretion, take any one or more of the following actions:

                  (a) at any time and from time to time sell, assign and deliver all or any part of the Shares, or any interest therein, at any public or private sale, for cash, on credit or for other property, for immediate or future delivery, without any assumption of credit risk, and for such price or prices and on such terms as Pledgee in its absolute discretion may determine; provided that at least five (5) days' written notice of the time and place of any such sale shall be given to Pledgor. Pledgor acknowledges that any such private sale may be at prices and on terms less favorable to the seller than if sold at public sales and that private sales shall be deemed to be made in a commercially reasonable manner notwithstanding that such a private sale may result in a lower sale price.

                  (b) exercise the right to vote, the right to receive cash dividends and other distributions, and all other rights with respect to the Shares as though Pledgee were the absolute owner thereof, whether or not such rights were retained by Pledgor as against Pledgee before default; and

                  (c) exercise all other rights available to a secured party under the Uniform Commercial Code as adopted in the State of Texas and other applicable law.

                  (d) the rights and remedies available pursuant to this Pledge Agreement are cumulative and not exclusive of any other rights or remedies otherwise available to Pledgee.

         9. Application of Sale Proceeds. In the event of a sale of Shares, the proceeds shall first be applied to the payment of the actual expenses of the sale, including brokers' commissions, reasonable counsel fees, any taxes or other charges imposed by law upon the Shares or the transfer thereof and all other charges paid or incurred by Pledgee pertaining to the sale; and, second, to satisfy outstanding Obligations, in the order in which Pledgee elects in its sole discretion; and, third, the surplus (if any) shall be paid to Pledgor.

         10. Notices. All notices made or required to be made hereunder shall be sent by United States certified or registered mail, return receipt requested, with postage prepaid, addressed to Pledgee or Pledgor at the address first above written. Notice by mail shall be deemed to have been given and received three business days following the date when the notice, so addressed with postage prepaid, is deposited in the mail.

         11. Heirs, Successors, Etc. This Pledge Agreement and all of its terms and provisions shall benefit and bind the heirs, successors, assigns, transferees, executors and administrators of each of the parties hereto.

         12. Pledgee's Forbearance. Any forbearance, failure or delay by Pledgee in exercising any right, power or remedy hereunder shall not be deemed a waiver of such right, power or remedy. Any single or partial exercise of any right, power or remedy of Pledgee shall continue in full force and effect until such right, power or remedy is specifically waived in writing by Pledgee.

         13. Further Assurances. Pledgor covenants and agrees to execute and deliver, or cause to be executed or delivered, all such other stock powers, proxies, instruments and documents, and to take such other action or actions as Pledgee may reasonably request from time to time in order to carry out the provisions and purposes hereof.

         14. Termination. This Pledge Agreement and the pledge and security interest represented hereby shall terminate upon the indefeasible payment in full of the Note and the satisfaction of all of Pledgor's obligations under the Guaranty.

         15. Miscellaneous.

                  (a) This Pledge Agreement or any part hereof may not be changed, waived or amended except by a written instrument signed by Pledgee and Pledgor, and no waiver by Pledgee or Pledgor on any one occasion of any rights hereunder shall operate as a waiver on any other occasion.

                  (b) The construction and enforcement of this Pledge Agreement shall be governed by the laws of the State of Texas without regard to conflict of laws principles.

                  (c) Pledgee shall pay all actual costs and expenses, including reasonable attorney fees, incurred by Pledgor in connection with the enforcement of this Pledge Agreement, whether or not legal action is commenced.

                  (d) If any part of this Pledge Agreement or any agreement, document or instrument executed in connection herewith shall be deemed invalid or unenforceable by a court of competent jurisdiction, the remaining provisions shall remain in full force and effect and shall continue to be binding upon the parties.

                  (e) This Pledge Agreement may be executed in one or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute one and the same instrument.

                  (f) Nothing in this Pledge Agreement shall be construed to waive or postpone the payment of employment salary and employment benefits to be received by Pledgor from the Company or to subordinate the payment the same to the full satisfaction of the Company's obligations under the Note, in each case to the extent such salary and benefits are consistent in type and amount to the salary and benefits received by Pledgor at the time of the execution hereof.

         16. Intentionally Omitted.

         THE PLEDGOR HEREBY WAIVES ANY AND ALL RIGHTS TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING IN CONNECTION WITH ALL MATTERS CONTEMPLATED HEREBY AND DOCUMENTS EXECUTED IN CONNECTION HEREWITH.

         EXECUTED under seal as of the date first above written.



PLEDGOR:
                               -------------------------------------------------
                               Clinton H. Howard


PLEDGEE:                       CIIF ASSOCIATES II LIMITED PARTNERSHIP,
                               a Delaware limited partnership


                               By: AEW Advisors, Inc. (formerly known as Copley
                                   Advisors, Inc.), a Massachusetts corporation, its general partner


                                   By:
                                       -----------------------------------------
                                       Name:
                                             -----------------------------------
                                       Title:
                                              ----------------------------------

                                   EXHIBIT C

                                     Lease

                              (Follows this page)

                                   EXHIBIT C

                              2301 Chovanetz Court
                                   Irving, TX

                ADDENDUM TO STANDARD INDUSTRIAL LEASE AGREEMENT

     THIS ADDENDUM TO STANDARD INDUSTRIAL LEASE AGREEMENT (this "Option Agreement") is to be attached to and shall form a part of that certain Standard Industrial Lease Agreement (the "Lease") dated June 19th, 1998, between CIIF ASSOCIATES II LIMITED PARTNERSHIP, a Delaware limited partnership ("Landlord") and GLOBENET INTERNATIONAL I, INC., a Delaware corporation ("Tenant"), concerning the demised premises as defined in the Lease and more particularly described on Exhibit "A" attached hereto, together with all improvements thereon and all rights and appurtenances pertaining thereto, including any right, title and interest of Landlord in and to adjacent streets, alleys and rights-of-way (collectively the "Property").

     1. Landlord hereby grants to Tenant an option (the "Option") to purchase the Property Option on the terms and conditions set forth in this Option Agreement.

     2. The Option shall commence on the date hereof and may be exercised until and shall terminate on the date two (2) years thereafter (the "Expiration Date") unless sooner terminated in accordance with the provisions hereof. Provided that Tenant is not in default of any of the terms, covenants and conditions of the Lease, and the Lease has not been assigned or the Premises (or a part thereof) sublet, except as provided by Paragraph 14 of the Lease, Tenant may exercise the Option by delivering written notice to Landlord that Tenant has elected to purchase the Property pursuant to the provisions hereof. The notice must be delivered to Landlord at Landlord's address for notices set forth in the Lease. The notice must set forth the date on which Tenant desires to close the acquisition of the Property (the "Closing Date") which date shall not be later than the Expiration Date, as defined in this Paragraph. In the event that the Option is not exercised prior to the Expiration Date, the Option shall terminate.

     3. In consideration of the Option set forth herein, Tenant shall pay to Landlord, in addition to any rent and other sums payable by Tenant to Landlord under the Lease, a non-refundable option payment in the amount of $100.00, the receipt and sufficiency of which is hereby acknowledged.

     4. The purchase price ("Purchase Price") for the Property shall be Three Million Five Hundred Thousand Dollars ($3,500,000).

     5. Prior to the Closing Date, Landlord shall, (i) at Tenant's expense, deliver to Tenant a copy of a current survey of the Property prepared by a Registered Professional Land Surveyor, and (ii) at Landlord's expense deliver to Tenant a title commitment ("Title Commitment") covering the Property binding the issuing title company to issue a Texas Owner Policy of Title Insurance on the standard form prescribed by the Texas State Board of Insurance at the Closing in the full amount of the Purchase Price, insuring Tenant's fee simple title to the Property to be good and indefeasible, subject only to the Permitted Exceptions (as hereinafter defined), together with copies of all recorded instruments affecting the Property and recited as exceptions in the Title Commitment (the "Title Documents"), and a current tax certificate. Tenant shall have ten (10) days after the receipt of the

ADDENDUM TO STANDARD
INDUSTRIAL LEASE AGREEMENT - Page 1
latter of the survey, the Title Commitment or the Title Documents, to review same and to deliver in writing to Landlord such objections as Tenant may have to anything contained in them. Any such item to which Tenant shall not object shall be deemed a "Permitted Exception". If there are objections by Tenant, or a third party lender, Landlord shall, in good faith, attempt to satisfy such objections prior to Closing, but Landlord shall not be required to incur any cost to do so. If Landlord delivers written notice to Tenant on or before the Closing Date that Landlord is unable to satisfy such objections, Tenant may either waive such objections and accept such title as Landlord is able to convey or terminate Tenant's election to exercise the Option by written notice to Landlord.

    6. The closing of the sale (the "Closing") shall take place on the Closing Date at a location and at a time mutually acceptable to Landlord and Tenant. At the Closing: (i) Landlord shall deliver to Tenant a general warranty deed and bill of sale conveying good and indefeasible title in fee simple to the Property, subject, however, only to the lien for taxes for the year of Closing not yet due and payable, and the Permitted Exceptions; and (ii) Tenant shall deliver to Landlord in readily available funds the full amount of the Purchase Price. Each party shall pay its share of all other closing costs which are customarily paid by a seller or purchaser in a transaction of this character in Dallas County, Texas. Each party shall pay its own attorneys' fees in connection with the closing of Tenant's acquisition. In the event that the Closing does not occur prior to the Expiration Date, then the Option shall terminate, be void, and Tenant's rights under this Option Agreement shall be null and void.

     7. The provisions of this Option Agreement and the Option shall terminate, without notice, demand or any other action being taken by Landlord, all of which are hereby expressly waived by Tenant, upon the earlier to occur of the following: (i) the termination of the Lease; or (ii) the Expiration Date.

    8.   Tenant, at its election, may file this Option Agreement of record.

    Executed effective this 12 day of June, 1998.


TENANT:                                      LANDLORD:

GLOBENET INTERNATIONAL I, INC.,              CIIF ASSOCIATES II LIMITED
a Delaware corporation                       PARTNERSHIP,
                                             a Delaware limited partnership
By: /s/ CLINTON H. HOWARD
   ---------------------------               By:  AEW Advisors, Inc.,
Name: Clinton H. Howard                           a Massachusetts corporation,
     -------------------------                    Managing General Partner
Title: President
      ------------------------                    By: /s/ MARK A. ALBERTSON
                                                     ----------------------
                                                  Name: Mark A. Albertson
                                                       --------------------
                                                  Title: Vice President
                                                        -------------------

ADDENDUM TO STANDARD
INDUSTRIAL LEASE AGREEMENT-Page 2

THE STATE OF TEXAS  )
                    )
COUNTY OF DALLAS    )


     BEFORE ME, the undersigned authority, a Notary Public in and for the State of Texas, on this day personally appeared Howard, Clinton of GlobeNet International I, Inc., a Delaware corporation, [known to me] or [proved to me through his Texas Drivers License or other document] to be the person and officer whose name is subscribed to the foregoing instrument, and acknowledged to me that he executed the same as a duly authorized officer of such corporation, for the purposes and consideration therein expressed, and in the capacity therein stated.

     GIVEN UNDER MY HAND AND SEAL OF OFFICE, this 12th day of June, 1998.

                                        /s/ CHARLOTTE BURROWS
[SEAL]                                  -----------------------------
                                        Notary Public, State of Texas



THE STATE OF MASSACHUSETTS  )
                            )
COUNTY OF SUFFOLK           )


     BEFORE ME, the undersigned authority, a Notary Public in and for the State of Massachusetts, on this day personally appeared Mark A. Albertson of AEW Advisors, Inc., a Massachusetts corporation, general partner of CIIF Associates II Limited Partnership, a Delaware limited partnership, [known to me] or [proved to me through his Texas Drivers License or other document] to be the person and officer whose name is subscribed to the foregoing instrument, and acknowledged to me that he executed the same as a duly authorized officer of such corporation, for the purposes and consideration therein expressed, and in the capacity therein stated.

     GIVEN UNDER MY HAND AND SEAL OF OFFICE, this 19th day of June, 1998.

Gail M. Tramontozzi, NOTARY PUBLIC         /s/ GAIL M. TRAMONTOZZI
My Commission Expires Mar. 30, 2001        -------------------------------------
                                           Notary Public, State of Massachusetts


ADDENDUM TO STANDARD
INDUSTRIAL LEASE AGREEMENT - Page 3

                                  EXHIBIT "A"

                               LEGAL DESCRIPTION

Being an approximate 119,192 square foot lease space located at 2301 Chovanetz Court, Irving, Dallas County, Texas, in an approximate 119,192 square foot building known as 2301 Chovanetz Court and located on a tract being further described as:

Metes and bounds description

BEING a 4.355 acre tract out of TRACT "K" in the Walnut Hill Distribution Center North in the City of Irving, Texas as originally recorded in Volume 76081, page 296, Deed Records of Dallas County and corrected by Certificate of Correction in Volume 77247, Page 0005, Deed Records of Dallas County, and being more particularly described as follows:

BEGINNING at the intersection of the North line of Tract "K-1" (a 50 foot private R.O.W. easement) and the East right-of-way line of Hurd Drive;

THENCE leaving Hurd Drive South 73(degree) 07' 00" East 22.28 feet along the North line of said Tract "K-1" to a point for a corner; said point being the point of curvature of a curve to the left with a central angle of 17(degree) 09' 40" and a radius of 739.65 feet;

THENCE with said curve to the left 221.54 feet to the point of tangency of said curve;

THENCE continuing along the North line of Tract "K-1" North 89(degree) 43' 20" East 360.24 feet to a point for a corner; said point being the Southwest corner of an 8.019 acre tract conveyed by Las Colinas Corporation to E.I. DuPont DeNemours and Company, Inc., as recorded in Volume 78012, Page 0685, Dallas County Deed Records, January 17, 1978;

THENCE leaving the North line of Tract "K-1" North 00(degree) 16; 40" West
303.43 feet along the western boundary line of said 8.019 acre tract to a point for a corner;

THENCE continuing along the western boundary line of said 8.019 acre tract, North 44(degree) 46' 50" West 266.16 feet to a point for a corner; said point being in the East right-of-way line of Hurd Drive; said point also being the Northwest corner of said 8.019 acre tract;

THENCE along Hurd Drive South 45(degree) 13' 10" West 439.00 feet to a point for a corner; said point being the point of curvature of a curve to the left with a central angle of 28(degree) 20' 45" and a radius of 461.14 feet;

THENCE Southwesterly along Hurd Drive with said curve to the left through a central angle of 22(degree) 08' 10" a distance of 178.16 feet to the POINT OF BEGINNING.

CONTAINING 4.355 acres of land, more or less.

[ILLEGIBLE] obligations of Landlord and Tenant set forth herein, Landlord leases to Tenant, and Tenant takes from Landlord the approximately 119,192 square feet more particularly outlined on the floor plan, attached as Exhibit "A-1" (the "Premises"), which Premises are part of that approximately 119,192 square foot building (the "Building") located on the real property situated within the County of Dallas, State of Texas, which real property is more particularly described on EXHIBIT "A" attached hereto and incorporated herein by reference (the "Land"), together with all rights, privileges, easements, appurtenances, and amenities belonging to or in any way pertaining to the Premises, to have and to hold, subject to the terms, covenants and conditions in this Lease. If more than one building is located on the Land, then all referenced herein to "Building" shall be deemed to refer to all such buildings collectively unless the context otherwise requires.

     B. The term of this Lease shall commence upon the later of: (i) August 1, 1998, or (ii) if Landlord is required to construct improvements in the Premises pursuant to Paragraph 1.C. below, on the third day following the date of substantial completion of any such alterations or improvements to the Premises described in Paragraph 1.C. below (the "Commencement Date"). The term of this Lease shall end on the last day of the calendar month that is 123 full calendar months after the Commencement Date.

     C. If an Exhibit "B" is attached hereto, then Landlord shall construct and install in the Premises those improvements and alterations to be constructed and installed by Landlord pursuant to the plans and specifications described on such Exhibit "B" attached hereto and incorporated herein by reference (the "Plans"). Landlord will entertain Tenant's suggestion of a general contractor to complete construction of the Plans if such contractor meets with Landlord's approval and Landlord's standard requirements for a contractor. As used herein, the term "substantial completion" or "substantially completed" shall mean that, in the opinion of the architect or space planner that prepared the Plans, such improvements have been completed in accordance with the Plans and the Premises are in good and satisfactory condition, subject only to completion of minor punch list items. As soon as such improvements have been substantially completed, Landlord shall notify Tenant in writing that the Commencement Date has occurred. Within ten (10) days thereafter, Tenant shall submit to Landlord in writing a punch list of items needing completion or correction. Landlord shall use its best efforts to complete such items within thirty (30) days after the receipt of such notice. In the event Tenant, its employees, agents or contractors cause construction of such improvements to be delayed, the Commencement Date shall be deemed to be the date that, in the reasonable opinion of Landlord, substantial completion would have occurred if such delays had not taken place.

     2.   BASE RENT, SECURITY DEPOSIT AND ESCROW PAYMENTS.

     A. Tenant agrees to pay to Landlord Base Rent (herein so called) for the Premises, in advance, without demand, deduction or set off, at the rate, as set forth in the Base Rent Schedule attached as Exhibit "C" attached hereto, per month during the term hereof. One such monthly installment, plus the other monthly charges set forth in Paragraph 2.C.(b) below, shall be due and payable on the date hereof and a like monthly installment shall be due and payable on or before the first day of each calendar month succeeding the Commencement Date; provided, however, that should this Lease commence on a day other than the first day of a calendar month or terminate on a day other than the last day of a calendar month, the rental for such partial month shall be prorated.

     See Paragraph 27.

     B. In addition, Tenant shall deposit with Landlord on the date hereof the sum of Fifty-Four Thousand Six Hundred Thirty and 00/100 Dollars ($54,630.00) (the "Security Deposit"), which shall be held by Landlord as security for the performance of Tenant's obligations under this Lease, it being expressly understood and agreed that the Security Deposit is not an advance rental deposit or a measure of Landlord's damages in case of an event of default. Upon each occurrence of an event of default, Landlord may use all or part of the Security Deposit to pay past due rent or other payments due Landlord under this Lease, and the cost of any other damage, injury, expense or liability, chargeable to Tenant hereunder, without prejudice to any other remedy provided herein or provided by law. On demand, Tenant shall pay Landlord the amount that will restore the Security Deposit to its original amount. The Security Deposit shall be deemed the property of Landlord, but any remaining balance of the Security Deposit shall be returned by Landlord to Tenant when Tenant's obligations under this Lease have been fulfilled. The amount of the Security Deposit will be decreased to the sum of Twenty Seven Thousand Three Hundred Fifteen and 00/100 Dollars ($27,315.00) if Tenant performs all of the following obligations: (1) Tenant meets all of its annual revenue projections through December 1999 as set forth on Exhibit "D" attached hereto, and (2) Tenant's annual revenue projections through December 1999 as set forth on Exhibit D are verified in the annual 10-K filed with the Security Exchange Commission. At no time shall the minimum balance of the Security Deposit be less than the sum of Fifty Four Thousand Six Hundred Thirty and 00/100 Dollars ($54,630.00) unless Tenant meets the requirements set forth in the preceding sentence and Landlord provides written notice of such reduction of the Security Deposit, which notice shall not be unreasonably withheld.

     See Paragraph 29.

     C. Tenant agrees to pay, as additional rent, its Proportionate Share (as defined in Paragraph 22.B. below) of (1) Taxes (hereinafter defined) payable to Landlord pursuant to Paragraph 3.A. below, (2) the cost of any utilities used in the Building which are not otherwise paid for by Tenant pursuant to Paragraph 8. below or billed separately to another tenant of the Building, (3) the cost of any insurance maintained by Landlord on the Building or operating expenses required by this Lease, including, without limitation, those

     (c)  Utilities, Insurance and other Operating Expenses
          as set forth in Paragraphs 2.C.(2), and (3)                 $ 2,186.00
                                                                      ----------
                                                                      $35,261.00
                                                                      ==========

     D. In calculating the annual cost of the items described in subparagraph C above, if during any period during the relevant year the Building is less than one hundred percent (100%) occupied, then in computing the amount of Tenant's obligations Landlord shall "gross up" the amount of any of Landlord's expenses which fluctuate with Building occupancy to the amount which, in Landlord's reasonable estimation, such fluctuating expenses would have been if the Building had been one hundred percent (100%) occupied for the entire year. Tenant will then pay Tenant's Proportionate Share of such grossed-up amount so that the actual amount paid by Tenant in respect of such fluctuating expenses is not affected by occupancy or non-occupancy of the remainder of the Building.

     3.   TAXES

     A. Landlord agrees to pay all taxes, assessments and/or governmental charges of any kind and nature (collectively referred to herein as "Taxes") that accrue against the Premises, the Land and/or the Building. If at any time during the term of this Lease, there shall be levied, assessed or imposed on Landlord a capital levy or other tax directly on the rents received hereunder and/or a franchise tax, assessment, levy or charge measured by or based, in whole or in part upon such rents from the Premises, the Land and/or the Building, then all such taxes, assessments, levies or charges, or the part thereof so measured or based, shall be deemed to be included within the term "Taxes" for the purposes hereof. The Landlord shall have the right to, or upon Tenant's demand Landlord shall, employ a tax consulting firm to attempt to assure a fair tax burden on the Building and the Land within the applicable taxing jurisdiction. Tenant agrees to pay its Proportionate Share of the cost of such consultant. In addition, if the Building is a multiple occupancy Building and the cost of any improvements constructed on the Premises is disproportionately higher than the cost of improvements constructed on the premises of other tenants of the Building, then the Landlord, at its option, may require that Tenant pay the amount of Taxes attributable to such disproportionately more expensive improvements in addition to its Proportionate Share of Taxes.

     B. Prior to delinquency, Tenant shall (i) pay all taxes levied or assessed against any personal property or fixtures placed in the Premises, and
(ii) upon the request of Landlord, deliver to Landlord receipts from the applicable taxing authority or other evidence acceptable to Landlord to verify that such taxes upon personal property and fixtures have been paid by Tenant. If any such taxes are levied or assessed against Landlord or Landlord's property and (i) Landlord pays the same or (ii) the assessed value of Landlord's property is increased by inclusion of such personal property and fixtures and Landlord pays the increased taxes, then, upon demand Tenant shall pay to Landlord such taxes.

     4.   LANDLORD'S REPAIRS

     A. Tenant understands and agrees that this Lease is intended to be a "net" lease, and as such, Landlord's maintenance, repair and replacement obligations are limited to those set forth in this Paragraph 4.A. Landlord, at its own cost and expense, shall be responsible for repair and replacement of only the roof, the foundation and the structural members of the exterior walls of the Building. The terms "roof" and "walls" as used herein shall not include skylights, windows, glass or plate glass, doors, special store fronts or office entries. Tenant shall immediately give Landlord written notice of defect or need for repairs, after which Landlord shall have reasonable opportunity to repair same or cure such defect. Landlord's liability with respect to any defects, repairs, replacement or maintenance for which Landlord is responsible hereunder shall be limited to the cost of such repairs or maintenance or the curing of such defect.

     B. Landlord reserves the right to perform Tenant's maintenance, repair and replacement obligations and any other items that are otherwise Tenant's obligations under Paragraph 5.B., in which event, Tenant shall pay to Landlord any cost or expense incurred by Landlord in making such repairs within ten (10) days after demand.

     5.   TENANT'S MAINTENANCE AND REPAIR OBLIGATIONS.

     A. Tenant, at its own cost and expense, shall maintain all parts of the Premises (except those for which Landlord is expressly responsible hereunder) in good condition, ordinary wear and tear excepted, and promptly make all necessary repairs and replacements to the Premises.

     B. In addition to Tenant's obligations under the preceding subparagraph A., if Tenant is the only tenant of the Building, Tenant shall be responsible for causing the parking areas, driveways, alleys and grounds surrounding the Premises to be maintained in a good, neat, clean and sanitary condition, consistent with the operation of a first class office/warehouse building, which includes, without limitation, prompt maintenance, repairs and replacements (1) of any drill or spur track servicing the Premises, (2) of the parking area associated with the Building, (3) of all grass, shrubbery and other landscape treatments surrounding the Building, (4) of the exterior of the Building (including painting), (5) of sprinkler systems and sewage lines, and (6) of any other maintenance, repair or replacement items

ILLEGIBLE- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
costs, sewer, landscaping, trash and security (if furnished by Landlord), wages and employee benefits payable to employees of Landlord whose duties are connected with the operation and maintenance of the Building, amounts paid to contractors or subcontractors for work or services performed in connection with the operation and maintenance of the Building, all service, supplies, repairs, replacements or other expenses for maintaining and operating the Building, and any other facilities or services provided for the common use of Tenant and other Tenants of the Building.

     E. Within ten days after the Commencement Date and continuing for the entire term of this Lease, Tenant shall enter into a regularly scheduled preventive maintenance/service contract with a maintenance contractor reasonably acceptable to Landlord for servicing hot water, heating, air conditioning, and/or other systems and equipment within the Premises with a contractor, and Tenant shall be responsible for all costs and expenses required thereunder. At least 14 days before the end of the Term, Tenant shall deliver to Landlord a certificate from an engineer or licensed mechanical contractor reasonably acceptable to Landlord certifying that the hot water equipment and the HVAC System are then in good repair and working order.

     F. Tenant agrees to sign a joint maintenance agreement with the railroad company, if any, servicing the Premises if requested by the railroad company. Landlord shall have the right to coordinate all repairs and maintenance of any rail tracks serving or intended to serve the Premises and, if Tenant uses such rail tracks, Tenant shall reimburse Landlord from time to time, upon demand, for its Proportionate Share of the costs of such repairs and maintenance and any other sums specified in any agreement respecting such tracks to which Landlord is a party.

     6. ALTERATIONS. Tenant shall not make any alterations, additions, or improvement to the Premises without the prior written consent of Landlord, Tenant, at its own cost and expense, may erect such shelves, bins, machinery and trade fixtures as it desires provided that (a) such items do not alter the basic character of the Premises or the Building; (b) such items do not overload or damage the same; (c) such items may be removed without injury to the Premises; and (d) the construction, erection or installation thereof complies with all applicable governmental laws, ordinances, regulations and with Landlord's specifications and requirements. All installations, removals and restoration shall be performed in a good and workmanlike manner so as not to damage or alter the primary structure or structural qualities of the Building or the Premises.

     7. SIGNS. Tenant shall not place, install or attach any signage, decorations, advertising media, blinds, draperies, window treatments, bars or security installations to the Premises or the Building without Landlord's prior written approval. Tenant shall repair, paint, and/or replace any portion of the Premises or the Building damaged or altered as a result of its signage, upon the earlier of vacation of the Premises by Tenant or the removal or alteration of its signage, all of which shall be accomplished at Tenant's sole cost and expense. Tenant shall not, (i) make any changes to the exterior of the Premises or the Building, (ii) install any exterior lights, decorations, balloons, flags, pennants, banners or painting, or (iii) erect or install any signs, windows or door lettering, decals, window and storefront stickers, placards, decorations or advertising media of any type that can be viewed from the exterior of the Premises, without Landlord's prior written consent.

     8. UTILITIES. Tenant shall obtain and pay for all water, gas, heat, light, power, telephone, sewer, sprinkler charges and other utilities and services used on or at the Premises, together with any taxes, penalties, surcharges or the like pertaining to the Tenant's use of the Premises, and any maintenance charges for utilities. Landlord shall have the right to cause any of said services to be separately metered to Tenant, at Tenant's expense. If any such services are not separately metered to Tenant, Tenant shall pay on demand to landlord a reasonable proportion, to be determined by landlord, of all charges jointly metered with other premises in the Building. Landlord shall not be liable for any interruption or failure of utility service on the Premises.

     9.   INSURANCE.

     A. Landlord shall maintain insurance covering the Building and the Premises in an amount not less than eighty percent (80%) of the "replacement cost" thereof insuring against the perils and costs of Fire, Lightning, Extended Coverage, Vandalism and Malicious Mischief, Liability and Rental Interruption and such other insurance as Landlord shall deem necessary.

     B. Tenant, at its own expense, shall maintain during the term of this Lease (1) a policy or policies of worker's compensation and comprehensive general liability insurance (with contractual liability endorsement), including personal injury and property damage in the amount of Five Hundred Thousand Dollars ($500,000.00) per occurrence for property damage and One Million Dollars ($1,000,000.00) per occurrence for personal injuries or deaths of persons occurring in or about the Premises and (2) fire and extended coverage insurance covering the replacement cost of (a) all alterations, additions, partitions and improvements installed or placed on the Premises, (b) all of Tenant's personal property contained within the Premises, and (c) business interruption insurance insuring loss of profits in the event of an insured peril damaging the Premises, and if requested in writing by Landlord based upon its reasonable assessment of the risk of liability arising out of Tenant's activities or proposed activities on or about the Premises. Said policies shall (i) name Landlord, as well as such entities or firms as Landlord may engage from time to time as property managers and/or asset or investment managers, as additional insureds (until further notice, it is expressly agreed that The Industrial Group, The Industrial Group Management Services, Inc., AEW Advisors, Inc., CIIF Associates II Limited Partnership, Copley Advisors, Inc. and Copley Real Estate

If the Premises or the Building should be totally destroyed by an insured peril, or so damaged by an insured peril that, in Landlord's estimation, rebuilding or repairs cannot be completed within one hundred eighty (180) days after the date of Landlord's actual knowledge of such damage, then in either case this Lease shall terminate and the rent shall be abated during the unexpired portion of this Lease, effective upon the date of the occurrence of such damage.

     B. If the Building or the Premises should be damaged but not totally destroyed by any insured peril, and in Landlord's estimation, rebuilding or repairs can be substantially completed within one hundred eighty (180) days after the date of Landlord's actual knowledge of such damage, this Lease shall not terminate, and Landlord shall restore the Premises to substantially its previous condition, except that Landlord shall not be required to rebuild, repair or replace any part of the partitions, fixtures, additions and other improvements or personal property required to be covered by Tenant's insurance pursuant to Paragraph 9.B. above. Effective upon the date of the occurrence of such damage and ending upon the date of substantial completion (as defined in Paragraph 1.C. above) of Landlord's repair or restoration work, if the Premises are untenantable in whole or part during such period, then the rent shall be reduced to such extent as may be fair and reasonable under all of the circumstances. If such repairs and rebuilding have not been substantially completed within one hundred eighty (180) days after the date of such damage, Tenant, as Tenant's exclusive remedy, may terminate this Lease by delivering written notice of termination to Landlord, in which event the rights and obligations hereunder shall cease and terminate, provided, however, that any liabilities of Tenant which accrued prior to termination of this Lease shall survive such termination.

     C. In connection with any repair or reconstruction to the Premises arising from or necessitated by fire or the casualty which is covered by the insurance provided pursuant to Paragraph 9.A. above, Tenant shall pay Landlord upon demand its Proportionate Share of the amount of any deductible of such insurance.

     D. Notwithstanding anything herein to the contrary, in the event the Premises are destroyed or substantially damaged by any peril not covered by the insurance required to be carried by Landlord pursuant to Paragraph 9.A. above, or if the holder of any indebtedness secured by a mortgage or deed of trust covering the Premises requires that insurance proceeds be applied to such indebtedness, then Landlord shall have the right to terminate this Lease by delivering written notice of termination to Tenant within fifteen (15) days after such requirement is made known by any such holder, whereupon all rights and obligations hereunder shall cease and terminate, provided, however, that any liabilities of Tenant which accrued prior to termination of this Lease shall survive such termination.

     E. ANYTHING IN THIS LEASE TO THE CONTRARY NOTWITHSTANDING, TO THE EXTENT OF A RECOVERY OF LOSS PROCEEDS UNDER THE POLICIES OF INSURANCE DESCRIBED IN THIS LEASE, LANDLORD AND TENANT HEREBY WAIVE AND RELEASE EACH OTHER AND ANY OF THEIR RESPECTIVE RELATED PARTIES AND AFFILIATES OF AND FROM ANY AND ALL RIGHTS OF RECOVERY, CLAIM, ACTION OR CAUSE OF ACTION, AGAINST EACH OTHER, THEIR AGENTS, OFFICERS AND EMPLOYEES, FOR ANY LOSS OR DAMAGE THAT MAY OCCUR TO THE PREMISES, THE BUILDING, OR PERSONAL PROPERTY WITHIN THE BUILDING AND/OR PREMISES ARISING FROM OR CAUSED BY FIRE OR OTHER CASUALTY OR HAZARD COVERED OR REQUIRED TO BE COVERED BY HAZARD INSURANCE UNDER THIS LEASE. UPON EXECUTION OF THIS LEASE, LANDLORD AND TENANT SHALL NOTIFY THEIR RESPECTIVE INSURANCE COMPANIES OF THE MUTUAL WAIVERS CONTAINED HEREIN AND, IF AVAILABLE, SHALL CAUSE EACH POLICY DESCRIBED IN THIS LEASE TO BE SO ENDORSED.

     11.  LIABILITY AND INDEMNIFICATION.

     A. TENANT AGREES THAT IT WILL INDEMNIFY, PROTECT, DEFEND AND HOLD HARMLESS LANDLORD, ITS SUCCESSORS, ASSIGNS, AGENTS, EMPLOYEES, CONTRACTORS, PARTNERS, DIRECTORS, OFFICERS AND AFFILIATES (AS THAT TERM IS DEFINED IN THE SECURITIES ACT OF 1933) (COLLECTIVELY, THE "INDEMNIFIED PARTIES") FROM AND AGAINST ALL FINES, SUITS, LOSSES, COSTS, LIABILITIES, CLAIMS, DEMANDS, ACTIONS AND JUDGMENTS OF EVERY KIND OR CHARACTER (A) ARISING FROM ANY BREACH, VIOLATION OR NON-PERFORMANCE OF ANY TERM, PROVISION, COVENANT, AGREEMENT OR CONDITION ON THE PART OF TENANT HEREUNDER, (B) RECOVERED FROM OR ASSERTED AGAINST ANY OF THE INDEMNIFIED PARTIES ON ACCOUNT OF INJURY OR DAMAGE TO PERSON OR PROPERTY TO THE EXTENT THAT ANY SUCH DAMAGE OR INJURY MAY BE INCIDENT TO, ARISE OUT OF, OR BE CAUSED, EITHER APPROXIMATELY OR REMOTELY, WHOLLY OR IN PART, BY ANY ACT, OMISSION, NEGLIGENCE OR MISCONDUCT ON THE PART OF TENANT OR ANY OF ITS AGENTS, SERVANTS, EMPLOYEES, CONTRACTORS, OR INVITEES OR OF ANY OTHER PERSON ENTERING UPON THE PREMISES UNDER OR WITH THE EXPRESS OR IMPLIED INVITATION OR PERMISSION OF TENANT, (C) ARISING FROM OR RELATING TO ANY ORDER, DIRECTIVE, REQUEST, REQUIREMENT OR OTHER COMMUNICATION ISSUED BY A REGULATORY AGENCY WITH JURISDICTION PERTAINING TO THE INVESTIGATION OR REMEDIATION OF HAZARDOUS SUBSTANCES PRESENT OR SUSPECTED TO BE PRESENT IN THE SOIL OR GROUNDWATER ON, UNDER, OR ABOUT THE BUILDING OR THE PREMISES CAUSED BY OR RELATING TO TENANT'S USE, MANAGEMENT, STORAGE, GENERATION, TRANSPORTATION, DISPOSAL OR RELEASE OF HAZARDOUS SUBSTANCES THEREUPON OR THEREUNDER (D) ARISING FROM OR OUT OF THE OCCUPANCY OR USE BY TENANT, ITS AGENTS, SERVANTS, EMPLOYEES, CONTRACTORS, OR INVITEES incurred by or imposed upon any of the Indemnified Parties by virtue of any such litigation and the amount of all such costs and expenses, including attorneys' fees and court costs, shall be a demand obligation owing by Tenant to the Indemnified Parties.

     C. The provisions of this Paragraph shall survive the expiration or termination of this Lease with respect to any claims or liability occurring prior to or stemming from events or conditions occurring or existing prior to such expiration or termination. The indemnification provided by this Paragraph
11. is subject to Landlord's waiver of recovery in the preceding Paragraph 10., to the extent of Landlord's recovery of loss proceeds under policies of insurance described in Paragraph 10.

     12.  USE.

     A. The Premises shall be used only for the purpose of receiving, storing, shipping and selling (other than retail) products, materials and merchandise made and/or distributed by Tenant and for such other lawful purposes as may be incidental thereto. Tenant shall not use the Premises for the receipt, storage or handling of any Hazardous Substance, unless such use is approved in writing by Landlord and is in conformance in all respects with paragraph 24 of this Lease. Outside storage, including without limitation, storage of trucks and other vehicles, is prohibited without Landlord's prior written consent. Tenant shall comply with all federal, state, and local governmental laws, ordinances and regulations applicable to the use of the Premises including, without limit, all licensing and permitting requirements and Environmental Laws, and promptly shall comply with all governmental orders and directives for the correction, prevention and abatement of nuisances and Environmental Conditions in or upon, or connected with, the Premises, all at Tenant's sole expense. Tenant shall not permit any objectionable or unpleasant odors, smoke, dust, gas, light, noise or vibrations to emanate from the Premises, nor take any other action that would constitute a nuisance or create an Environmental Condition, or would disturb, unreasonably interfere with, or endanger Landlord or any other Tenants of the Building.

     B. Tenant and its employees, customers and licensees shall have the non-exclusive right to use, in common with others, any parking areas associated with the Premises which Landlord has designated for such use, subject to (1) all reasonable rules and regulations promulgated by Landlord and (2) rights of ingress and egress of other Tenants and their employees, customers, agents and invitees. Landlord shall not be responsible for enforcing Tenant's parking rights against any third parties.

     13. INSPECTION. Landlord and Landlord's agents and representatives shall have the right to enter the Premises at any reasonable time during business hours after prior notice to Tenant to inspect the Premises and to make such repairs as may be required or permitted pursuant to this Lease. During the period that is twelve (12) months prior to the end of the Lease term, Landlord and Landlord's representatives may enter the Premises during business hours for the purpose of showing the Premises. In addition, during the same twelve (12) month period Landlord shall have the right to erect a suitable sign on the Premises indicating that the Premises are available. Tenant shall notify Landlord in writing at least thirty (30) days prior to vacating the Premises and shall arrange to meet with Landlord for a joint inspection, then Landlord's inspection of the Premises shall be deemed correct for the purposes of determining Tenant's responsibility for repairs and restoration of the Premises.

     14.  ASSIGNMENT AND SUBLETTING.

     A. Tenant shall not have the right to sublet all or part of the Premises or to assign, transfer or encumber this Lease, or any interest therein, without the prior written consent of Landlord. Any attempted assignment, subletting, transfer or encumbrance by Tenant in violation of the terms and covenants of this Paragraph shall be void. No assignment, subletting or other transfer, whether consented to by Landlord or not, or permitted hereunder, shall relieve Tenant of its liability hereunder. If an event of default occurs while the Premises or any part thereof are assigned or sublet, then Landlord, in addition to any other remedies herein provided, or provided by law, may collect directly from such assignee, subtenant or transferee all rents payable to the Tenant and apply such rent against any sums due Landlord hereunder. No such collection shall be construed to constitute a novation or a release of Tenant from the further performance of Tenant's obligations hereunder.

     B. If Tenant is a corporation, partnership, or other entity, for purposes of subparagraph A. above, any transfer or series of related transfers of equity ownership interests in Tenant (or any direct or indirect owners of Tenant) that results in the change of the ultimate ownership of more than fifty percent (50%) of the equity ownership of Tenant shall constitute an assignment of this Lease. The foregoing provision shall not apply, however, if at the time of execution of this Lease Tenant is a corporation the shares of which are listed on a recognized security exchange or in the over-the-counter market.

     C. Upon the occurrence of an assignment or subletting, whether consented to by Landlord, or mandated by judicial intervention, Tenant hereby assigns, transfers and conveys all rents or other sums received by Tenant under any such assignment or sublease, which are in excess of the rents and other sums payable by Tenant under this Lease, and Tenant agrees to pay to Landlord such amounts within ten (10) days after receipt.

     D. If This Lease is assigned to any person or entity pursuant to the provision of the Bankruptcy Code, 11 USC Section 101 et. seq. (the "Bankruptcy Code"), any and all monies or other consideration payable or otherwise to be delivered in connection with such a violation of the Employee Retirement Income Security Act of 1974, as amended (ERISA). At least thirty (30) days prior to any proposed subtenancy or assignment of the Lease Agreement, Tenant agrees to furnish Landlord in writing with the name of the proposed subtenant or assignee, provided that said sublessee or assignee assumes in full the obligations of Tenant under this Lease and that, in the reasonable opinion of Landlord, such sublessee's or assignee's use of the Premises is consistent with the use allowed under the Lease, and not environmentally harmful as agreed to in Paragraph 24 of the Lease. Any such sublease or assignment shall not in any way affect or limit the liability of Tenant under the terms of this Lease. "Control" shall be deemed to mean ownership of not less than a majority of all of the voting stock of Tenant or such corporation, as the case may be.

     15. CONDEMNATION. If more than fifty percent (50%) of the Premises are taken for any public or quasipublic use under governmental law, ordinance or regulation, or by right of eminent domain, or by private purchase in lieu thereof, and the taking prevents or materially interferes with the use of the remainder of the Premises for the purpose for which they were leased to Tenant, this Lease shall terminate and the rent shall be abated during the unexpired portion of this Lease, effective on the date of such taking. If (i) less than fifty percent (50%) of the Premises are taken for any a public or quasi-public use under any governmental law, ordinance or regulation, or by right of eminent domain, or by private purchase in lieu thereof; or (ii) more than fifty percent (50%) of the Premises are taken for any public or quasipublic use under governmental law, ordinance or regulation, or by right of eminent domain, or by private purchase in lieu thereof, but the taking does not prevent or materially interfere with the use of the remainder of the Premises for the purpose for which they were leased to Tenant, this Lease shall not terminate, but the rent payable hereunder during the unexpired portion of this Lease shall be reduced to such extent as may be fair and reasonable under all of the circumstances. All compensation awarded in connection with or as a result of any of the foregoing proceedings shall be the property of Landlord and Tenant hereby assigns any interest in any such award to Landlord; provided, however, Landlord shall have no interest in any award made to Tenant for loss of business or goodwill or for the taking of Tenant's fixtures and improvements, if a separate award for such items is made to Tenant.

     16. SURRENDER OF PREMISES; HOLDING OVER

     A. At the termination of this Lease, whether caused by lapse of time or otherwise, Tenant shall at once surrender possession of the Premises and deliver them to Landlord in as good repair and condition as existed at the Commencement Date, reasonable wear and tear excepted, and shall deliver to Landlord all keys (or other access control devices) the Premises and if such possession is not immediately surrendered, Landlord may forthwith enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying them, or any part thereof, without having any civil or criminal liability therefor.

     B. All alterations, additions or improvements (whether temporary or permanent in character) made to or fixtures installed in or upon the Premises, either by Landlord or Tenant, shall be Landlord's property on termination of this Lease and shall remain on the Premises. Notwithstanding the foregoing, upon the termination of this Lease Landlord may direct Tenant, at Tenant's expense, to remove all alterations, improvements, and additions installed by Tenant and return the Premises to the condition that existed at the Commencement Date. Subject to Paragraph 25 hereof and provided that all sums owed by Tenant hereunder have been paid, all movable office furniture and equipment not attached to the Building may be removed by Tenant at the termination of this Lease. All such removals shall be accomplished in a good workmanlike manner so as not to damage the Premises or the structural components of the Building or the plumbing, electrical lines or other utilities, and any damage resulting from such removals shall be repaired at Tenant's expense.

     C. All alterations, additions, and improvements directed by Landlord to be removed and all movable office furniture and equipment not attached to the Building not promptly removed after such termination shall thereupon be conclusively presumed to have been abandoned by Tenant, and Landlord may, at its option, take over possession of such property and either (a) declare same to be the property of Landlord by written notice thereof to Tenant or (b) at the sole costs and expense of Tenant remove and store the same or any part thereof in any manner that Landlord shall choose without incurring liability to Tenant or any other person (any such removal and storage costs and expenses being payable by Tenant upon demand).

     D. Should Tenant continue to hold the Premises after the termination of this Lease, whether the termination occurs by lapse of time or otherwise, such holding over shall, unless otherwise agreed by Landlord in writing, constitute and be construed as a tenancy at will at a daily rental equal to one-thirtieth of an amount equal to one hundred fifty percent (150%) of the amount of the monthly rental payable during the last month prior to the termination of this Lease, and upon and subject to all of the other terms, provisions, covenants and agreements set forth herein except any right to renew this Lease. No payments of money by Tenant to Landlord after the termination of this Lease shall reinstate, continue or extend the term of this Lease and no extension of this Lease after the termination hereof shall be valid unless and until the same shall be reduced to writing and signed by both Landlord and Tenant. Tenant shall be liable to Landlord for all damage which Landlord shall suffer by reason of any holding over by Tenant and Tenant shall indemnify Landlord against all claims made by any other tenant or prospective tenant against Landlord resulting from delay by Landlord in delivering possession of the Premises to such other tenant or prospective tenant.

     17. QUIET ENJOYMENT. Landlord covenants that on or before the Commencement Date it will have good title to the Premises, free and clear of all liens and encumbrances, excepting only the lien for current taxes not yet due, such mortgage or mortgages as are permitted by the terms of this Lease, zoning ordinances and other building and fire ordinances and governmental regulations relating

     B. Tenant shall fail to pay any amounts owed to contractors or subcontractors for work or services performed in connection with the operation, construction, management or maintenance of the Building as provided herein, and such failure shall continue for a period of five (5) days after written notice of such failure from Landlord to Tenant.

     C.   Tenant or any guarantor of the Tenant's obligations hereunder shall
(i) become insolvent; (ii) admit in writing its inability to pay its debts;
(iii) make a general assignment for the benefit of creditors; (iv) commence any case, proceeding or other action seeking to have an order for relief entered on its behalf as a debtor or to adjudicate it a bankrupt or insolvent, or seeking reorganizations, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property; or (v) take any action to authorize or in contemplation of any of the actions set forth above in this subparagraph C.

     D. Any case, proceeding or other action against the Tenant or any guarantor of Tenant's obligations hereunder shall be commenced seeking (i) to have an order for relief entered against it as debtor or to adjudicate it a bankrupt or insolvent; (ii) reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors (iii) appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property, and such case, proceeding or other action (a) results in the entry of an order for relief against it which it is not fully stayed within seven (7) business days after the entry thereof or
(b) shall remain undismissed for a period of forty-five (45) days.

     E. Tenant shall (i) vacate all or a substantial portion of the Premises or (ii) fail to continuously operate its business at the Premises for the permitted use set forth herein, whether or not Tenant is in default of the rental payments due under this Lease. Tenant's vacating of the Premises shall not constitute an Event of Default if, prior to vacating the Premises, Tenant has made arrangements reasonably acceptable to Landlord to (i) insure that Tenant's insurance for the Premises will not be voided or cancelled with respect to the Premises as a result of such vacancy, (ii) insure that the Premises are secured and not subject to vandalism, (iii) insure that the Premises will be properly maintained after such vacation, and (iv) Tenant continues to pay all rent and other sums due under this lease to Landlord. Tenant shall inspect the Premises at lease once each month and report monthly in writing to Landlord on the condition of the Premises.

     F. Tenant shall fail to discharge or bond around any lien placed upon the Premises in violation of Paragraph 21, hereof within twenty (20) days after any such lien or encumbrance is filed against the Premises.

     G. Tenant shall fail to comply with any term, provision or covenant of this Lease (other than those listed in this Paragraph 18.), and shall not cure such failure within twenty (20) days after written notice thereof to Tenant.

     19.  REMEDIES.

     A. Upon each occurrence of an event of default, and in addition to and not in limitation of any other remedy permitted by law or equity or by this Lease, Landlord shall have the option to pursue any one or more of the following remedies without any notice or demand:

          (1)  Terminate this Lease; and/or

          (2) Enter upon and take possession of the Premises without terminating this Lease; and/or

          (3) Alter all locks and other security devices at the Premises with or without terminating this Lease, deny access to Tenant, and pursue, at Landlord's option, one or more remedies pursuant to this Lease, Tenant hereby specifically waiving any state or federal law to the contrary. This provision shall control over any conflicting provisions of the Texas Property Code or any successor statute governing the right of landlords to change the door locks of commercial tenants to the extent permitted by applicable law.

     B. Upon the occurrence of any event of default Tenant immediately shall surrender the Premises to Landlord, and if Tenant fails so to do, Landlord, without waiving any other remedy it may have, may enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying such Premises or any part thereof, without being liable for prosecution or any claim of damages therefor.

     C. If Landlord repossesses the Premises with or without terminating the Lease, Tenant, at Landlord's option, shall be liable for and shall pay Landlord on demand all rental and other payments owed to Landlord hereunder accrued to the date of such repossession, plus all amounts required to be paid by Tenant to Landlord until the date of expiration of the term as stated in Paragraph 1. Actions to collect amounts due by Tenant to Landlord under this subparagraph may be brought from time to time, on one or more

[ILLEGIBLE]
be construed to be an election to terminate this Lease or relieve Tenant of its obligation to pay rent hereunder and shall not be deemed to be an acceptance of surrender of the Premises by Landlord, whether by agreement or by operation of law, it being understood that such surrender can be effected only by the written agreement of Landlord and Tenant. Tenant and Landlord further agree that forbearance by Landlord to enforce its rights pursuant to the Lease at law or in equity shall not be a waiver of Landlord's right to enforce one or more of its rights in connection with any subsequent default.

     F. In the event Tenant fails to make any payment due hereunder, taking into account the notice provisions of Paragraph 18 herein, when payment is due, to help defray the additional cost to Landlord for processing such late payments, Tenant shall pay to Landlord on demand a late charge in an amount equal to five percent (5%) of such installment; and the failure to pay such amount within ten (10) days after demand therefore shall be an additional event of default hereunder. The provision for such late charge shall be in addition to all of Landlord's other rights and remedies hereunder or at law and shall not be construed as liquidated damages or as limiting Landlord's remedies in any manner.

     G. If Landlord repossesses the Premises pursuant to the authority herein granted, then Landlord shall have the right to (i) keep in place and use or (ii) remove and store, at Tenant's expense, all of the furniture, fixtures and equipment at the Premises, including that which is owned by or leased to Tenant at all times prior to any foreclosure thereon by Landlord or repossession thereof by any Landlord thereof or third party having a lien thereon. Landlord also shall have the right to relinquish possession of all or any portion of such furniture, fixtures, equipment and other property to any person ("Claimant") who presents to Landlord a copy of any instrument represented by Claimant to have been executed by Tenant (or any predecessor of Tenant) granting Claimant the right under various circumstances to take possession of such furniture, fixtures, equipment or other property, without the necessity on the part of Landlord to inquire into the authenticity or legality of said instrument. Landlord may at its sole option and without prejudice to, or waiver of any rights it may have i) escort Tenant to the Premises to retrieve any personal belongings of Tenant and/or its employees not covered by the Landlord's lien and security interest described in Paragraph 25. hereof, or ii) obtain a list from Tenant of the personal property of Tenant and/or its employees that is not covered by the Landlord's lien and security interest described in Paragraph 25. hereof, and make such property available to Tenant and or Tenant's employees; provided, however, Tenant first shall pay in cash all costs and estimated expenses to be incurred in connection with the removal of such property and making it available. Any such property not removed by Tenant within five (5) days after demand therefor by Landlord shall thereupon be conclusively presumed to have been abandoned by Tenant to Landlord, and Landlord may, at its option, take over possession of such property and declare same to be the property of Landlord by written notice thereof to Tenant. The rights of Landlord herein stated shall be in addition to any and all other rights that Landlord has or may hereafter have at law or in equity, and Tenant stipulates and agrees that the rights herein granted Landlord are commercially reasonable.

     H. If Landlord fails to commence to perform any of its obligations hereunder within thirty (30) days after written notice from Tenant specifying such failure, Tenant's exclusive remedy shall be an action for damages or any other legal remedy available at law. Unless and until Landlord fails to so cure said default after such notice, Tenant shall not have any remedy or cause of action by reason thereof. All obligations of Landlord hereunder will be binding upon Landlord only during the period of its possession of the Premises and not thereafter. The term "Landlord" shall mean only the owner, for the time being, of the Premises and not thereafter. The term "Landlord" shall mean only the owner, for the time being, of the Premises, and in the event of the transfer by such owner of its interest in the Premises, such owner shall thereupon be released and discharged from all covenants and obligations of the Landlord thereafter accruing, but such covenants and obligations shall be binding during the Lease term upon each new owner for the duration of such owner's ownership. Notwithstanding any other provision hereof, Landlord shall not have any personal liability hereunder. In the event of any breach or default by Landlord in any term or provision of this Lease, and, as a consequence, if Tenant shall recover a money judgment against Landlord, such judgment shall be satisfied only out of the proceeds received at a judicial sale upon execution and levy against the right, title and interest of Landlord in the Building, and neither Landlord nor Landlord's owners, partners or ventures shall have any personal, partnership, corporate or other liability hereunder.

     20. MORTGAGES. Tenant accepts this Lease subject and subordinate to any mortgages and/or deeds of trust now or at any time hereafter constituting a lien or charge upon the Premises, the improvements situated thereon, the Building or the Land, and to any and all increases, renewals, modifications, consolidations, replacements and extensions of such mortgages and deeds of trust; provided, however, that if the mortgagee, trustee, or holder of any such mortgage or deed of trust elects to have Tenant's interest in this Lease superior to any such instrument, then by notice to Tenant from such mortgagee, trustee or holder, this Lease shall be deemed superior to such lien, whether this Lease was executed before or after said mortgage or deed of trust. The provisions of this Paragraph 20. shall be self-operative, and no further instrument shall be required to effect such subordination of this Lease.
Tenant shall however, at any time hereafter, within ten (10) days after demand, execute any instruments, releases or other documents that may be required by any mortgagee for the purpose of subjecting and subordinating this Lease to the lien of any such mortgage. If Tenant fails to execute the same within such ten
(10) day period, Landlord is hereby authorized to execute the same as attorney-in-fact for Tenant. Tenant agrees to attorn upon demand to any mortgagee, trustee under a deed of trust or purchaser at a foreclosure sale or trustee's sale as Landlord under this Lease. The agreement of Tenant to attorn upon demand contained in the immediately preceding sentence shall survive any such foreclosure sale or trustee's sale. Tenant shall upon demand at any time or times, before or after any such foreclosure sale or trustee's sale, execute, acknowledge and deliver to any mortgagee, trustee under a deed of trust or purchaser at a foreclosure sale or

     22.  MISCELLANEOUS.

     A. Words of any gender used in this Lease shall be held and construed to include any other gender, and works in the singular number shall be held to include the plural, unless the context otherwise requires. The captions inserted in this Lease are for convenience only and in no way define, limit or otherwise describe the scope or intent of this Lease, or any provision hereof, or in any way affect the interpretation of this Lease.

     B. In the event the Premises constitute a portion of a multiple occupancy building, Tenant's "Proportionate Share," as used in this Lease, shall mean a fraction, the numerator of which is the space contained in the Premises and the denominator of which is the entire rentable space contained in the Building.

     C. The terms, provisions and covenants and conditions contained in this Lease shall run with the land and shall apply to, inure to the benefit of, and be binding upon, the parties hereto and upon their respective heirs, executors, personal representatives, legal representatives, successors and assigns, except as otherwise herein expressly provided. Landlord shall have the right to transfer and assign, in whole or in part, its rights and obligations in the Building and property that are the subject of this Lease. Each party agrees to furnish to the other, promptly upon demand, a corporate resolution, proof of due authorization by partners, or other appropriate documentation evidencing the due authorization of such party to enter into this Lease.

     D. Landlord shall not be held responsible for delays in the performance of its obligations hereunder when caused by strikes, riots, acts of God, shortages of labor or materials, war, governmental laws, regulations or restrictions or any other cause of any kind whatsoever which are beyond the control of Landlord.

     E. Tenant agrees, from time to time, within ten (10) days after request of Landlord, to deliver to Landlord, or Landlord's designee, a Certificate of Occupancy for the Premises, financial statements for itself and any guarantor of its obligations hereunder, and an estoppel certificate stating that this Lease is in full force and effect, the date to which rent has been paid, the unexpired term of this lease and such other factual matters pertaining to this Lease as may be requested by Landlord. It is understood and agreed that Tenant's obligation to furnish the above-described items in a timely fashion is a material inducement for Landlord's execution of this Lease. If Tenant fails to execute any such estoppel certificate within such ten (10) day period, Landlord is hereby authorized to execute the same as attorney-in-fact for Tenant.

     F. This Lease constitutes the entire understanding and agreement of the Landlord and Tenant with respect to the subject matter of this Lease, and contains all of the covenants and agreement of Landlord and Tenant with respect thereto. Landlord and Tenant each acknowledge that no representations, inducements, promises or agreements, oral or written, have been made by Landlord or Tenant, by anyone acting on behalf of Landlord or Tenant, which are not contained herein, and any prior agreements, promises, negotiations, or representations not expressly set forth in this Lease are of no force or effect. This Lease may not be altered, changed or amended except by an instrument in writing signed by both parties hereto.

     G. All obligations of Tenant hereunder not fully performed as of the expiration or earlier termination of the term of this Lease shall survive the expiration or earlier termination of the term hereof, including without limitation, all payment obligations with respect to taxes and insurance and all obligations concerning the condition and repair of the Premises. Upon the expiration or earlier termination of the term hereof, and prior to Tenant vacating the Premises, Tenant shall pay to Landlord any amount reasonably estimated by Landlord as necessary to put the Premises, including without limitation, all heating and air conditioning systems and equipment therein, in good condition and repair, reasonable wear and tear excluded. Tenant shall also, prior to vacating the Premises, pay to Landlord the amount, as estimated by Landlord, of Tenant's obligation hereunder for real estate taxes and insurance premiums for the year in which the Lease expires or terminates. All such amounts shall be used and held by Landlord for payment of such obligations of Tenant hereunder, with Tenant being liable for any additional costs therefor upon demand by Landlord, or with any excess to be returned to Tenant after all such obligations have been determined and satisfied as the case may be. Any security deposit held by Landlord shall be credited against the amount due by Tenant under this Paragraph 22.G.

     H.   Intentionally Deleted.

     I. If any clause or provision of this Lease is illegal, invalid or unenforceable under present or future laws effective during the term of this Lease, then and in that event, it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby, and it is also the intention of the parties to this Lease that in lieu of each clause or provision of this Lease that is illegal, invalid or unenforceable, there be added, as a part of this Lease, a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.

     J. All references in this Lease to "the date hereof" or similar references shall be deemed to refer to the last date, in point of time, on which all parties hereto have executed this Lease.

     M. TENANT ACKNOWLEDGES THAT (1) IT HAS INSPECTED AND ACCEPTS THE PREMISES IN AN "AS IS, WHERE IS" CONDITION, (2) THE BUILDING AND IMPROVEMENTS COMPRISING THE SAME ARE SUITABLE FOR THE PURPOSE FOR WHICH THE PREMISES ARE LEASED AND LANDLORD HAS MADE NO WARRANTY, REPRESENTATION, COVENANT, OR AGREEMENT WITH RESPECT TO THE MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE OF THE PREMISES, (3) THE PREMISES ARE IN GOOD AND SATISFACTORY CONDITION, (4) NO REPRESENTATIONS AS TO THE REPAIR OF THE PREMISES, NOR PROMISES TO ALTER, REMODEL OR IMPROVE THE PREMISES HAVE BEEN MADE BY LANDLORD (UNLESS AND EXCEPT AS MAY BE SET FORTH IN EXHIBIT B ATTACHED TO THIS LEASE, IF ONE SHALL BE ATTACHED, OR AS IS OTHERWISE EXPRESSLY SET FORTH IN THIS LEASE), AND (5) THERE ARE NO REPRESENTATIONS OR WARRANTIES, EXPRESSED, IMPLIED OR STATUTORY, THAT EXTEND BEYOND THE DESCRIPTION OF THE PREMISES.

     N. Notwithstanding anything in this Lease to the contrary, all amounts payable by Tenant to or on behalf of Landlord under this Lease, whether or not expressly denominated as rent, shall constitute rent.

     O. This is a contract under which applicable law excuses Landlord from accepting performance from (or rendering performance to) any person or entity other than Tenant.

     P. If there is more than one Tenant, then the obligations hereunder imposed upon Tenant shall be joint and several. If there is a guarantor of Tenant's obligations hereunder, then the obligations hereunder imposed upon Tenant shall be the joint and several obligations of Tenant and such guarantor, and Landlord need not first proceed against Tenant before proceeding against such guarantor nor shall any such guarantor be released from its guaranty for any reason whatsoever.

     23. NOTICES. Each provision of this instrument or of any applicable governmental laws, ordinances, regulations and other requirements with reference to the sending, mailing or delivering of notice or making of any payment by Landlord to Tenant or with reference to the sending, mailing or delivering of any notice or the making of any payment by Tenant to Landlord shall be deemed to be complied with when and if the following steps are taken:

     A. All rent and other payments required to be made by Tenant to Landlord hereunder shall be payable to Landlord at the address for Landlord set forth below or at such other address as Landlord may specify from time to time by written notice delivered in accordance herewith. Tenant's obligation to pay rent and any other amounts to Landlord under the terms of this Lease shall not be deemed satisfied until such rent and other amounts have been actually received by Landlord.

     B. All payments required to be made by Landlord to Tenant hereunder shall be payable to Tenant at the address set forth below, or at such other address within the continental United States as Tenant may specify from time to time by written notice delivered in accordance herewith.

     C. Any written notice or document required or permitted to be delivered hereunder shall be deemed to be delivered upon the earlier to occur of (1) tender of delivery (in the case of a hand-delivered notice) or (2) deposit in the United States Mail, postage prepaid, Certified or Registered Mail, addressed to the parties hereto at the respective addresses set out below, or at such other address as they have theretofore specified by written notice delivered in accordance herewith.

     24. HAZARDOUS SUBSTANCES.

     A. The term "Hazardous Substances" shall mean any chemical, substance, product, merchandise, material, controlled substance, object, condition, waste, living organism or combination thereof that is or may be hazardous to human health or safety or to the environment due to its radioactivity, ignitability, corrosivity, reactivity, explosivity, toxicity, carcinogenicity, mutagenicity, phytotoxicity, infectiousness or other harmful or potentially harmful properties or effects, including, without limitation, petroleum and petroleum products, asbestos, polychlorinated biphenyls (PCBs) and all of those chemicals, substances, products, merchandise, materials, controlled substances, objects, conditions, wastes, living organisms or combinations thereof that are now or hereafter become listed, defined or regulated in any manner by any Environmental Law. The term "Environmental Law" shall mean any applicable federal, state or local law, rule, regulation, ordinance, court decision, decree, order, directive, guideline, permit or permit condition relating to pollution or protection of the environment or other health and safety concern and whether now in existence or hereafter enacted. The term "Environmental Condition" shall mean any condition, circumstance, situation or obligation created by or related to the violation or suspected violation of any Environmental Law or the presence or suspected presence of Hazardous Substances on, about, or under the Building or Premises.

     B. Tenant hereby agrees that (i) no activity will be conducted on the premises that will generate any Hazardous Substance, except for activities that are part of the ordinary course of Tenant's business activities and specifically described in Exhibit D (the "Permitted Activities"); provided said Permitted Activities are conducted in strict compliance with all Environmental Laws and have been approved in advance in writing by Landlord; (ii) the premises will not be used in any manner for the storage of any Hazardous Substances

Substances, or other chemicals or substances (including without limitation, any release required to be reported to a governmental authority pursuant to any Environmental Law) and (ii) the receipt of any pertinent notices or communications from any governmental authority. Tenant agrees to provide Landlord with a letter of certification, one year from the date of execution hereof and annually thereafter, certifying that Tenant has complied with (i) the provisions of this subparagraph, (ii) all applicable Environmental Laws and
(iii) the requirements of all applicable governmental agencies and further certifying that no soil or groundwater contamination has occurred at, under, about or from the premises. Landlord reserves the right, but not the obligation, and without in any way limiting the obligations of the Tenant, to enter and inspect the premises and conduct any testing, sampling, borings, and analyses as Landlord, in its sole discretion and at Tenant's sole cost, may deem necessary or desirable. If such inspection or testing discloses the presence of Hazardous Materials or other environmental conditions on the premises in violation of this subparagraph, Tenant shall reimburse Landlord for the cost of conducting the inspection and testing. Tenant agrees to cooperate fully with Landlord during the course of Landlord's inspection and testing activities. Tenant agrees to indemnify, defend (by counsel acceptable to Landlord) and hold Landlord and its partners, directors, officers, employees, shareholders, lenders, agents, contractors and each of their respective successors and assigns harmless from and against any and all claims, demands, actions, liabilities, costs, expenses, damages, penalties and obligations of any nature arising from or as a result, either direct or indirect, of (x) the breach of any of the covenants contained in this subparagraph, (y) the presence of Hazardous Substances on, under or about the premises or other properties as the direct or indirect result of Tenant's occupancy of the premises, or (z) the use of the premises or surrounding area by Tenant, Tenant's agents, or Tenant's assigns. The foregoing indemnification shall survive the termination or expiration of this Lease. Any costs or expenses incurred by Landlord for which Tenant is responsible under this provision shall be deemed Additional Rent that is due and payable on notice from Landlord to Tenant.

     Unless expressly identified on an addendum to this Lease, as of the date hereof there are no "Permitted Activities" and/or "Permitted Materials" for purposes of the foregoing provision and none shall exist unless and until approved in writing by Landlord.

     25. LANDLORD'S LIEN. To secure the payment of all rent and other sums of money due or to become due hereunder from Tenant, Tenant hereby grants to Landlord, in addition to any statutory lien for rent in Landlord's favor, a continuing security interest in all goods, wares, equipment, fixtures, furniture, inventory, and other personal property of Tenant now or hereafter situated at 2301 Chovanetz Court, Irving, Texas, and all proceeds or products thereof, of whatever kind or type, including equipment, inventory, instruments, accounts, chattel paper or general intangibles, and the security interest shall continue in such property and all proceeds and products regardless of location. Such property shall not be removed therefrom without the consent of Landlord, unless at the time of removal all arrearages in rent as well as any and all other sums of money then due to Landlord hereunder shall first have been paid and discharged in full. Upon an event of default, in addition to all other rights and remedies, Landlord shall have all rights and remedies under the Uniform Commercial Code, including without limitation, the right to sell the property described in this Paragraph at public or private sale upon five (5) days notice by Landlord to Tenant at the Premises. Tenant hereby agrees to execute such other instruments as may be necessary or desirable under applicable law to perfect the security interest hereby created. Landlord and Tenant agree that pages 11 & 12 of this Lease and security agreement may serve as a financing statement and that a copy, photographic or other reproduction of this portion of this Lease may be filed of record by Landlord and have the same force and effect as the original. This Lease and security agreement and financing statement also covers those fixtures located at the Premises described on Exhibit "A-1", attached hereto and incorporated herein by reference, (if an Exhibit A-1 is attached). This page, together with said Exhibit A, (if one is attached) may be filed for record in the appropriate real estate records. The record owner of this property is Landlord.

                  [Remainder of Page Intentionally Left Blank]

                              BY:
                                            --------------------------------

                              PRINTED NAME:
                                            --------------------------------

                              TITLE:
                                            --------------------------------

                              ADDRESS:      c/o THE INDUSTRIAL GROUP
                                            P.O. BOX 802047
                                            DALLAS, TX 75380-2047

                              TELEPHONE:    972-661-0232

                              FAX:          972-661-0235


EXECUTED BY TENANT, this 12th day of June, 1998.


                              TENANT:       GLOBENET INTERNATIONAL I, INC.
                                            A DELAWARE CORPORATION

                              BY:           /s/ CLINTON H. HOWARD
                                            ---------------------------------

                              PRINTED NAME: Clinton H. Howard
                                            ---------------------------------

                              TITLE:        President
                                            ---------------------------------

                              BY:
                                            ---------------------------------

                              PRINTED NAME:
                                            ---------------------------------

                              TITLE:
                                            ---------------------------------

                              ADDRESS:
                                            ---------------------------------

                                            ---------------------------------

                                            ---------------------------------

                              TELEPHONE:    972-401-0052
                                            ---------------------------------

                              FAX:          972-869-1974
                                            --------------------------------
made part hereof for all purposes, Landlord will provide up to $238,384.00 (the "Construction Allowance" as hereinafter defined in Exhibit B) to Tenant for the construction of improvements to the Premises (the "Work" as hereinafter defined as Exhibit B), inclusive of all architecture, engineering, space planning costs and construction management fees. Such amounts shall be paid upon receipt by Landlord of bona fide invoices for such costs from Tenant. Landlord will advance additional amounts up to $137,071.00 for such costs, which advances shall bear interest at eleven percent (11%) per annum and shall be repaid in equal monthly installments of principal and interest over the remaining term of this Lease commencing with the Rent Commencement Date.

     29.  LETTER OF CREDIT.

     A. On or before the Commencement Date, Tenant shall deliver to Landlord an executed original irrevocable standby letter of credit ("L.C.") in the amount of $125,000 in favor of Landlord, such L.C. to have a term of one hundred twenty-three (123) months from the Commencement Date of the Lease. The L.C. may be drawn upon and used upon each occurrence of an event of default; Landlord may use all or part of the L.C. to pay past due rent or other payments due Landlord under this Lease, and the cost of any other damage, injury, expense or liability caused by such event of default without prejudice to any other remedy provided herein or provided by law. Such L.C. shall be issued in a form and by a National Banking Association (located within the continental United States of America) (hereinafter the "Issuer"), acceptable to Landlord. With respect to any default occurring during the term of the Lease, Landlord shall have the right to proceed against the total L.C. at the sole discretion of Landlord regarding items and the amounts to be drawn upon relating to any default by Tenant. If Tenant exercises either its extension option under Paragraph 31 herein, then Tenant agrees that the L.C. will be extended in the same amount and under the same terms for any additional term of this Lease.

     B.   Such L.C. shall contain the following terms and conditions:

          (1) The L.C. shall be deemed to be automatically extended without amendment from year to year, with renewal occurring annually from the date of its issuance or any future expiration date unless at least 30 days prior to any future expiration date the bank notifies Landlord, in writing, by certified mail, return receipt requested, that the issuer intends not to renew the L.C. for an additional year.

          (2) In the event the L.C. will not be extended and has or will expire by its terms and the Lease Agreement, by and between Tenant and Landlord, including any or all extensions or renewals, has not expired, then Landlord shall be allowed to draft upon Issuer for the full amount of the L.C.

          (3) The L.C. shall be subject to the "Uniform Customs and Practices for Documentary Credits (1994 Revision), International Chamber of Commerce Publication No. 400."

          (4) The amount of the L.C. shall be payable at sight to Landlord within three (3) days of presentation of the sight draft, in whole or partial drawings, upon presentation to the Issuer of the following documents:

          a. Landlord's written demand for payment making reference to the date and number of the L.C.;

          b. Landlord's signed certificate that the amount drawn is to meet any event of default as set forth in the Lease Agreement by and between Tenant and Landlord; and

          c. The original L.C. for endorsement of the amount paid and if the draft is for the full amount the L.C. is to be surrendered to the Issuer.

          (5) The Issuer shall not have the right to assign the L.C. to any other person, entity, National Banking Association, or financial institution without Landlord's consent which shall not be unreasonably withheld.

          (6) Any presentment by Landlord of the L.C. for the payment shall be made at a national banking association located within the continental United States of America.

          (7) The Issuer shall not modify the L.C. without the prior written consent of Landlord.

          (8) Landlord shall have the right to assign and transfer its right and interests in the L.C. to any other beneficiary/party acceptable to Landlord.

     C. The Landlord will return the L.C. to the Tenant if Tenant performs all of the following obligations: (1) Tenant meets all of its annual revenue projections through December 1999 as set forth on Exhibit "D" attached hereto, and (2) Tenant's annual revenue projections through December 1999 as set forth on Exhibit D are verified in the annual 10-K filed with the Security Exchange Commission. At no time shall the L.C. be returned to Tenant unless Tenant meets the requirements set forth in the preceding sentence.

Dallas County and corrected by Certificate of Correction in Volume 77247, Page 0005, Deed Records of Dallas County, and being more particularly described as follows:

BEGINNING at the intersection of the North line of Tract "K-1" (a 50 foot private R.O.W. easement) and the East right-of-way line of Hurd Drive;

THENCE leaving Hurd Drive South 73(degree) 07' 00" East 22.28 feet along the North line of said Tract "K-1" to a point for a corner; said point being the point of curvature of a curve to the left with a central angle of 17(degree) 09' 40" and a radius of 739.65 feet;

THENCE with said curve to the left 221.54 feet to the point of tangency of said curve;

THENCE continuing along the North line of Tract "K-1" North 89(degree) 43' 20" East 360.24 feet to a point for a corner; said point being the Southwest corner of an 8.019 acre tract conveyed by Las Colinas Corporation to E.I. DuPont DeNemours and Company, Inc., as recorded in Volume 78012, Page 0685, Dallas County Deed Records, January 17, 1978;

THENCE leaving the North line of Tract "K-1" North 00(degree) 16; 40" West
303.43 feet along the western boundary line of said 8.019 acre tract to a point for a corner;

THENCE continuing along the western boundary line of said 8.019 acre tract, North 44(degree) 46' 50" West 266.16 feet to a point for a corner; said point being in the East right-of-way line of Hurd Drive; said point also being the Northwest corner of said 8.019 acre tract;

THENCE along Hurd Drive South 45(degree) 13' 10" West 439.00 feet to a point for a corner; said point being the point of curvature of a curve to the left with a central angle of 28(degree) 20' 45" and a radius of 461.14 feet;

THENCE Southwesterly along Hurd Drive with said curve to the left through a central angle of 22(degree) 08' 10" a distance of 178.16 feet to the POINT OF BEGINNING.

CONTAINING 4.355 acres of land, more of less.

[ILLEGIBLE]
the Building's HVAC, electrical, mechanical, or plumbing systems, then the working drawings pertaining thereto shall be prepared by the Building's engineer of record, whom Tenant shall at its cost engage for such purpose. Landlord's approval of such working drawings shall not be unreasonably withheld, provided that (a) they comply with all applicable governmental laws, codes, rules, and regulations, (b) such working drawings are sufficiently detailed to allow construction of the improvements in a good and workmanlike manner, and
(c) the improvements depicted thereon conform to the rules and regulations promulgated from time to time by the Landlord for the construction of tenant improvements (a copy of which has been delivered to Tenant). As used herein, "Working Drawings" shall mean the final working drawings approved by Landlord, as amended from time to time by any approved changes thereto, and "Work" shall mean all improvements to be constructed in accordance with and as indicated on the Working Drawings. Approval by Landlord of the Working Drawings shall not be a representation or warranty of Landlord that such drawings are adequate for any use, purpose, or condition, or that such drawings comply with any applicable law or code, but shall merely be the consent of Landlord to the performance of the Work. Tenant shall, at Landlord's request, sign the Working Drawings to evidence its review and approval thereof. All changes in the Work must receive the prior written approval of Landlord, and in the event of any such approved change Tenant shall, upon completion of the Work, furnish
Landlord with an accurate, reproducible "as-built" plan (e.g., sepia) of the improvements as constructed, which plan shall be incorporated into this Lease by this reference for all purposes.

     3. The Work shall be performed only by contractors and subcontractors approved in writing by Landlord, which approval shall not be unreasonably withheld. All contractors and subcontractors shall be required to procure and maintain (a) insurance against such risks, in such amounts, and with such companies as Landlord may reasonably require and (b) payment and performance bonds, if Landlord requires, covering the cost of the Work and otherwise reasonably satisfactory to Landlord. Certificates of such insurance, with paid receipts therefor, and copies of such bonds must be received by Landlord before the Work is commenced. The Work shall be performed in a good and workmanlike manner that is free of defects and is in strict conformance with the Working Drawings, and shall be performed in such a manner and at such times as to maintain harmonious labor relations and not to interfere with or delay Landlord's other contractors, the operation of the Building, and the occupancy thereof by other tenants. All contractors and subcontractors shall contact Landlord and schedule time periods during which they may use Building facilities in connection with the Work (e.g., elevators, excess electricity, etc.).

     4. If a delay in the performance of the Work occurs (a) because of any change by Tenant to the space plans or the Working Drawings, (b) because of any specification by Tenant of materials or installations in addition to or other than Landlord's standard finish-out materials, or (c) if Tenant, any contractor or subcontractor, or Tenant's employees or agents otherwise delays completion of the Work, then, notwithstanding any provision to the contrary in this Lease, the Commencement Date shall be deemed to be the date that, in the reasonable opinion of Landlord, substantial completion would have occurred if such delays had not taken place. If the Premises are not ready for occupancy and the Work is not substantially completed (as reasonably determined by Landlord) on the scheduled Commencement Date for any reason other than the reasons specified in the immediately preceding sentence, then the obligations of Landlord and Tenant shall continue in full force and Base Rent shall be abated until the date the Work is substantially completed, which date shall be the Commencement Date.

     5. Tenant shall bear the entire cost of performing the Work (including, without limitation, design of the Work and preparation of the Working Drawings, costs of construction labor and materials, electrical usage during construction, additional janitorial services, general tenant signage, related taxes and insurance costs, all of which costs are herein collectively called the "Total Construction Costs") in excess of the Construction Allowance (hereinafter defined). Upon approval of the Working Drawings and selection of a contractor, Tenant shall promptly (a) execute a work order agreement prepared by Landlord which identifies such drawings, itemizes the Total Construction Costs and sets forth the Construction Allowance, and (b) pay to Landlord 50% of the sum of: the amount by which the estimated Total Construction Costs exceed the Construction Allowance plus the amount, if any, up to the maximum amount of $137,071.00, to be advanced by Landlord to Tenant pursuant to Paragraph 28 of the Lease. If the Work will not be substantially completed before the expiration of the first full calendar month after the approval of the Working Drawings and selection of a contractor, the remaining portion of such excess shall be payable in equal monthly installments on the first day of each month, beginning the first day of the second full calendar month after approval of the Working Drawings and selection of a contractor, and on the substantial completion date. The monthly installments due on the first day of each month shall equal the portion of such remaining excess divided by the number of scheduled monthly installment payment dates (including the substantial completion date) from the date hereof through the estimated substantial completion date for the Work. Upon substantial completion of the Work and before Tenant occupies the Premises to conduct business therein, Tenant shall pay to Landlord an amount equal to the Total Construction Costs (as adjusted for any approved changes to the Work), less (1) the amount of the payments already made by Tenant, and (2) the amount of the Construction Allowance.

     6. Landlord shall provide to Tenant a construction allowance (the "Construction Allowance") up to $238,384.00 for the Work, inclusive of all architecture, engineering, space planning costs, and construction management fees, as set forth in Paragraph 28 of the Lease.

     7. Landlord or its affiliate shall supervise the Work, make disbursements required to be made to the contractor, and act as a liaison between the contractor and Tenant and coordinate the relationship between the Work, the Building, and the Building's systems.


Months 3 thru 14         119,192 x $2.75 =      $  327,778       $27,315        $  327,778
Months 15 thru 18        119,192 x $3.00 =      $  357,576       $29,798        $  446,970
Month  19                     Free                               $   -0-        $  446,970
Months 20-27             119,192 x $3.00 =      $  357,576       $29,798        $  685,354
Months 28 thru 39        119,192 x $3.00 =      $  357,576       $29,798        $1,042,930
Months 40 thru 51        119,192 x $3.25 =      $  387,374       $32,281        $1,430,304
Months 52 thru 63        119,192 x $3.25 =      $  387,374       $32,281        $1,817,678
Months 64 thru 75        119,192 x $3.25 =      $  387,374       $32,281        $2,205,052
Months 76 thru 87        119,192 x $3.50 =      $  417,172       $34,764        $2,622,224
Months 88 thru 99        119,192 x $3.50 =      $  417,172       $34,764        $3,039,396
Months 100 thru 111      119,192 x $3.50 =      $  417,172       $34,764        $3,456,568
Months 112 thru 123      119,192 x $3.50 =      $  417,172       $34,764        $3,873,740
                                                ----------
                                                $3,873,740


[ILLEGIBLE]

EBITDA                         1,191           6,124         21,462
Capital Expenditures            (230)           (600)        (1,000)
Free Cash Flow                   961           2,524         20,462

Cash                             199             430          8,787
Net Worth                      4,204           8,951         24,207


[ILLEGIBLE]
without affecting Guarantor's liability hereunder, from time to time, compromise, extend or otherwise modify any or all of the terms of the Lease. The undersigned further covenants and agrees that this Guaranty shall remain in full force and effect as to any renewal, modification or extension, or any holdover by Tenant thereunder, and as to any assignee of Tenant's interest or interests under the Lease, whether or not known to or approved by the undersigned and that no subletting, assignment, or other transfer of the Lease, or any interest therein, shall operate to extinguish or diminish the liability of the undersigned hereunder.

     Whatever reference is made to the liability of Tenant in the Lease, such reference shall be deemed likewise to refer to the undersigned, jointly and severally, with Tenant. The liability of the undersigned for all obligations of the Lease shall be primary; in any right of action which shall accrue to Landlord under the Lease, Landlord may, at Landlord's option, proceed against the undersigned and/or Tenant, jointly or severally, and may proceed against the undersigned without having demanded performance of, commenced any action against, exhausted any remedy against or obtained any judgment against Tenant. This is a guaranty of payment and not of collection, and the undersigned hereby waives any obligation on the part of Landlord to enforce the terms of the Lease against Tenant as a condition to Landlord's right to proceed against the undersigned hereunder.

     The undersigned hereby waives, to the maximum extent permitted by law, all defenses available to a surety, whether the waiver is specifically herein enumerated or not.

     It is further agreed that all of the terms and provisions hereof shall inure to the benefit of the successors and assigns of the Landlord, and shall be binding upon the respective heirs, executors, administrators, successors and assigns of the undersigned.

     Guarantor hereby waives all demands for performance, notices of performance, and notices of acceptance of this Guaranty. The liability of Guarantor under this Guaranty will not be affected by (1) the release or discharge of Tenant from, or impairment, limitation or modification of, Tenant's obligations under the Lease in any bankruptcy, receivership, or other debtor relief proceeding, whether state or federal and whether voluntary or involuntary; (2) the rejection or disaffirmance of the Lease in any such proceeding; or (3) the cessation from any cause whatsoever of the liability of Tenant under the Lease. Guarantor shall pay to Landlord all costs incurred by Landlord in enforcing this Guaranty (including, without limitation, reasonable attorneys' fees and expenses).

     The Landlord and Tenant agree that this Guaranty will be of no further effect, void, and returned by the Landlord to the Tenant if Tenant performs all of the following obligations; (1) Tenant meets all of its annual revenue projections through December 1999 as set forth on Exhibit "D" attached to the Lease, and (2) Tenant's annual revenue projections through December 1999 as set forth on Exhibit D are verified in the annual 10-K filed with the Security Exchange Commission. At no time shall this Guaranty be returned to Tenant, and the parties agree that the Guaranty shall remain in full force and effect, unless Tenant meets the requirements set forth in the preceding sentence and Tenant receives written notice of same from Landlord.

                                            By: /s/ CLINTON H. HOWARD
                                                --------------------------------
                                                Clinton H. Howard

                                            Home Address: 3917 Fox Glen Dr.
                                                          ----------------------
                                                          Irving, TX 75062
                                                          ----------------------

                                                          ----------------------

                                            Social Security No.: ###-##-####
                                                                ----------------
                                            Texas Driver's License No.: 02898715
                                                                       ---------

                                  EXHIBIT "A"

                               LEGAL DESCRIPTION

Being an approximate 119,192 square foot lease space located at 2301 Chovanetz Court, Irving, Dallas County, Texas, in an approximate 119,192 square foot building known as 2301 Chovanetz Court and located on a tract being further described as:

Metes and bounds description

BEING a 4.355 acre tract out of TRACT "K" in the Walnut Hill Distribution Center North in the city of Irving, Texas as originally recorded in Volume 76081, page 296, Deed Records of Dallas County and corrected by Certificate of Correction in Volume 77247, Page 0005, Deed Records of Dallas County, and being more particularly described as follows:

BEGINNING at the intersection of the North line of Tract "K-1" (a 50 foot private R.O.W. easement) and the East right-of-way line of Hurd Drive;

THENCE leaving Hurd Drive South 73(degree) 07' 00" East 22.28 feet along the North line of said Tract "K-1" to a point for a corner; said point being the point of curvature of a curve to the left with a central angle of 17(degree) 09' 40" and a radius of 739.65 feet;

THENCE with said curve to the left 221.54 feet to the point of tangency of said curve;

THENCE continuing along the North line of Tract "K-1" North 89(degree) 43' 20" East 360.24 feet to a point for a corner; said point being the Southwest corner of an 8.019 acre tract conveyed by Las Colinas Corporation to E.I. Dupont DeNemours and Company, Inc., as recorded in Volume 78012, Page 0685, Dallas County Deed Records, January 17, 1978;

THENCE leaving the North line of Tract "K-1" North 00(degree) 16; 40" West
303.43 feet along the western boundary line of said 8.019 acre tract to a point for a corner;

THENCE continuing along the western boundary line of said 8.019 acre tract, North 44(degree) 46' 50" West 266.16 feet to a point for a corner; said point being in the East right-of-way line of Hurd Drive; said point also being the Northwest corner of said 8.019 acre tract;

THENCE along Hurd Drive South 45(degree) 13' 10" West 439.00 feet to a point for a corner; said point being the point of curvature of a curve to the left with a central angle of 28(degree) 20' 45" and a radius of 461.14 feet;

THENCE Southwesterly along Hurd Drive with said curve to the left through a central angle of 22(degree) 08' 10" a distance of 178.16 feet to the POINT OF BEGINNING.

CONTAINING 4.355 acres of land, more of less.

                ADDENDUM TO STANDARD INDUSTRIAL LEASE AGREEMENT

     THIS ADDENDUM TO STANDARD INDUSTRIAL LEASE AGREEMENT (this "Option Agreement") is to be attached to and shall form a part of that certain
Standard Industrial Lease Agreement (the "Lease") dated June 18th, 1998, between CIIF ASSOCIATES II LIMITED PARTNERSHIP, a Delaware limited partnership ("Landlord") and GLOBENET INTERNATIONAL I, INC., a Delaware corporation ("Tenant"), concerning the demised premises as defined in the Lease and more particularly described on Exhibit "A" attached hereto, together with all improvements thereon and all rights and appurtenances pertaining thereto, including any right, title and interest of Landlord in and to adjacent streets, alleys and rights-of-way (collectively the "Property").

     1. Landlord hereby grants to Tenant an option (the "Option") to purchase the Property on the terms and conditions set forth in this Option Agreement.

     2. The Option shall commence on the date hereof and may be exercised until and shall terminate on the date two (2) years thereafter (the "Expiration Date") unless sooner terminated in accordance with the provisions hereof. Provided that Tenant is not in default of any of the terms, covenants and conditions of the Lease, and the Lease has not been assigned or the Premises (or a part thereof) sublet, except as provided by Paragraph 14 of the Lease, Tenant may exercise the Option by delivering written notice to Landlord that Tenant has elected to purchase the Property pursuant to the provisions hereof. The notice must be delivered to Landlord at Landlord's address for notices set forth in the Lease. The notice must set forth the date on which Tenant desires to close the acquisition of the Property (the "Closing Date") which date shall not be later than the Expiration Date, as defined in this Paragraph. In the event that the Option is not exercised prior to the Expiration Date, the Option shall terminate.

     3. In consideration of the Option set forth herein, Tenant shall pay to Landlord, in addition to any rent and other sums payable by Tenant to Landlord under the Lease, a non-refundable option payment in the amount of $100.00, the receipt and sufficiency of which is hereby acknowledged.

     4. The purchase price ("Purchase Price") for the Property shall be Three Million Five Hundred Thousand Dollars ($3,500,000).

     5. Prior to the Closing Date, Landlord shall, (i) at Tenant's expense, deliver to Tenant a copy of a current survey of the Property prepared by a Registered Professional Land Surveyor, and (ii) at Landlord's expense deliver to Tenant a title commitment ("Title Commitment") covering the Property binding the issuing title company to issue a Texas Owner Policy of Title Insurance on the standard form prescribed by the Texas State Board of Insurance at the Closing, in the full amount of the Purchase Price, insuring Tenant's fee simple title to the Property to be good and indefeasible, subject only to the Permitted Exceptions (as hereinafter defined), together with copies of all recorded instruments affecting the Property and recited as exceptions in the Title Commitment (the "Title Documents"), and a current tax certificate. Tenant shall have ten (10) days after the receipt of the


ADDENDUM TO STANDARD
INDUSTRIAL LEASE AGREEMENT -- PAGE 1
latter of the survey, the Title Commitment or the Title Documents, to review same and to deliver in writing to Landlord such objections as Tenant may have to anything contained in them. Any such item to which Tenant shall not object shall be deemed a "Permitted Exception". If there are objections by Tenant, or a third party lender, Landlord shall, in good faith, attempt to satisfy such objections prior to Closing, but Landlord shall not be required to incur any cost to do so. If Landlord delivers written notice to Tenant on or before the Closing Date that Landlord is unable to satisfy such objections, Tenant may either waive such objections and accept such title as Landlord is able to convey or terminate Tenant's election to exercise the Option by written notice to Landlord.

     6. The closing of the sale (the "Closing") shall take place on the Closing Date at a location and at a time mutually acceptable to Landlord and Tenant. At the Closing: (1) Landlord shall deliver to Tenant a general warranty deed and bill of sale conveying good and indefeasible title in fee simple to the Property; subject, however, only to the lien for taxes for the year of Closing not yet due and payable, and the Permitted Exceptions; and (ii) Tenant shall deliver to Landlord in readily available funds the full amount of the Purchase Price. Each party shall pay its share of all other closing costs which are customarily paid by a seller or purchaser in a transaction of this character in Dallas County, Texas. Each party shall pay its own attorneys' fees in connection with the closing of Tenant's acquisition. In the event that the Closing does not occur prior to the Expiration Date, then the Option shall terminate, be void, and Tenant's rights under this Option Agreement shall be null and void.

     7. The provisions of this Option Agreement and the Option shall terminate, without notice, demand or any other action being taken by Landlord, all of which are hereby expressly waived by Tenant, upon the earlier to occur of the following: (i) the termination of the Lease; or (ii) the Expiration Date.

     8. Tenant, at its election, may file this Option Agreement of record.

     Executed effective this 12 day of June, 1998.


TENANT:                                      LANDLORD:

GLOBENET INTERNATIONAL I, INC.,              CIIF ASSOCIATES II LIMITED
a Delaware corporation                       PARTNERSHIP,
                                             a Delaware limited partnership
By:    /s/ CLINTON H. HOWARD
       -------------------------------       By: AEW Advisors, Inc.,
Name:  CLINTON H. HOWARD                         a Massachusetts corporation,
       -------------------------------           Managing General Partner
Title: PRESIDENT
       -------------------------------           By:    /s/ MARK A. ALBERTSON
                                                        -----------------------
                                                 Name:  Mark A. Albertson
                                                        -----------------------
                                                 Title: Vice President
                                                        -----------------------

ADDENDUM TO STANDARD
INDUSTRIAL LEASE AGREEMENT - Page 2

THE STATE OF TEXAS   )
                     )
COUNTY OF DALLAS     )


    BEFORE ME, the undersigned authority, a Notary Public in and for the State of Texas, on this day personally appeared Howard Clinton of GlobeNet International I, Inc., a Delaware corporation, [known to me] or [proved to me through his Texas Drivers License or other document] to be the person and officer whose name is subscribed to the foregoing instrument, and acknowledged to me that he executed the same as a duly authorized officer of such corporation, for the purposes and consideration therein expressed, and in the capacity therein stated.

    GIVEN UNDER MY HAND AND SEAL OF OFFICE, this 12th day of June, 1998.


                                                   /s/ CHARLOTTE BURROWS
                                                   -----------------------------
                                                   Notary Public, State of Texas

[SEAL]



THE STATE OF MASSACHUSETTS   )
                             )
COUNTY OF SUFFOLK            )


    BEFORE ME, the undersigned authority, a Notary Public in and for the State of Massachusetts, on this day personally appeared Mark A. Albertson of AEW Advisors Inc., a Massachusetts corporation, general partner of CIIF Associates II Limited Partnership, a Delaware limited partnership, [known to me] or [proved to me through his Texas Drivers License or other document] to be the person and officer whose name is subscribed to the foregoing instrument, and acknowledged to me that he executed the same as a duly authorized officer of such corporation, for the purposes and consideration therein expressed, and in the capacity therein stated.

    GIVEN UNDER MY HAND AND SEAL OF OFFICE, this 19th day of June, 1998.


                                           /s/ GAIL M. TRAMONTOZZI
                                           -------------------------------------
                                           Notary Public, State of Massachusetts

Gail M. Tramontozzi, NOTARY PUBLIC
My Commission Expires Mar. 30, 2001


ADDENDUM TO STANDARD
INDUSTRIAL LEASE AGREEMENT - Page 3

                                   EXHIBIT D

                               List of Contracts

                              (Follows this page)

                               Service Contracts
                                2301 Crown Court
                                 Irving, Texas



Service                             Company                              Contract
-------                             -------                              --------

Landscaping                         Metro Lawn Care, Inc.                Handled directly by Tenant
Tax Consultant                      DeLoitte & Touche                    Handled directly by Tenant
Property Management                 The Industrial Group, Inc.           3% Management Fee on Gross Rentals

                                   EXHIBIT E

                         List of Environmental Reports

                              (Follows this page)



                                      NONE

                                    EXHIBIT F

                                  FORM OF DEED



THE STATE OF TEXAS          )
                            )               KNOW ALL PERSONS BY THESE PRESENTS:
COUNTY OF DALLAS            )


         THAT, CIIF ASSOCIATES II LIMITED PARTNERSHIP, a Delaware limited partnership (hereinafter referred to as "Grantor"), for and in consideration of the sum of Ten Dollars ($10.00) in hand paid to Grantor by ROYAL BODYCARE, Inc., a Nevada corporation (herein referred to as "Grantee," whether one or more), whose mailing address is 2301 Crown Court, Irving, Texas 75038, and other good and valuable consideration, the receipt and sufficiency of which consideration are hereby acknowledged, has GRANTED, SOLD and CONVEYED and by these presents does GRANT, SELL and CONVEY unto Grantee that certain tract of real property located in Dallas County, Texas, as more particularly described on Exhibit A attached hereto, incorporated herein and made a part hereof for all purposes, together with (a) all buildings and other improvements owned by Grantor affixed thereto or situated thereon and (b) all and singular any rights benefits, privileges, easements, interests, hereditaments and appurtenances of Grantor pertaining thereto, including any right, title and interest of Grantor, if any, (but without warranty whether statutory, express or implied) in and to: land lying under adjacent streets, alleys or rights-of-way and strips and gores between the aforesaid real property and abutting property, if any (said real property together with any and all of such related improvements, rights and appurtenances being herein collectively referred to as the "Property").

         TO HAVE AND TO HOLD the Property together with all and singular the rights and appurtenances thereto in any way belonging unto Grantee, and Grantee's heirs, executors, administrators, legal representatives, successors and assigns forever, subject to the matters herein stated; and Grantor does hereby bind itself and its successors and assigns to WARRANT AND FOREVER DEFEND all and singular the Property unto Grantee and Grantee's heirs, executors, administrators, legal representatives, successors and assigns, against every person whomsoever lawfully claiming or to claim the same or any part thereof by, through or under Grantor but not otherwise; provided that this conveyance and the warranty of Grantor herein contained are subject to all matters identified on Exhibit B attached hereto, incorporated herein and made a part hereof for all purposes.

         EXECUTED on the date of the acknowledgment hereinbelow, to be effective however as the _______ day of _______________, 2000.

                         GRANTOR:

                         CIIF ASSOCIATES II LIMITED PARTNERSHIP, a
                         Delaware limited partnership,

                         By: AEW Advisors, Inc., (formerly known as Copley Advisors, Inc.), a Massachusetts corporation, its managing general partner

                         By:
                                  ----------------------------------
                                  Name:
                                  Title:

                                    EXHIBIT G

                                  Bill Of Sale

         CIIF Associates II Limited Partnership, a Delaware limited partnership ("Seller"), for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, hereby grants, bargains, sells, transfers and delivers to Royal BodyCare, Inc., a Nevada corporation ("Buyer"), all of the fixtures, equipment and personal property owned by Seller and located on and used in connection with the real property described on Exhibit A (the "Real Property") attached hereto, including, if any, all blinds, window shades, screens, screen doors, storm windows and doors, awnings, shutters, furnaces, heaters, heating equipment, air conditioning units, existing leasehold improvements, stoves, ranges, oil and gas burners and fixtures appurtenant thereto, hot water heaters, plumbing and bathroom fixtures, electric and other lighting fixtures, trees, shrubs, plants, and air conditioning equipment and ventilators, (collectively, the "Personal Property"), but specifically excluding from the Personal Property (i) all property leased by Seller or owned by tenants or others, if any, and (ii) all names and/or trade names used in connection with the Real Property, to have and to hold the Personal Property unto Buyer, its successors and assigns, forever.

         Seller hereby represents and warrants to Buyer that Seller has the full right, power and authority to sell the Personal Property and to make and execute this Bill of Sale. Seller hereby agrees to warrant and defend the title to the Personal Property conveyed hereby to Buyer against the lawful claims and demands of all persons claiming by, through or under Seller. Except as set forth above and in the Purchase and Sale Agreement by and between Seller and Buyer dated as of _________________ (the "Purchase Agreement"), Seller grants, bargains, sells, transfers and delivers the Personal Property in its "AS IS" condition, WITH ALL FAULTS, IF ANY, and makes no representations or warranties, direct or indirect, oral or written, express or implied, as to title, encumbrances and liens, merchantability, condition or fitness for a particular purpose or any other warranty of any kind, all of which representations and warranties are expressly hereby disclaimed and denied.

         Buyer agrees that the liability of Seller under this Bill of Sale, the Purchase Agreement, and any other agreement, document, certificate or instrument delivered by Seller to Buyer, or under any law applicable to the Property or this transaction, shall be limited as provided in Section 9.2 of the Purchase Agreement.

         Capitalized terms used and not otherwise defined herein shall have the meanings given to such terms in the Purchase Agreement.

         Executed under seal this ____ day of __________, 2000.

SELLER:                             CIIF ASSOCIATES II LIMITED PARTNERSHIP,
                                    a Delaware limited partnership

                                    By: AEW Advisors, Inc. (formerly known as
                                        Copley Advisors, Inc.), a Massachusetts
                                        corporation, its general partner


                                        By:
                                            -------------------------------
                                            Name:
                                                 --------------------------
                                            Title:
                                                  -------------------------

                             Acknowledgment of Buyer

         The Buyer hereby accepts the Personal Property subject to all conditions and limitations stated above.

BUYER:                              ROYAL BODYCARE, INC., a Nevada corporation


                                    By:
                                        -------------------------------
                                        Name:
                                             --------------------------
                                        Title:
                                              -------------------------

                                    EXHIBIT H

                           LEASE TERMINATION AGREEMENT

         THIS LEASE TERMINATION AGREEMENT (this "Agreement") is made and entered into between CIIF Associates II Limited Partnership, a Delaware limited partnership ("Landlord"), and Royal BodyCare, Inc., formerly known as Globenet International, Inc., a Nevada corporation ("Tenant"), as of the _____ day of _____________, 2000.

                                    RECITALS

         1. Landlord and Tenant entered in that certain Lease dated June 19, 1998 in connection with premises (the "Premises") containing approximately 119,192 rentable square feet of space in the building commonly known and numbered as 2301 Crown Court, Irving, Texas, as more particularly described therein, as amended to date (as amended, the "Lease").

         2. Tenant is purchasing the Premises from Landlord simultaneously herewith and Landlord and Tenant desire to terminate the Lease.

         3. Capitalized terms used herein and not otherwise defined herein shall have the meaning set forth in the Lease.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Lease Termination. Landlord and Tenant hereby agree that effective as of the date hereof (the "Termination Date"), the Lease shall terminate, whereupon the term of the Lease shall cease and expire as if the Termination Date were the expiration date originally set forth in the Lease. Upon such termination, Tenant shall be released from all liability under the Lease arising from and after the Termination Date, including the obligation to pay rent; provided, however, that the foregoing provisions of this paragraph shall not limit Tenant's obligation to pay any base rent, any additional rent, or any other charges accruing prior to the Termination Date in accordance with the terms of the Lease.

2. Release. Tenant and its successors and assigns hereby release, acquit, satisfy and forever discharge Landlord and its employees, agents, officers, subsidiaries, affiliates, partners, trustees, beneficiaries, members, successors and assigns from any and all actions, causes of actions, claims, demands, rights, damages, losses, expenses, occurrences and liabilities, of any kind whatsoever, both known and unknown, arising out of any matter, happening or thing, from the beginning of time relating to the Lease, except with respect to those obligations of Landlord which survive the expiration of the Lease. Landlord and its successors and assigns hereby release, acquit, satisfy and forever discharge Tenant and its employees, agents, officers, subsidiaries, affiliates, partners, trustees, beneficiaries, members, successors and assigns from any and all actions, causes of actions, claims, demands, rights, damages, losses, expenses, occurrences and liabilities, of any kind whatsoever, both known and unknown, arising out of any matter, happening or thing, from the beginning of time relating to the Lease, except with respect to those obligations of Tenant which survive the expiration of the Lease.

3. Tenant's Representations and Warranties. Each of Landlord and Tenant hereby represents and warrants to the other that it has full authority to execute this Agreement without the joinder or consent of any other party and that such party has not assigned any of its rights, title or interest in or to the Lease to any other party. Landlord's and Tenant's representations and warranties contained in this paragraph shall survive the termination of the Lease.

4. Survival of Covenants; Miscellaneous. The covenants and agreements of Landlord and Tenant contained in this Agreement shall survive the termination of the Lease. This Agreement shall be binding upon and inure to the benefit of Tenant and Landlord and their respective heirs, executors, administrators, personal and legal representatives, successors and assigns. This Agreement embodies the entire agreement between the parties relative to the subject matter hereof, and there are no other oral or written agreements between the parties, nor any representations made by either party relative to the subject matter hereof, which are not expressly set forth herein. This Agreement may be amended only by a written instrument executed by the party or parties to be bound thereby.

5. Governing Law. This instrument shall be governed by the laws of the State of Texas.

6. Enforcement. If either party hereto brings any action to enforce the terms hereof or declare rights hereunder, the prevailing party in any such action, on trial or appeal, shall be entitled to payment of its reasonable attorneys' fees and costs by the non-prevailing party.

         EXECUTED AS A SEALED INSTRUMENT as of the date first set forth above.

LANDLORD:                           CIIF ASSOCIATES II LIMITED PARTNERSHIP,
                                    a Delaware limited partnership

                                    By: AEW Advisors, Inc. (formerly known as
                                        Copley Advisors, Inc.), a Massachusetts
                                        corporation, its general partner


                                        By:
                                            -------------------------------
                                            Name:
                                                 --------------------------
                                            Title:
                                                  -------------------------


TENANT:                             ROYAL BODYCARE, INC., a Nevada corporation

                                    By:
                                        -------------------------------
                                        Name:
                                             --------------------------
                                        Title:
                                              -------------------------

                                    EXHIBIT I

                      Assignment Of Warranties And Permits

DATE:             __________________________, 2000


ASSIGNOR: CIIF Associates II Limited Partnership, a Delaware limited partnership

ASSIGNEE: Royal BodyCare, Inc., a Nevada corporation

                                    RECITALS:

         A. Assignor presently owns the real property described in Exhibit "A" to this Assignment and the improvements and certain personal property located thereon (the "Property"). The Property is being conveyed to Assignee by Deed of even date from Assignor.

         B. WHEREAS, Assignor and Assignee have entered into that certain Purchase and Sale Agreement dated as of _________________ (the "Purchase Agreement"), wherein Assignor agreed to sell and Assignee agreed to buy the Property;

         C. Assignor desires to sell the Property to Assignee, and in connection therewith, Assignor desires to assign to Assignee and Assignee desires to acquire Assignor's interest, if any, in and to the following described rights, interests and property inuring to the benefit of Assignor and relating to the Property.

         FOR VALUABLE CONSIDERATION, the receipt and adequacy of which are hereby acknowledged, Assignor agrees as follows:

         1. Assignment. Assignor assigns, transfers, sets over, and conveys to Assignee, to the extent the same are assignable, all of Assignor's right, title, and interest, if any, in and to (i) any warranties and/or guaranties, express or implied, from contractors, builders, manufacturers, and/or suppliers inuring to the benefit of Assignor and relating to the Property, (ii) any licenses or permits relating to the Property.

         2. Binding Effect. This Assignment shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

         3. Construction; Definitions. This Assignment shall be construed according to Texas law. Capitalized terms used and not otherwise defined herein shall have the meanings given to such terms in the Purchase Agreement.

         4. Counterparts. This Assignment may be executed in counterparts, which taken together shall constitute one original instrument.

         5. Governing Law. This instrument shall be governed by the laws of the State of Texas.

         6. Non-Recourse. Assignee agrees that the liability of Assignor under this Assignment, the Purchase Agreement, and any other agreement, document, certificate or instrument delivered by Seller to Buyer, or under any law applicable to the Property or this transaction, shall be limited as provided in
Section 9.2 of the Purchase Agreement.

         DATED as of the day and year first above written.

ASSIGNOR:                           CIIF ASSOCIATES II LIMITED PARTNERSHIP,
                                    a Delaware limited partnership

                                    By: AEW Advisors, Inc. (formerly known as
                                        Copley Advisors, Inc.), a Massachusetts
                                        corporation, its general partner


                                        By:
                                            -------------------------------
                                            Name:
                                                 --------------------------
                                            Title:
                                                  -------------------------


ASSIGNEE:                           ROYAL BODYCARE, INC., a Nevada corporation

                                    By:
                                        -------------------------------
                                        Name:
                                             --------------------------
                                        Title:
                                              -------------------------

                                    EXHIBIT J

                     Assignment And Assumption Of Contracts

DATE:     ________________________, 2000

ASSIGNOR: CIIF Associates II Limited Partnership, a Delaware limited partnership

ASSIGNEE: Royal BodyCare, Inc., a Nevada corporation


                                    RECITALS:

         WHEREAS, Assignor and Assignee have entered into that certain Purchase and Sale Agreement dated as of __________________ (the "Purchase Agreement"), wherein Assignor agreed to sell and Assignee agreed to buy that certain real property described on Exhibit "A" attached hereto and the improvements located thereon (the "Property");

         WHEREAS, pursuant to the Purchase Agreement, Assignor is conveying the Property to Assignee by Deed of even date;

         WHEREAS, Assignee desires to assume and Assignor desires to assign to Assignee all of Assignor's right, title and interest in and to all of the contracts and agreements, and all modifications and amendments thereof, which concern or relate to the use, operation, alteration or renovation of the Property set forth on Exhibit "B" attached hereto (collectively, the "Contracts").

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee agree as follows:

         1. Assignment. Assignor conveys and assigns to Assignee all of Assignor's right, title and interest in and to the Contracts and claims and causes of action now existing under the same as of the date of conveyance of the Property by Assignor to Assignee (the "Conveyance Date"), subject to the covenants, conditions and provisions mentioned in such Contracts.

         2. Assumption. Assignee assumes and agrees to be bound by all of Assignor's liabilities and obligations pursuant to the Contracts, if any, and agrees to perform and observe all of the covenants and conditions contained in the Contracts, arising or accruing from and after the Conveyance Date.

         3. Indemnification. Assignee further covenants and agrees to indemnify and hold harmless Assignor for, from and against any actions, suits, proceedings or claims, and all costs and expenses, including, without limitation, reasonable attorneys' fees, incurred in connection therewith, based upon or arising out of any breach or alleged breach of any of the Contracts or out of any other facts connected with the Contracts, occurring or alleged to have occurred from and after the Conveyance Date. Assignor covenants and agrees to indemnify and hold harmless Assignee for, from and against any actions, suits, proceedings or claims, and all costs and expenses, including, without limitation, reasonable attorneys' fees, incurred in connection therewith, based upon or arising out of any breach or alleged breach of any of the Contracts or out of any other facts connected with the Contracts, occurring or alleged to have occurred before the Conveyance Date.

         4. Binding Effect. This Assignment shall inure to the benefit of and shall be binding upon the parties hereto and their respective successors and assigns.

         5. Construction; Definitions. This Assignment shall be construed according to Texas law. Capitalized terms used and not otherwise defined herein shall have the meanings given to such terms in the Purchase Agreement.

         6. Counterparts. This Assignment may be executed in counterparts, which taken together shall constitute one original instrument.

         7. Governing Law. This instrument shall be governed by the laws of the State of Texas.

         8. Non-Recourse. Assignee agrees that the liability of Assignor under this Assignment, the Purchase Agreement, and any other agreement, document, certificate or instrument executed in connection with the transaction contemplated herein, or under any law applicable to the Property or this transaction, shall be limited as provided in Section 9.2 of the Purchase Agreement.

         DATED as of the day and year first above written.

ASSIGNOR:                           CIIF ASSOCIATES II LIMITED PARTNERSHIP,
                                    a Delaware limited partnership

                                    By: AEW Advisors, Inc. (formerly known as
                                        Copley Advisors, Inc.), a Massachusetts
                                        corporation, its general partner


                                        By:
                                            -------------------------------
                                            Name:
                                                 --------------------------
                                            Title:
                                                  -------------------------


ASSIGNEE:                           ROYAL BODYCARE, INC., a Nevada corporation

                                    By:
                                        -------------------------------
                                        Name:
                                             --------------------------
                                        Title:
                                              -------------------------

                                    EXHIBIT K

                              NON-FOREIGN AFFIDAVIT

         Section 1445 of the Internal Revenue Code provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. To inform the transferee, Royal BodyCare, Inc., that withholding of tax is not required upon the disposition of a U.S. real property interest by CIIF Associates II Limited Partnership, a Delaware limited partnership ("Seller"), the undersigned hereby certifies the following:

         1. Seller is not a foreign person, foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations);

         2. Seller's U.S. taxpayer identification number is [___________]; and

         3. Seller's address is c/o AEW Capital Management, L.P., 225 Franklin Street, Boston, Massachusetts 02110.

         The undersigned understands that this certification may be disclosed to the Internal Revenue Service by the transferee and that any false statement contained herein could be punished by fine, imprisonment, or both. Under penalties of perjury, the undersigned declares that it has examined this certification and to the best of its knowledge and belief it is true, correct, and complete, and further declares that it has authority to sign this document.

Date: As of _____________, 2000

                                    CIIF ASSOCIATES II LIMITED PARTNERSHIP,
                                    a Delaware limited partnership

                                    By: AEW Advisors, Inc. (formerly known as
                                        Copley Advisors, Inc.), a Massachusetts
                                        corporation, its general partner


                                        By:
                                            -------------------------------
                                            Name:
                                                 --------------------------
                                            Title:
                                                  -------------------------

                                    EXHIBIT L

                               Title Requirements

         (a) The exception relating to restrictions against the Real Property shall be deleted unless restrictive covenants are included in the matters approved by Buyer hereunder;

         (b) The exception relating to discrepancies, conflicts or shortages in area or boundary lines, or any encroachments or protrusions or any overlapping of improvements shall be modified to delete such exception, except as to "shortages in area".

         (c) The exception relating to ad valorem taxes shall except only standby fees, taxes and assessments by any taxing authority for the current and subsequent years and subsequent taxes and assessments by any taxing authority for prior years due to change in land usage or ownership; and

         (d) There shall be no exception for "easements or rights which a survey might show" or "lack of a right of access to and from the land" or similar matters.

         (e) There shall be no exception for "rights of parties in possession", but rather only an exception for "rights of tenants, as tenants only, under written but unrecorded leases".

                     CIIF ASSOCIATES II LIMITED PARTNERSHIP
                        C/O AEW Capital Management, L.P.
                            World Trade Center East
                                Two Seaport Lane
                                Boston, MA 02210


                                                              September 19, 2000

BY FACSIMILE

Royal BodyCare, Inc.
2301 Crown Court
Irving, Texas 75038

     Re: Purchase and Sale Agreement dated as of August 21, 2000 by and between CIIF Associates II Limited Partnership ("Seller") and Royal BodyCare, Inc. ("Buyer") for premises located at 2301 Crown Court, Irving, Texas, as more particularly described therein (the "Purchase and Sale Agreement")

Ladies and Gentlemen:

     This letter shall serve as an amendment to the above Purchase and Sale Agreement. All capitalized terms used but not defined herein shall have the meanings given to them in the Purchase and Sale Agreement.

     The parties hereby agree as follows:

     1. Every instance of the date "October 20, 2000" in Section 4.7 of the Purchase and Sale Agreement (Financing Contingency) is hereby deleted, and the date "October 27, 2000" is inserted in place thereof.

     2. Every instance of the date "September 19, 2000" in Section 16.13 of the Purchase and Sale Agreement (Deferred Maintenance; Price Adjustment) is hereby deleted, and the date "September 26, 2000" is inserted in place thereof. Every instance of the date "September 20, 2000" in Section 16.13 of the Purchase and Sale Agreement is hereby deleted, and the date "September 27, 2000" is inserted in place thereof.

     Except as expressly modified hereby, the Purchase and Sale Agreement shall remain unmodified and in full force and effect. This letter amendment may be executed in multiple counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. Telecopied signatures may be used in place of original signatures on this letter amendment. Seller and Buyer intend to be bound by the signatures on the telecopied document, are aware that the other party will rely on the telecopied signatures and

Royal BodyCare, Inc.
September 27, 2000
Page 2

         Kindly acknowledge your agreement to the provisions of this letter amendment by executing the same where indicated below and returning it to the undersigned by facsimile.

                                 Very truly yours,

                                 CIIF ASSOCIATES II LIMITED PARTNERSHIP

                                 By: AEW Advisors, Inc. (formerly known as
                                     Copley Advisors, Inc.), its general partner


                                     By: /s/ [ILLEGIBLE]
                                         ---------------------------------------
                                         Name: [ILLEGIBLE]
                                         Its: Vice President


ACCEPTED AND AGREED:

ROYAL BODYCARE, INC.


By: /s/ STEVEN E. BROWN
    ----------------------------
    Name: Steven E. Brown
    Its: Vice President, Finance

                     CIIF ASSOCIATES II LIMITED PARTNERSHIP
                        c/o AEW Capital Management, L.P.
                             World Trade Center East
                                Two Seaport Lane
                                Boston, MA 02210


                                                              November 6, 2000

BY FACSIMILE


Royal BodyCare, Inc.
2301 Crown Court
Irving, Texas 75038

         Re: Purchase and Sale Agreement dated as of August 21, 2000, as modified by letter amendment dated October 4, 2000, by and between CIIF Associates II Limited Partnership ("Seller") and Royal BodyCare, Inc. ("Buyer"), for premises located at 2301 Crown Court, Irving, Texas, as more particularly described therein (collectively, the "Purchase and Sale Agreement")

Ladies and Gentlemen:

         This letter shall serve as an amendment to the above Purchase and Sale Agreement. All capitalized terms used but not defined herein shall have the meanings given to them in the Purchase and Sale Agreement.

         The parties hereby agree as follows:

         1. Seller is endeavoring to have a geotechnical engineering study conducted at the Property pursuant to, and subject to the limitations set forth in, the letter amendment between Buyer and Seller dated October 4, 2000 (the "October 4 Letter Agreement").

         2. Pursuant to the October 4 Letter Agreement, every instance of the date "October 20, 2000" in Section 4.7 of the Purchase and Sale Agreement (Financing Contingency) was extended to December 6, 2000. Such date is hereby further extended to December 13, 2000.

         3. Pursuant to the October 4 Letter Agreement, every instance of the date "September 19, 2000" in Section 16.13 of the Purchase and Sale Agreement (Deferred Maintenance; Price Adjustment) was extended to November 6, 2000. Such date is hereby further extended to November 13, 2000. Pursuant to the October 4 Letter Agreement, every instance of the date "September 20, 2000" in Section 16.13 of the Purchase and Sale Agreement was extended to November 7, 2000. Such date is hereby further extended to November 14, 2000.

Royal BodyCare, Inc.
November 6, 2000
Page 2


         4. Pursuant to the October 4 Letter Agreement, every instance of the date "November 20, 2000" in Section 6.1 of the Purchase and Sale Agreement (Time of Closing) was extended to the date which is "the earlier of (i) January 4, 2001 or (ii) thirty
                  (30) days following issuance of the financing commitment referenced in Section 4.7" of the Purchase and Sale Agreement. Such date is hereby further extended to "the earlier of (i) January 11, 2001 or (ii) thirty (30) days following issuance of the financing commitment referenced in Section 4.7" of the Purchase and Sale Agreement. Buyer shall promptly notify Seller following the issuance of such commitment.

         Except as expressly modified hereby, the Purchase and Sale Agreement, including the October 4 Letter Agreement, shall remain unmodified and in full force and effect. This letter amendment may be executed in multiple counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. Telecopied signatures may be used in place of original signatures on this letter amendment. Seller and Buyer intend to be bound by the signatures on the telecopied document, are aware that the other party will rely on the telecopied signatures and hereby wave any defense to the enforcement of the terms of this letter amendment based upon the form of signature.

         Kindly acknowledge your agreement to the provisions of this letter amendment by executing the same where indicated below and returning it to the undersigned by facsimile.

                                     Very truly yours,

                                     CIIF ASSOCIATES II LIMITED PARTNERSHIP

                                     By: AEW Advisors, Inc. (formerly known as
                                         Copley Advisors, Inc.),
                                         its general partner


                                         By: /s/ J. CHRISTOPHER MEYER
                                            -----------------------------------
                                             Name:J. Christopher Meyer
                                             Its: Vice President

ACCEPTED AND AGREED:

ROYAL BODYCARE, INC.


By:
   -------------------------------
   Name:
   Its: